Exhibit 4.7
EXECUTION VERSION
CLEARWIRE COMMUNICATIONS LLC
and
CLEARWIRE FINANCE, INC.,
as Issuers,
SUBSIDIARY GUARANTORS NAMED HEREIN,
as Subsidiary Guarantors,
and
WILMINGTON TRUST FSB,
as Second-Priority Trustee and Second-Priority Collateral Agent
Second-Priority Indenture
Dated as of December 9, 2010

12% Second-Priority Secured Notes due 2017

Clearwire Communications, LLC
and
Clearwire Finance, Inc.*
Reconciliation and tie between Trust Indenture Act
of 1939 and Second-Priority Indenture, dated as of December 9, 2010
Trust Second-Priority Indenture

Act Section		Second-Priority Indenture Section
§ 310	(a)(1)	608
	(a)(2)	608
	(a)(5)	608
	(b)	609
§ 312	(a)	701
	(b)	702
	(c)	702
§ 313	(a)	703
	(b)(1)	102, 1402
	(b)(2)	102, 1402
	(c)(1)	102, 703
	(c)(2)	102, 703
§ 314	(a)	N/A
	(a)(4)	N/A
	(b)	N/A
	(c)(1)	N/A
	(c)(2)	N/A
	(c)(3)	N/A
	(d)	N/A
	(e)	N/A
	(f)	N/A
§ 315	(a)	601
	(b)	602
	(c)	601
	(d)	601
	(e)	601, 603
§ 316	(a)(last sentence)	101 (“Outstanding”)
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(b)	508
	(c)	104(d)
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	111

*	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Second-Priority Indenture.

TABLE OF CONTENTS1

[1]	This table of contents shall not, for any purpose, be deemed to be a part of this Second-Priority Indenture.

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Page
SECTION 1714. Trustee To Effectuate Subordination	130
SECTION 1715. Trustee Not Fiduciary for Holders of Designated First Lien Indebtedness of Subsidiary Guarantors	130
SECTION 1716. Reliance by Holders of Designated First Lien Indebtedness of a Subsidiary Guarantor on Subordination Provisions	130

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EXHIBITS
EXHIBIT A — Form of Second-Priority Note
EXHIBIT B — Form of Certificate of Transfer
EXHIBIT C — Form of Certificate of Exchange
EXHIBIT D — Form of Supplemental Second-Priority Indenture
EXHIBIT E — Form of Incumbency Certificate

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          INDENTURE, dated as of December 9, 2010 (this “Second-Priority Indenture”), among CLEARWIRE COMMUNICATIONS LLC, a Delaware limited liability company (the “Company”) having its principal executive offices at 4400 Carillon Point, Kirkland, Washington 98033, the direct subsidiary of the Company, CLEARWIRE FINANCE, INC., a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”) having its principal executive offices at 4400 Carillon Point, Kirkland, Washington 98033, certain of the Company’s direct and indirect Domestic Subsidiaries, each named in the signature pages hereto (each, a “Subsidiary Guarantor”), and WILMINGTON TRUST FSB, a federal savings bank, as trustee (in such capacity, the “Second-Priority Trustee”) and as collateral agent (in such capacity, the “Second-Priority Collateral Agent”).
RECITALS OF THE ISSUERS
          The Issuers have duly authorized the creation of an issue of 12% Second-Priority Secured Notes due 2017 issued on the date hereof (the “Second-Priority Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuers have duly authorized the execution and delivery of this Second-Priority Indenture. As used herein, “Second-Priority Notes” shall include any Additional Second-Priority Notes that are issued pursuant to this Second-Priority Indenture unless the context otherwise requires.
          Each Subsidiary Guarantor has duly authorized its Guarantee of the Second-Priority Notes and to provide therefor each Subsidiary Guarantor has duly authorized the execution and delivery of this Second-Priority Indenture.
          All things necessary have been done to make the Second-Priority Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid and legally binding obligations of the Issuers and to make this Second-Priority Indenture a valid and legally binding agreement of the Issuers, in accordance with their and its terms.
          All things necessary have been done to make the Guarantees, upon execution and delivery of this Second-Priority Indenture, the valid obligations of each Subsidiary Guarantor and to make this Second-Priority Indenture a valid and legally binding agreement of each Subsidiary Guarantor, in accordance with their and its terms.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Second-Priority Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     SECTION 101. Definitions.
          For all purposes of this Second-Priority Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;
     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined); and

     (d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Second-Priority Indenture as a whole and not to any particular Article, Section or other subdivision.
          “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Second-Priority Notes sold in reliance on Rule 144A.
          “Acquired Indebtedness” means, with respect to any specified Person,
     (1) Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness or Disqualified Stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          “Act”, when used with respect to any Holder, has the meaning specified in Section 104 of this Second-Priority Indenture.
          “Additional Second-Priority Notes” has the meaning set forth in Section 314.
          “Adjusted Net Assets” has the meaning specified in Section 1206 of this Second-Priority Indenture.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          “Affiliate Transaction” has the meaning specified in Section 1013 of this Second-Priority Indenture.
          “After-Acquired Property” means any property of the Issuers or any Subsidiary Guarantor acquired after the Issue Date that is of a type that would constitute Collateral under this Second-Priority Indenture and the Second-Priority Security Documents.
          “Agent” means any Second-Priority Note Registrar, co-registrar, Paying Agent or additional paying agent.
          “Applicable Authorized Representative” means the collateral agent and/or trustee representing the series of First-Priority Obligations with the greatest outstanding aggregate principal amount.
          “Applicable Premium” means, with respect to any Second-Priority Note on any Redemption Date, the greater of:
     (1) 1.0% of the principal amount of the Second-Priority Note; or
     (2) the excess of:
     (a) the present value at such redemption date of (i) the redemption price of the Second-Priority Note at December 1, 2014 (such redemption price being set forth in the table appearing in Section 1101), plus (ii) all required interest payments due on the Second-Priority Note through December 1, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
     (b) the principal amount of the Second-Priority Note, if greater.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “Asset Sale” means
     (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of the Issuers, a Subsidiary Guarantor or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or
     (2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), whether in a single transaction or a series of related transactions (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 1011), in each case, other than:
     (a) a disposition of Cash Equivalents or obsolete, damaged or worn out equipment or the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Issuers and its Restricted Subsidiaries;
     (b) the disposition of all or substantially all of the assets of the Issuers in a manner permitted pursuant to Article Eight or any disposition that constitutes a Change of Control pursuant to this Second-Priority Indenture;
     (c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 1010 or the granting of a Lien permitted by Section 1012;
     (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;
     (e) a transfer of Capital Stock between or among Spectrum Entities or a transfer of assets among Spectrum Entities and any disposition of property or assets or issuance of securities (other than Spectrum Assets) by a Restricted Subsidiary to the Issuers or by the Issuers or a Restricted Subsidiary to another Restricted Subsidiary;
     (f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
     (g) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
     (h) the expiration or termination of Spectrum Leases in the ordinary course of business;
     (i) licenses or sub-licenses of intellectual property in the ordinary course of business (other than exclusive licenses or sub-licenses or assignments of intellectual property that preclude the Issuers and the Restricted Subsidiaries from using such intellectual property for a period of time beyond December 1, 2017 or otherwise have a material adverse effect on the value of the Collateral or the ability of the Second-Priority Collateral Agent or the lenders to realize the benefits of, and intended to be afforded by, the Collateral);
     (j) solely with respect to clauses (a)(1) and (2) and (b)(1) and (2) of Section 1018, foreclosures on assets, involuntary asset transfers or transfers by reason of eminent domain;
     (k) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;
     (l) any financing transaction with respect to property built or acquired by the Issuers or any Restricted Subsidiary after the Issue Date, including, without limitation, sale leasebacks and asset securitizations permitted by this Second-Priority Indenture;
     (m) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, including in connection with any merger or consolidation;
     (n) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings; and
     (o) the disposition of Idilis Srl and accessNET International S.R.L.; Clearwire Poland Holdings S.a.r.l; Clearwire Poland Sp. Zoo; and Clearwire Ireland Limited.
          “Asset Sale Offer” has the meaning specified in Section 1018 of this Second-Priority Indenture.
          “Authenticating Agent” has the meaning specified in Section 612 of this Second-Priority Indenture.
          “Bankruptcy Code” means Title 11 of the United States Code of 1978, as amended.
          “Bankruptcy Law” means the Bankruptcy Code or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, successor to or change in any such law.
          “Blockage Notice” has the meaning specified in Section 1603 of this Second-Priority Indenture.
          “Board of Directors” means:
     (1) with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (3) with respect to a limit liability company, the Board of Directors of the managing member; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and, if required by this Second-Priority Indenture, delivered to the Second-Priority Trustee.

          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.
          “Capital Stock” means
     (1) in the case of a corporation, corporate stock,
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
          “Cash Equivalents” means
     (1) U.S. dollars and any other foreign currency held by it in the ordinary course of business;
     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than five years from the date of acquisition;
     (3) securities issued by U.S. government-sponsored entities (“GSE”) and federally related institutions, maturing and not more than five years from the date of acquisition;
     (4) repurchase agreements with primary dealers of eligible banks and
     (a) with a maturity of not more than one year from the date of acquisition; and
     (b) supported by underlying collateral that is U.S. Treasury of U.S. government-sponsored entities;
     (5) certificates of deposit, time deposits, Eurodollar time deposits, and bankers’ acceptances
     (a) with a rated bank that has received a short-term rating from a nationally recognized statistical rating organization (“NRSRO”) in the highest short-term rating category for debt obligations (within which there may be subcategories or gradations indicating relative standing). Long-term ratings may be used if short-term ratings are not available; and
     (b) with a maturity of not more than five years from the date of acquisition;
     (6) securities issued or fully guaranteed or insured by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof and
     (a) such security is a rated security that has received a short-term rating from a NRSRO in the two highest short-term rating categories for debt obligations (within which there may be subcategories or gradations indicating relative standing). Long term ratings may be used if short term ratings are not available; and
     (b) such security has a maturity of not more than five years from the date of acquisition;
     (7) money market funds assets of which are consistent with the quality standards of Cash Equivalents described herein;
     (8) commercial paper and corporate obligations of corporations and
     (a) such security is a rated security that has received a short-term rating from a NRSRO in the highest short-term rating category for debt obligations (within which there may be sub-categories or gradations indicating relative standing); and
     (b) have a stated final maturity of not more than five years from the date of acquisition; and
     (9) asset-backed securities that
     (a) are rated securities that have received a rating from two NRSRO’s in the highest short-term rating category for debt obligations (within which there may be sub-categories or gradations indicating relative standing); and
     (b) have a stated final maturity of not more than five years from the date of acquisition.
          “Change of Control” means the occurrence of any of the following:
     (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuers and their Subsidiaries, taken as a whole, to any Person other than any of the Permitted Holders (excluding a swap of Spectrum Assets and related assets to the extent permitted by Section 1018); or
     (2) the Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parents.
          “Change of Control Offer” has the meaning specified in Section 1017 of this Second-Priority Indenture.
          “Change of Control Payment” has the meaning specified in Section 1017 of this Second-Priority Indenture.
          “Change of Control Payment Date” has the meaning specified in Section 1017 of this Second-Priority Indenture.
          “Clearstream” means Clearstream Banking, Société Anonyme, and its successors.

          “Clearwire International” means Clearwire International, LLC, a Washington limited liability company.
          “Collateral” means all the assets and properties subject to the Liens created by the Second-Priority Security Documents.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Second-Priority Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Common Stock” means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the date of this Second-Priority Indenture, and includes, without limitation, all series and classes of such common stock.
          “Company” means the Person named as the “Company” in the first paragraph of this Second-Priority Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Second-Priority Indenture, and thereafter “Company” shall mean such successor Person.
          “consolidated” or “Consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.
          “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
          “Consolidated First-Priority Secured Debt Ratio” means, as of any date of determination, the ratio of (1) the sum of the aggregate principal amount of First-Priority Obligations plus the aggregate amount outstanding under any Receivables Facility to (2) the Company’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Leverage Ratio.
          “Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
     (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations, and excluding amortization of deferred financing fees and any expensing of bridge or other financing fees), and
     (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less
     (c) interest income for such period.

          “Consolidated Leverage Ratio” means, with respect to any Person for any period, the ratio of:
     (1) the Indebtedness of such Person and its Restricted Subsidiaries at the time of determination (the “Calculation Date”), on a consolidated basis, to
     (2) the EBITDA of such Person for the four most recent full fiscal quarters ending immediately prior to the date for which internal financial statements are available.
     (i) If the Company or any Restricted Subsidiary:
     (a) has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is or includes an incurrence of Indebtedness, Indebtedness and EBITDA for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal-quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or
     (b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness incurred under any revolving facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness and EBITDA for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period.
     (ii) If since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Sale (without giving effect to the $5.0 million threshold in clause (d) of the definition thereof) or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio includes such a transaction the EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale, disposition or discontinuation for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period.
     (iii) If since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, EBITDA for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period.

     (iv) If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (i), (ii) or (iii) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Indebtedness for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.
          For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be (x) made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investments acquisition, disposition, merger or consolidation or disposition which is being given pro forma effect that have been or are expected to be realized within twelve (12) months after the date of such Investment, acquisition, disposition, merger, consolidation or disposed operation as the result of specified actions taken or to be taken within six (6) months after such date) and, except as otherwise provided herein or (y) determined in accordance with Regulation S-X. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate.
          “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that
     (1) any net after-tax extraordinary, non-recurring or unusual gains or losses, costs, charges or expenses (less all fees and expenses relating thereto) shall be excluded (including, without limitation, severance, relocation, transition and other restructuring costs),
     (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,
     (3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,
     (4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Company, shall be excluded,
     (5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (without duplication for purposes of Section 1010 of any amounts included in clause (a)(C)(4)(A) of such Section 1010),
     (6) solely for the purpose of determining the amount available for Restricted Payments under Section 1010 (a)(C)(1), the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuers or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,
     (7) the effects of adjustments resulting from the application of purchase accounting in relation to any acquisition, net of taxes, shall be excluded,
     (8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,
     (9) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded,
     (10) the amount of any expense will be excluded to the extent a corresponding amount is received in cash by the Issuers and the Restricted Subsidiaries from a Person other than the Issuers or any Restricted Subsidiaries under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods); and
     (11) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded.
          Notwithstanding the foregoing, for the purpose of Section 1010 only (other than clause (a)(C)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuers and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuers and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuers or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 1010(a)(C)(4).
          “Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) the sum of the aggregate principal amount of First-Priority Obligations, the Second-Priority Notes, Permitted Additional Junior Lien Obligations plus the aggregate amount outstanding under any Receivables Facility to (2) the Company’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Leverage Ratio.”
          “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
     (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

     (b) to advance or supply funds
     (1) for the purchase or payment of any such primary obligation or
     (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
     (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
          “Corporate Trust Office” means the principal corporate trust office of the Second-Priority Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Second-Priority Indenture is located at Wilmington Trust FSB, Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402-1544, Attention: Clearwire Communications LLC Administrator, except that with respect to presentation of the Second-Priority Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Second-Priority Trustee at which, at any particular time, its corporate agency business shall be conducted.
          “Covenant Defeasance” has the meaning specified in Section 1303 of this Second-Priority Indenture.
          “Covenant Suspension Event” means, during any period of time following the issuance of the Second-Priority Notes, that (a) the Second-Priority Notes have Investment Grade Ratings from both Ratings Agencies and (b) no Default has occurred and is continuing under this Second-Priority Indenture.
          “Custodian” means the Second-Priority Trustee, as custodian with respect to the Second-Priority Notes in global form, or any successor entity thereto.
          “December 2009 Indenture” means the indenture pursuant to which the December 2009 Notes were issued.
          “December 2009 Notes” means the $920.0 million aggregate principal amount of 12% senior secured notes due 2015 of the Issuers issued pursuant to the December 2009 Indenture.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
          “Defaulted Interest” has the meaning specified in Section 307 of this Second-Priority Indenture.
          “Definitive Second-Priority Note” means a certificated Second-Priority Note registered in the name of the Holder thereof and issued in accordance with Section 312 hereof, substantially in the form of Exhibit A hereto except that such Second-Priority Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means The Depository Trust Company (“DTC”), its nominees and their respective successors.
          “Designated First Lien Indebtedness” means any Obligations outstanding under the First-Priority Indenture or the December 2009 Indenture.
          “Designated Noncash Consideration” means the fair market value of noncash consideration received by the Issuers or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated

Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.
          “Designated Preferred Stock” means preferred stock of the Issuers or any direct or indirect parent thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 1010(a)(C)(2).
          “Discharge of First-Priority Obligations” means, subject to any reinstatement of First-Priority Obligations in accordance with the Intercreditor Agreement, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective document or instrument governing such First-Priority Obligations, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness under the documents and instruments governing such First-Priority Obligations and termination of all commitments to lend or otherwise extend credit under the documents and instruments governing such First-Priority Obligations and (b) payment in full in cash of all other First-Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Second-Priority Notes or the date the Second-Priority Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
          “Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.
          “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):
     (a) provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus
     (b) Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus
     (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus
     (d) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Second-Priority Indenture (whether or not successful), including such fees, expenses or charges related to the offering of the Second-Priority Notes, and deducted in computing Consolidated Net Income, plus
     (e) the amount of any restructuring charges deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, plus

     (f) any other non-cash charges, expenses or losses reducing Consolidated Net Income for such period (including any impairment charges or the impact of purchase accounting), excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus
     (g) the amount of any minority interest expense or non-controlling interest in income of consolidated subsidiaries deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus
     (h) any net gain or loss resulting from Hedging Obligations (including pursuant to the application of SFAS No. 133), plus
     (i) expenses related to the implementation of enterprise resource planning system, less
     (j) non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.
          It is understood that if the EBITDA for any fiscal quarter is less than zero, then such EBITDA shall be deemed to be equal to zero.
          “EMU” means economic and monetary union as contemplated in the Treaty on European Union.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
          “Equity Offering” means any public or private sale of common or preferred equity of the Company or any of its direct or indirect parents (excluding Disqualified Stock of the Company), other than (a) public offerings with respect to the Company’s or any direct or indirect parent’s common stock registered on Form S-8; and (b) any sales to the Company or any of its Subsidiaries.
          “euro” means the single currency of participating member states of the EMU.
          “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
          “Event of Default” has the meaning specified in Section 501 of this Second-Priority Indenture.
          “Excess Proceeds” has the meaning specified in Section 1018 of this Second-Priority Indenture.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Exchangeable Notes” means the $650 million aggregate principal amount of 8.25% exchangeable notes due 2040 issued on December 8, 2010.
          “Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company and its Restricted Subsidiaries from
     (a) contributions to its common equity capital, and
     (b) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,
in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are (i) excluded from the calculation set forth in Section 1010(a)(4)(C) and (ii) not used as the basis for incurring Indebtedness pursuant to Section 1011(b)(14).
          “Existing Indebtedness” means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus accrued interest thereon including the $26.8 million of First-Priority Notes not deemed to have been incurred under Section1011(b)(14)(y) and the Exchangeable Notes, but excluding the December 2009 Notes and the First-Priority Notes deemed to have been incurred under Section1011(b)(14)(y).
          “Existing Secured Notes” means the $2,772,494,000 aggregate principal amount of 12% senior secured notes due 2015 of the Issuers issued pursuant to the First-Priority Indenture or the December 2009 Indenture.
          “FCC” means the Federal Communications Commission and any successor thereto.
          “FCC License” means any paging, mobile telephone, specialized mobile radio, microwave or personal communications services and any other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including any of the foregoing authorizing or permitting the acquisition, construction or operation of any Wireless Communications System.
          “FCC License Rights” means any right, title or interest in, to or under any FCC License, whether directly or indirectly held, including, without limitation, any rights owned, granted, approved or issued directly or indirectly by the FCC or held, leased, licensed or otherwise acquired from or through any party (including without limitation any rights under Spectrum Leases).
          “Federal Grant Program” means the U.S. Federal Government’s Broadband Technology Opportunity Program, or any successor program.
          “Finance Co” means the Person named as the “Finance Co” in the first paragraph of this Second-Priority Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Second-Priority Indenture, and thereafter “Finance Co” shall mean such successor Person.
          “First-Priority Collateral Agent” means Wilmington Trust FSB, in its capacity as “Collateral Agent” under the First-Priority Indenture and under the First-Priority Security Documents, and any successor thereto in such capacity.
          “First-Priority Indenture” means the indenture dated November 24, 2009 pursuant to which the First-Priority Notes and other Obligations were issued.
          “First-Priority Notes” means the $175.0 million aggregate principal amount of 12% senior secured notes due 2015 of the Issuers issued on the Issue Date.
          “First-Priority Obligations” means (i) all Obligations under the First-Priority Indenture and the December 2009 Indenture, (ii) all Obligations under the Existing Secured Notes and the First-Priority Notes and (iii) all Obligations under any other Indebtedness that is incurred in compliance with the First-Priority Indenture, the December 2009 Indenture and the Second-Priority Indenture which is secured by a Lien on the Collateral that has Pari Passu Lien Priority with respect to the Lien securing the Obligations under the First-Priority Indenture and the December 2009 Indenture, the Existing Secured Notes and the First-Priority Notes. “First-Priority Obligations” shall in any event include (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant document or instrument governing such First-Priority Obligations, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Applicable Authorized Representative and the holders of such First-Priority Obligations on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section

502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of the Company and each Guarantor under each document or instrument governing First-Priority Obligations to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable.
          “First-Priority Security Documents” means the security agreements, pledge agreements, deeds to secure debt, collateral assignments and related agreements (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the First-Priority Indenture and the December 2009 Indenture.
          “Foreign Subsidiary” means, with respect to any Person, (1) any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Restricted Subsidiary of such Restricted Subsidiary and (2) Clearwire International.
          “Funding Subsidiary Guarantor” has the meaning specified in Section 1206 of this Second-Priority Indenture.
          “GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Issuers may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Second-Priority Indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Second-Priority Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuers shall give notice of any such election made in accordance with this definition to the Second-Priority Trustee and the Holders of Second-Priority Notes.
          “Global Note Legend” means the legend set forth in Section 203 hereof, which is required to be placed on all Global Notes issued under this Second-Priority Indenture.
          “Global Notes” means the Second-Priority Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 201 or 312(b)(3) hereof.
          “Government Securities” means securities that are:
     (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
     (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
          “Guarantee” means the guarantee by any Subsidiary Guarantor of the Issuers’ obligations under this Second-Priority Indenture.
          “Guarantee Blockage Notice” has the meaning specified in Section 1703 of this Second-Priority Indenture.
          “Guarantee Payment Blockage Period” has the meaning specified in Section 1703 of this Second-Priority Indenture.
          “Hedging Obligations” means, with respect to any Person, the obligations of such Person under
     (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
     (b) other agreements or arrangements designed to manage, hedge or protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
          “Holder” means a registered holder of Second-Priority Notes.
          “incur” has the meaning specified in Section 1011 of this Second-Priority Indenture.
          “incurrence” has the meaning specified in Section 1011 of this Second-Priority Indenture.
          “Indebtedness” means, with respect to any Person,
     (a) any indebtedness (including principal and premium) of such Person, whether or not contingent
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof);
     (3) representing the deferred and unpaid balance of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business; or
     (4) representing any interest rate Hedging Obligations,
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
     (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

     (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (other than a Lien on Capital Stock of an Unrestricted Subsidiary), whether or not such Indebtedness is assumed by such Person;
provided, however, that (x) Contingent Obligations incurred in the ordinary course of business, (y) Spectrum Leases or any guarantee of obligations under Spectrum Leases or FCC License Rights and (z) obligations under or in respect of Receivables Facilities shall be deemed not to constitute Indebtedness.
          “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuers, qualified to perform the task for which it has been engaged.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Lien” has the meaning specified in Section 1012 of this Second-Priority Indenture.
          “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Law with respect to either Issuer or any Subsidiary Guarantor, (b)any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to either Issuer or any Subsidiary Guarantor or with respect to a material portion of its respective assets, (c) any composition of liabilities or similar arrangement relating to either Issuer or any Subsidiary Guarantor, whether or not under a court’s jurisdiction or supervision, (d) any liquidation, dissolution, reorganization or winding up of either Issuer or any Subsidiary Guarantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy, or (e) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of either Issuer or any Subsidiary Guarantor.
          “Intercreditor Agreement” means any intercreditor agreement among the Issuers, the Second-Priority Trustee, the Second-Priority Collateral Agent and the agent for any secured Indebtedness, as it may be amended from time to time in accordance with its terms, with provisions that are customary for second lien debt financings prevailing on the Issue Date, which shall include, for the avoidance of doubt, the intercreditor agreement entered into by the Issuers, the Second-Priority Trustee and the Second-Priority Collateral Agent on the Issue Date.
          “Interest Payment Date” means the Stated Maturity of an installment of interest on the Second-Priority Notes.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
          “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuers in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 1010,
     (1) “Investments” shall include the portion (proportionate to the Issuers’ equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of either of the Issuers at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuers shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

     (x) the Issuers’ “Investment” in such Subsidiary at the time of such redesignation less
     (y) the portion (proportionate to the Issuers’ equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuers.
          “Issue Date” means December 9, 2010, the date of the issuance of the Second-Priority Notes.
          “Issue Date Ratings Condition” means that after giving effect to (i) the merger or acquisition described in clause (17) under Section 1011 or (ii) the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition described in Article Eight, as applicable, the rating of the Second-Priority Notes is equal to or higher than B+ (or equivalent successor category or gradation) with respect to S&P and B3 (or equivalent successor category or gradation) with respect to Moody’s, in each case with a stable outlook or better.
          “Issuer Request” or “Issuer Order” means a written request or order (which may be in the form of a standing order or request) delivered to the Second-Priority Trustee and signed in the name of each of the Issuers, in each case by any of the following Officers: Chairman, President, any Vice President, Treasurer or an Assistant Treasurer.
          “Issuers” means the Persons named as the “Issuers” in the first paragraph of this Second-Priority Indenture, until successor Persons shall have become such pursuant to the applicable provisions of this Second-Priority Indenture, and thereafter “Issuers” shall mean such successor Persons.
          “Junior Indebtedness” has the meaning specified in Section 1110(a)(3)(A) of this Second-Priority Indenture.
          “Legal Defeasance” has the meaning specified in Section 1302 of this Second-Priority Indenture.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Maturity”, when used with respect to any Second-Priority Note, means the date on which the principal of such Second-Priority Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
          “Net Proceeds” from an Asset Sale means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale of other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form) therefrom, in each case net of:

     (1) all brokerage, legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP or distributed or distributable to its members as a tax distribution (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;
     (2) all payments made on any Indebtedness (other than Permitted Additional Junior Lien Obligations) that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;
     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;
     (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; and
     (5) any portion of the purchase price from an Asset Sale placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Sale);
provided, however, that, in the cases of clauses (4) and (5), upon reversal of any such reserve or the termination of any such escrow, Net Proceeds shall be increased by the amount of such reversal or any portion of funds released from escrow to the Company or any Restricted Subsidiary.
          “New Equity Investment” means the equity investments made pursuant to the Investment Agreement dated November 9, 2009 by and among Parent, the Company, Sprint Nextel Corporation, Comcast Corporation, Time Warner Cable Inc., Bright House Networks, LLC, Eagle River Holdings, LLC and Intel Corporation.
          “Non-Core Spectrum Assets” means Spectrum Assets which, at the time such determination is made, are not: (i) located in any of the top 50 Basic Trading Authorizations (“BTA”), as measured in population, in the continental United States, except to the extent the Company and its Subsidiaries hold excess capacity in such BTA such that the absence of such Spectrum Asset would not result in the Company and its Subsidiaries not having the necessary spectrum to launch or support commercial wireless broadband services in such BTA; (ii) being utilized to provide wireless broadband services by the Company; or (iii) designated to be utilized in the then current build out schedule approved by Parent’s Board of Directors.
          “Non-Payment Default” has the meaning specified in Section 1603 of this Second-Priority Indenture.
          “Non-Subsidiary Guarantor Payment Default” has the meaning specified in Section 1703 of this Second-Priority Indenture.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
          “Offering Memorandum” means the Offering Memorandum dated December 2, 2010 relating to the Second-Priority Notes.

          “Officer” means the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or Finance Co.
          “Officers’ Certificate” means a certificate signed on behalf of the Issuers by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in this Second-Priority Indenture.
          “Opinion of Counsel” means, with respect to any Person, a written opinion reasonably acceptable to the Second-Priority Trustee from legal counsel. The counsel may be counsel for such Person, including an employee of such Person.
          “Original Issue Date” means November 24, 2009.
          “Outstanding”, when used with respect to Second-Priority Notes, means, as of the date of determination, all Second-Priority Notes theretofore authenticated and delivered under this Second-Priority Indenture, except:
     (i) Second-Priority Notes theretofore cancelled by the Second-Priority Trustee or delivered to the Second-Priority Trustee for cancellation;
     (ii) Second-Priority Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Second-Priority Trustee or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if the Issuers shall act as their own Paying Agent) for the Holders of such Second-Priority Notes; provided that, if such Second-Priority Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Second-Priority Indenture or provision therefor satisfactory to the Second-Priority Trustee has been made;
     (iii) Second-Priority Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Issuers have effected Legal Defeasance and/or Covenant Defeasance as provided in Article Thirteen; and
     (iv) Second-Priority Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Second-Priority Notes have been authenticated and delivered pursuant to this Second-Priority Indenture, other than any such Second-Priority Notes in respect of which there shall have been presented to the Second-Priority Trustee proof satisfactory to it that such Second-Priority Notes are held by a bona fide purchaser in whose hands the Second-Priority Notes are valid obligations of the Issuers;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Second-Priority Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Second-Priority Notes owned by the Issuers or any other obligor upon the Second-Priority Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Second-Priority Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Second-Priority Notes which a Responsible Officer of the Second-Priority Trustee actually knows to be so owned shall be so disregarded.
          “Parent” means Clearwire Corporation and its successors.
          “Parent Change of Control” means the occurrence of any of the following:
     (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than any of the Permitted Holders (other than Parent) (excluding a swap of Spectrum Assets and related assets to the extent permitted by Section 1018; or

     (2) the Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than any of the Permitted Holders (other than Parent), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Parent or any of its direct or indirect parents.
          “Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “pay its Guarantee” has the meaning specified in Section 1703 of this Second-Priority Indenture.
          “pay the Second-Priority Notes” has the meaning specified in Section 1603 of this Second-Priority Indenture.
          “Paying Agent” means any Person (including the Issuers acting as Paying Agent) authorized by the Issuers to pay the principal of (and premium, if any) or interest on any Second-Priority Notes on behalf of the Issuers.
          “Payment Blockage Period” has the meaning specified in Section 1603 of this Second-Priority Indenture.
          “Payment Default” has the meaning specified in Section 1603 of this Second-Priority Indenture.
          “Permitted Additional Junior Lien Obligations” means any Additional Second-Priority Notes and any other Indebtedness having Pari Passu Lien Priority relative to the Second-Priority Notes with respect to the Collateral and is not secured by any other assets; provided that an authorized representative of the holders of such Indebtedness (other than any Additional Second-Priority Notes) shall have executed a joinder to the Second-Priority Security Documents and the Intercreditor Agreement, in each case in the form provided therein.
          “Permitted Holders” means (i) Clearwire Corporation (except to the extent a Parent Change of Control has occurred), Sprint, Comcast Corporation, Time Warner Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation, any of their respective successors and their respective Affiliates or (ii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in (i), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities held by such “group.”
          “Permitted Investments” means
     (a) any Investment in the Company or any Domestic Subsidiary;
     (b) any Investment in cash and Cash Equivalents;
     (c) any Investment by the Company or any Domestic Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment:

     (1) such Person becomes a Domestic Subsidiary; or
     (2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Domestic Subsidiary;
     (d) any Investment by a Restricted Subsidiary that is not a Subsidiary Guarantor in a Person that is engaged in a Similar Business if as a result of such Investment:
     (1) such Person becomes a Restricted Subsidiary; or
     (2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
     (e) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 1018 or any other disposition of assets not constituting an Asset Sale;
     (f) any Investment existing or pursuant to agreements or arrangements in effect, on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Second-Priority Indenture;
     (g) any Investment acquired by the Company or any Restricted Subsidiary:
     (1) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuers of such other Investment or accounts receivable; or
     (2) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (h) Hedging Obligations permitted under Section 1011(b)(11);
     (i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other expenses, in each case incurred in the ordinary course of business or to finance the purchase of Equity Interests of the Company or any of its direct or indirect parents and in an amount not to exceed $25.0 million at any one time outstanding;
     (j) Investments the payment for which consists of Equity Interests of the Company or any of its direct or indirect parents (exclusive of Disqualified Stock of the Company); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 1010(a)(C);
     (k) (i) guarantees of Indebtedness permitted under Section 1011; provided that if such Indebtedness can only be incurred by the Company or Subsidiary Guarantors, then such guarantees are only permitted by this clause to the extent made by the Company or a Subsidiary Guarantor, (ii) guarantees incurred by the Company or any Restricted Subsidiary (other than a Spectrum Entity) in the ordinary course of business in connection with the acquisition or lease of FCC License Rights by the Company or any of its Restricted Subsidiaries and (iii) performance guarantees with respect to obligations incurred by the Company or any of its Restricted Subsidiaries;

     (l) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of Section 1013(b) (except transactions described in clauses (2), (4), (5) and (8) thereof);
     (m) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;
     (n) additional Investments (including Investments in Foreign Subsidiaries) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding, not to exceed $200.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 1010 of any amounts applied pursuant to clause (a)(C) of such Section 1010); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) above and shall not be included as having been made pursuant to this clause (n);
     (o) Investments consisting of the non-exclusive licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;
     (p) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into any Issuer or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
     (q) the creation of Liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with Section 1012;
     (r) Investments consisting of earnest money deposits require in connection a purchase agreement or other acquisitions to the extent not otherwise prohibited under this Second-Priority Indenture; and
     (s) Investments relating to any special-purpose wholly owned subsidiary of the Company organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility.

          “Permitted Junior Securities” means:
          (1) Equity Interests in the Company, any Guarantor or any direct or indirect parent of the Company; or
          (2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Second-Priority Notes and the related Guarantees are subordinated to Designated First Lien Indebtedness under the Second-Priority Indenture;
          provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under Designated First Lien Indebtedness is treated as part of the same class as the Second-Priority Notes for purposes of such plan of reorganization; provided further that to the extent that any Designated First Lien Indebtedness of the Issuers or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Designated First Lien Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.
          “Permitted Liens” means, with respect to any Person:
     (1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
     (2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
     (3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;
     (4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
     (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (6) Liens securing Indebtedness permitted to be incurred pursuant to Section 1011(b)(3); provided that Liens securing Indebtedness incurred pursuant to Section 1011(b)(3) are solely on acquired property or the assets of the acquired entity;
     (7) Liens (i) existing on the Issue Date and (ii) securing the First-Priority Notes and the Second-Priority Liens issued on the Issue Date;
     (8) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuers or any Restricted Subsidiary;
     (9) Liens on property at the time the Issuers or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuers or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuers or any Restricted Subsidiary;
     (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary that is not a Subsidiary Guarantor to another Restricted Subsidiary that is not a Subsidiary Guarantor, in each case permitted to be incurred in accordance with Section 1011 hereof;
     (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Second-Priority Indenture, secured by a Lien on the same property securing such Hedging Obligations;
     (12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (13) leases and subleases of real property granted to others in the ordinary course of business so long as such leases and subleases are subordinate in all respects to the Liens granted and evidenced by the Second-Priority Security Documents and which do not materially interfere with the ordinary conduct of the business of the Issuers or any of the Restricted Subsidiaries;
     (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuers and its Restricted Subsidiaries in the ordinary course of business;
     (15) Liens in favor of the Issuers or any Domestic Subsidiary;
     (16) Liens on equipment of the Issuers or any Restricted Subsidiary granted in the ordinary course of business to the Issuers’ clients at which such equipment is located;
     (17) Liens imposed by general rules and regulations of the FCC in 47 CFR 1.9001 et seq. governing Spectrum Leases;
     (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11), (15), and clauses (25), (30) and (31) below; provided however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (15) and clauses (25), (30) and (31) below at the time the original Lien became a Permitted Lien under this Second-Priority Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the Second-Priority Notes and Holders thereof than the original Liens and the related Indebtedness;
     (19) other Liens securing obligations which obligations do not exceed $50.0 million at any one time outstanding;

     (20) Liens on (i) FCC License Rights in favor of the FCC to the extent required and arising by operation of law, or (ii) arising from the lease or sublease of such FCC License Rights in the ordinary course of business solely to the extent that (A) such spectrum is not necessary to the conduct of the business of the Issuers and its Subsidiaries as then conducted or contemplated to be conducted in accordance with the Issuers’ business plan, as approved by the Board of Directors of the Company, (B) such Lien could not reasonably be expected to have a material adverse effect on the value of the Collateral, when taken as a whole, or impair the utility or operation thereof or the ability of the Second-Priority Collateral Agent or the Holders to realize the benefits of, and intended to be afforded by, the Collateral, when taken as a whole, (C) to the extent such lease or sublease constitutes Collateral, the Second-Priority Collateral Agent has a valid perfected second priority security interest in such lease or sublease and all proceeds thereof, including, without limitation, all rents and other payments thereunder, and (D) such lease or sublease is an Asset Sale otherwise permitted by this Second-Priority Indenture and any requirements of this Second-Priority Indenture in connection with such Asset Sale shall have been compiled with;
     (21) Liens securing the Second-Priority Notes outstanding on the Issue Date, Refinancing Indebtedness with respect to such Second-Priority Notes, and the Subsidiary Guarantees relating thereto and any obligations with respect to such Second-Priority Notes, Refinancing Indebtedness, and Subsidiary Guarantees;
     (22) Liens on the Collateral in favor of any collateral agent for the benefit of the Holders relating to such collateral agent’s administrative expenses with respect to the Collateral;
     (23) Liens to secure Indebtedness of any Foreign Subsidiary permitted by Section 1011(b)(19) covering only the assets of such Foreign Subsidiary;
     (24) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
     (25) Liens securing (i) First-Priority Obligations permitted to be incurred pursuant to Section 1011(a); provided that any such Indebtedness has Pari Passu Lien Priority relative to the First-Priority Notes and Existing Secured Notes and related guarantees and after giving pro forma effect thereto, the Consolidated First-Priority Secured Debt Ratio would be no greater than 3.00 to 1.00 and (ii) Permitted Additional Junior Lien Obligations permitted to be incurred pursuant to Section 1011(a); provided that any such Indebtedness has Pari Passu Lien Priority relative to the Second-Priority Notes and Guarantees and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.00 to 1.0;
     (26) any interest or title of a lessor, sublessor, licensor or sublicensor in the property subject to any lease, sublease, license or sublicense (other than any property that is the subject of a sale and leaseback transaction), including, without limitation, FCC License Rights;
     (27) Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted hereunder;
     (28) Liens on Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;
     (29) restricted cash securing Indebtedness under letters of credit permitted under Section 1011(b)(20);
     (30) Liens on Collateral securing Indebtedness permitted to be incurred pursuant to Section 1011(b)(14)(y);

     (31) [Reserved];
     (32) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;
     (33) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of good entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
     (34) Liens incurred to secure cash management services in the ordinary course of business;
     (35) Liens on funds of the Company or any Subsidiary held in deposit accounts with third party providers of payment services securing credit card charge-back reimbursement and similar obligations of the Company or the Subsidiaries;
     (36) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
     (37) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;
     (38) Liens attaching solely to cash earnest money deposits in connection with fully collateralized repurchase agreements that constitute temporary cash investments;
     (39) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility; and
     (40) Liens imposed in connection with any Federal Grant Program on cash provided by a Federal Grant Program and any assets (other than Spectrum Assets) acquired solely with such cash.
          For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Issuers shall, in its sole discretion, classify (or reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and shall only be required to include the amount and type of such item of Permitted Liens in one of the above clauses and such Lien shall be treated as having been incurred pursuant to only one of such clauses.
          “Permitted Spectrum Liens” has the meaning specified in Section 1012 of this Second-Priority Indenture.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Predecessor Second-Priority Note” of any particular Second-Priority Note means every previous Second-Priority Note evidencing all or a portion of the same debt as that evidenced by such particular Second-Priority Note; and, for the purposes of this definition, any Second-Priority Note authenticated and delivered under Section 306 in exchange for a mutilated Second-Priority Note or in lieu of a lost, destroyed or stolen Second-Priority Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Second-Priority Note.
          “preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

          “Private Placement Legend” has the meaning specified in Section 203 of this Second-Priority Indenture.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.
          “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Second-Priority Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Moody’s or S&P or both, as the case may be.
          “Receivables Facility” means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuers and the Restricted Subsidiaries pursuant to which the Issuers and/or any of their Restricted Subsidiaries sells their accounts receivable to a Person that is not a Restricted Subsidiary.
          “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
          “Redemption Date”, when used with respect to any Second-Priority Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Second-Priority Indenture.
          “Redemption Price”, when used with respect to any Second-Priority Note to be redeemed, means the price at which it is to be redeemed pursuant to this Second-Priority Indenture.
          “Refinancing Indebtedness” has the meaning specified in Section 1011 of this Second-Priority Indenture.
          “Refunding Capital Stock” has the meaning specified in Section 1010 of this Second-Priority Indenture.
          “Regular Record Date” has the meaning specified in Section 301 of this Second-Priority Indenture.
          “Regulation S” means Regulation S under the Securities Act.
          “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Second-Priority Notes sold in reliance on Rule 903 of Regulation S.
          “Replacement Assets” means (1) non-current assets (including any such assets acquired by capital expenditures) that shall be used or useful in a Similar Business or (2) substantially all the assets of a Similar Business or a majority of the Voting Stock of any Person engaged in a Similar Business that shall become on the date of acquisition thereof a Domestic Subsidiary (or a Restricted Subsidiary solely to the extent the assets being replaced were sold by a Foreign Subsidiary); provided that, in respect of any Spectrum Assets, Replacement Assets shall only consist of (A) substitute, replacement or other comparable FCC Licenses, Spectrum Leases and Wireless Communications Systems and Capital Stock in entities owning any FCC License Rights, Spectrum Leases and Wireless Communications Systems, which in each case, when taken as a whole, are at least of equivalent fair market value to the fair market value of such assets that were the subject of such Asset Sale or (B) equipment that may be used in constructed or expanding any Wireless Communications Systems or providing services over Wireless Communications

Systems, which in either case under the preceding clauses (A) and (B) are, or upon acquisition will become, subject to a valid second priority Lien in favor of the Second-Priority Collateral Agent under the Second-Priority Security Documents in the manner and to the extent required in this Second-Priority Indenture or any of the Second-Priority Security Documents, perfected to the extent required by the Second-Priority Security Documents.
          “Representative” means any trustee, agent or representative (if any) for an issue of Designated First Lien Indebtedness.
          “Responsible Officer”, when used with respect to the Second-Priority Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Second-Priority Trustee customarily performing functions similar to those performed by any of the above-designated officers, in each case assigned by the Second-Priority Trustee to administer its corporate trust matters, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Second-Priority Indenture.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Payments” has the meaning specified in Section 1010 of this Second-Priority Indenture.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary), other than Finance Co, that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
          “Retired Capital Stock” has the meaning specified in Section 1010 of this Second-Priority Indenture.
          “Reversion Date” means, during any period of time during which the Issuers and the Restricted Subsidiaries are not subject to the Suspended Covenants as a result of a Covenant Suspension Event, the date on which one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Second Priority Notes below an Investment Grade Rating or a Default occurs and is continuing, and after which date the Issuers and the Restricted Subsidiaries will again be subject to the Suspended Covenants with respect to events occurring after the Reversion Date.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “S&P” means Standard and Poor’s Ratings Group.
          “Second-Priority Collateral Agent” means Wilmington Trust FSB, in its capacity as “Second-Priority Collateral Agent” under this Second-Priority Indenture and under the Second-Priority Security Documents, and any successor thereto in such capacity.

          “Second-Priority Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Second-Priority Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.
          “Second-Priority Note Documents” means the Second-Priority Notes, the Guarantees, this Second-Priority Indenture, any Intercreditor Agreement and the Second-Priority Security Documents.
          “Second-Priority Note Register” and “Second-Priority Note Registrar” have the respective meanings specified in Section 305.
          “Second-Priority Notes” has the meaning stated in the first recital of this Second-Priority Indenture and more particularly means any Second-Priority Notes authenticated and delivered under this Second-Priority Indenture. The Second-Priority Notes, including any Additional Second-Priority Notes, shall be treated as a single class for all purposes of this Second-Priority Indenture, and unless the context otherwise requires, all references to the Second-Priority Notes shall include any Additional Second-Priority Notes.
          “Second-Priority Security Agreement” means that certain collateral agreement, dated as of the Issue Date, between the Issuers, the Subsidiary Guarantors party thereto and the Second-Priority Collateral Agent, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.
          “Second-Priority Security Documents” means the security agreements, pledge agreements, deeds to secure debt, collateral assignments and related agreements (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Second-Priority Indenture.
          “Second-Priority Trustee” means the Person named as the “Second-Priority Trustee” in the first paragraph of this Second-Priority Indenture until a successor Second-Priority Trustee shall have become such pursuant to the applicable provisions of this Second-Priority Indenture, and thereafter “Second-Priority Trustee” shall mean such successor Second-Priority Trustee.
          “Secured Parties” means, collectively, the Second-Priority Trustee, the Second-Priority Collateral Agent, each Holder, each other holder of, or obligee in respect of any Obligations in respect of the Second-Priority Notes and holders of Permitted Additional Junior Lien Obligations and each Applicable Authorized Representative (as defined in the Second-Priority Security Agreement) thereto.
          “Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.
          “Senior Indebtedness” means
     (a) all Hedging Obligations (and guarantees thereof) permitted to be incurred under the terms of this Second-Priority Indenture;
     (b) any other Indebtedness of the Issuers or any Subsidiary Guarantor permitted to be incurred under the terms of this Second-Priority Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Second-Priority Notes or any Guarantee; and
     (c) all Obligations with respect to the items listed in the preceding clauses (a) and (b).

          “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.
          “Similar Business” means any business conducted or proposed to be conducted by the Issuers and its Restricted Subsidiaries on the date of this Second-Priority Indenture or any business that is similar, reasonably related, incidental or ancillary thereto.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Second-Priority Trustee pursuant to Section 307.
          “Spectrum Assets” means (i) all FCC License Rights held by the Issuers and their Restricted Subsidiaries on the Issue Date and any Replacement Assets in respect thereof and (ii) the Capital Stock of each Spectrum Entity.
          “Spectrum Entity” means the Company and each Restricted Subsidiary to the extent the Company or any such Restricted Subsidiary holds any Spectrum Assets at the applicable time.
          “Spectrum Lease” any lease, license, agreement or other arrangement pursuant to which the Issuers or any Restricted Subsidiary leases, licenses or otherwise acquires or obtains any rights, whether exclusive or non-exclusive, with respect to any FCC License, to which the Issuers or any Restricted Subsidiary is now or may hereafter become a party, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
          “Stated Maturity”, when used with respect to any Second-Priority Note or any installment of principal thereof or interest thereon, means the date specified in such Second-Priority Notes as the fixed date on which the principal of such Second-Priority Notes or such installment of principal or interest is due and payable.
          “Subordinated Indebtedness” means
     (a) with respect to the Issuers, any Indebtedness of the Issuers which is by its terms subordinated in right of payment to the Second-Priority Notes, and
     (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Subsidiary Guarantor.
          “Subsidiary” means, with respect to any Person,
     (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and
     (2) any partnership, joint venture, limited liability company or similar entity of which
     (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
     (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner managing member of such entity.

          “Subsidiary Guarantor” means each wholly owned Domestic Subsidiary of the Company on the Issue Date and any other Restricted Subsidiaries that become guarantors under this Second-Priority Indenture in accordance with the terms of this Second-Priority Indenture.
          “Subsidiary Guarantor Payment Default” has the meaning specified in Section 1703 of this Second-Priority Indenture.
          “Successor Company” has the meaning specified in Section 801 of this Second-Priority Indenture.
          “Successor Person” has the meaning specified in Section 802 of this Second-Priority Indenture.
          “Suspended Covenants” has the meaning specified in Section 1025(a) of this Second-Priority Indenture
          “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 1, 2014; provided, however, that if the period from the redemption date to December 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Second-Priority Indenture was executed, except as provided in Section 905.
          “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
          “Unrestricted Subsidiary” means
     (1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
     (2) any Subsidiary of an Unrestricted Subsidiary.
          The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that
     (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuers,
     (b) such designation complies with Section 1010, and
     (c) each of
     (1) the Subsidiary to be so designated and
     (2) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuers or any Restricted Subsidiary.
          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing.
          Any such designation by the Board of Directors of the Company shall be notified by the Issuers to the Second-Priority Trustee by promptly filing with the Second-Priority Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
          “Vice President”, when used with respect to the Issuers or the Second-Priority Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing
     (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by
     (2) the sum of all such payments.
          “Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
          “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
          “Wireless Communications System” means any system to provide telecommunications services, including, without limitation, specialized mobile radio system, radio paging system, mobile telephone system, cellular radio telecommunications system, conventional mobile telephone system, personal communications system, EBS/ITFS-based system or BRS/MDS/MMDS-based system, data transmission system or any other paging, mobile telephone, radio, microwave, communications, broadband or data transmission system.
          SECTION 102. Compliance Certificates and Opinions.
          Upon any application or request by the Issuers to the Second-Priority Trustee to take any action under any provision of this Second-Priority Indenture, the Issuers shall furnish to the Second-Priority Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Second-Priority Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Second-Priority Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Second-Priority Indenture (other than pursuant to Section 1008(a)) shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          SECTION 103. Form of Documents Delivered to Second-Priority Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company or Finance Co may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or Finance Co stating that the information with respect to such factual matters is in the possession of the Company or Finance Co, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Second-Priority Indenture, they may, but need not, be consolidated and form one instrument.
          SECTION 104. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Second-Priority Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Second-Priority Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Second-Priority Indenture and conclusive in favor of the Second-Priority Trustee and the Issuers, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Second-Priority Trustee deems sufficient.
          (c) The principal amount and serial numbers of Second-Priority Notes held by any Person, and the date of holding the same, shall be proved by the Second-Priority Note Register.
          (d) If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Second-Priority Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Second-Priority Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Second-Priority Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Second-Priority Note shall bind every future Holder of the same Second-Priority Note and the Holder of every Second-Priority Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Second-Priority Trustee, the Issuers or any Subsidiary Guarantor in reliance thereon, whether or not notation of such action is made upon such Second-Priority Note.
          SECTION 105. Notices, Etc., to Second-Priority Trustee, Issuers, Any Subsidiary Guarantor and Agent.
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Second-Priority Indenture to be made upon, given or furnished to, or filed with,
     (1) the Second-Priority Trustee by any Holder or by the Issuers or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Second-Priority Trustee at Wilmington Trust FSB, Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402-1544, Fax (612) 217-5651, Attention: Clearwater Communications LLC Administrator, or
     (2) the Issuers or any Subsidiary Guarantor by the Second-Priority Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Issuers or such Subsidiary Guarantor addressed to it at the address of its principal office specified in the first paragraph, Attention: General Counsel, or at any other address previously furnished in writing to the Second-Priority Trustee by the Issuers or such Subsidiary Guarantor.
          SECTION 106. Notice to Holders; Waiver.
          Where this Second-Priority Indenture provides for notice of any event to Holders by the Issuers or the Second-Priority Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Second-Priority Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.
          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Second-Priority Indenture, then any manner of giving such notice as shall be satisfactory to the Second-Priority Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.
          Where this Second-Priority Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Second-Priority Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          SECTION 107. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 108. Successors and Assigns.
          All agreements of the Issuers in this Second-Priority Indenture and the Second-Priority Notes will bind its successors. All agreements of the Second-Priority Trustee in this Second-Priority Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Second-Priority Indenture will bind its successors, except as otherwise provided in Section 1209 hereof. The provisions of Article Fourteen relating to the Second-Priority Collateral Agent shall inure to the benefit of such Second-Priority Collateral Agent.
          SECTION 109. Separability Clause.
          In case any provision in this Second-Priority Indenture or in the Second-Priority Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 110. Benefits of Second-Priority Indenture.
          Nothing in this Second-Priority Indenture or in the Second-Priority Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Second-Priority Notes Registrar and their successors hereunder, the Holders and, with respect to any provisions hereof relating to the subordination of the Second-Priority Notes or the rights of holders of Senior Indebtedness, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Second-Priority Indenture.
          SECTION 111. Governing Law.
          This Second-Priority Indenture, the Second-Priority Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. This Second-Priority Indenture is subject to the provisions of the Trust Indenture Act that are referred to herein or are otherwise required to be part of this Second-Priority Indenture and shall, to the extent applicable, be governed by such provisions.
          SECTION 112. Communication by Holders of Second-Priority Notes with Other Holders of Second-Priority Notes.
          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Second-Priority Indenture or the Second-Priority Notes. The Issuers, the Second-

Priority Trustee, the Second-Priority Notes Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
          SECTION 113. Legal Holidays.
          In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Second-Priority Note shall not be a Business Day, then (notwithstanding any other provision of this Second-Priority Indenture or of the Second-Priority Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.
          SECTION 114. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator or stockholder of the Issuers or any Subsidiary Guarantor or any of their parent companies shall have any liability for any obligations of the Issuers or the Subsidiary Guarantors under the Second-Priority Notes, the Guarantees or this Second-Priority Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Second-Priority Note and the related Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Second-Priority Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
          SECTION 115. Trust Indenture Act Controls.
          If any provision of this Second-Priority Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second-Priority Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Second-Priority Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Second-Priority Indenture as so modified or excluded, as the case may be.
          SECTION 116. Counterparts.
          This Second-Priority Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.
          SECTION 117. USA Patriot Act.
          The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Second-Priority Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Second-Priority Indenture agree that they will provide the Second-Priority Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.
          SECTION 118. Waiver of Jury Trial.
          EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

          SECTION 119. Force Majeure.
          In no event shall the Second-Priority Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Second-Priority Trustee shall use reasonable efforts which are consistent with its banking practices to resume performance as soon as practicable under the circumstances.
ARTICLE TWO
NOTE FORMS
          SECTION 201. Forms Generally.
          The Second-Priority Notes shall be known and designated as “12% Second-Priority Secured Notes due 2017” of the Issuers. The Second-Priority Notes and the Second-Priority Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Second-Priority Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Second-Priority Note will be dated the date of its authentication. The Second-Priority Notes shall be in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
          The terms and provisions contained in the Second-Priority Notes will constitute, and are hereby expressly made, a part of this Second-Priority Indenture and the Issuers, the Subsidiary Guarantors and the Second-Priority Trustee, by their execution and delivery of this Second-Priority Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Second-Priority Note conflicts with the express provisions of this Second-Priority Indenture, the provisions of this Second-Priority Indenture shall govern and be controlling.
          Any definitive Second-Priority Notes shall be printed, lithographed, typewritten or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the Officers of the Issuers executing such Second-Priority Notes, as evidenced by their execution of such Second-Priority Notes.
          Second-Priority Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Second-Priority Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Second-Priority Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Second-Priority Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Second-Priority Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Second-Priority Notes represented thereby will be made by the Second-Priority Trustee or the Custodian, at the direction of the Second-Priority Trustee, in accordance with instructions given by the Holder thereof as required by Section 312 hereof.
          The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

          SECTION 202. Form of Second-Priority Trustee’s Certificate of Authentication.
          The Second-Priority Trustee shall, upon receipt of an Issuer Order, authenticate Second-Priority Notes for original issue that may be validly issued under this Second-Priority Indenture, including any Additional Second-Priority Notes. The aggregate principal amount of Second-Priority Notes outstanding at any time may not exceed the aggregate principal amount of Second-Priority Notes authorized for issuance by the Issuers pursuant to one or more Issuer Orders, except as provided in Section 306 hereof.
          The Second-Priority Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Second-Priority Notes. An authenticating agent may authenticate Second-Priority Notes whenever the Second-Priority Trustee may do so. Each reference in this Second-Priority Indenture to authentication by the Second-Priority Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.
          Subject to Section 611, the Second-Priority Trustee’s certificate of authentication shall be in substantially the following form:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION.
          This is one of the Second-Priority Notes referred to in the within-mentioned Second-Priority Indenture.

WILMINGTON TRUST FSB, as Second-Priority Trustee
Dated:

By
Authorized Signatory
          SECTION 203. Restrictive Legends.
          Each Restricted Global Note, Definitive Second-Priority Note and Regulation S Global Note shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof:
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Note shall also bear the following legend on the face thereof:
     UNLESS THIS CERTIFICATE IS PRESENTED, BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 312 OF THE INDENTURE.
     Each Regulation S Global Note shall bear a legend in substantially the following form:
     BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
     Each Second-Priority Note issued hereunder that has more than a de minimis about of original issue discount for U.S. Federal Income Tax purposes shall bear a legend in substantially the following form:
     THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: CLEARWIRE COMMUNICATIONS, LLC, 4400 CARILLON POINT, KIRKLAND, WASHINGTON 98033 AND CLEARWIRE FINANCE, INC., 4400 CARILLON POINT, KIRKLAND, WASHINGTON 98033, ATTENTION: GENERAL COUNSEL.
ARTICLE THREE
THE NOTES
          SECTION 301. Title and Terms.
          The aggregate principal amount of Second-Priority Notes which may be authenticated and issued under this Second-Priority Indenture is not limited; provided, however, that any Additional Second-Priority Notes issued under this Second-Priority Indenture are issued in accordance with Sections 303 and 1011 hereof, as part of the same series as the Second-Priority Notes.
          The Second-Priority Notes shall be known and designated as the “12% Second-Priority Secured Notes due 2017” of the Issuers. The Stated Maturity of the Second-Priority Notes shall be December 1, 2017, and the Second-Priority Notes shall bear interest at the rate of 12% per annum from December 9, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on June 1, 2010 and semi-annually thereafter on June 1 and December 1 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Second-Priority Note (or any predecessor Second-Priority Note) is registered at the close of business on the May 15 and November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a “Regular Record Date”).
          The principal of (and premium, if any) and interest on the Second-Priority Notes shall be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed or wire transfer to the Holders of the Second-Priority Notes at their respective addresses set forth in the Second-Priority Note Register of Holders; provided that all payments of principal, premium, if any, and interest, if any, with respect to Second-Priority Notes represented by one or more Global Notes registered in the name of or held by Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency shall be the office of the Second Lien Trustee maintained for such purpose.
          Holders shall have the right to require the Issuers to purchase their Second-Priority Notes, in whole or in part, in the event of a Change in Control pursuant to Section 1017. The Second-Priority Notes shall be subject to repurchase pursuant to an offer to purchase as provided in Section 1018.
          The Second-Priority Notes shall be redeemable as provided in Article Eleven.
          The due and punctual payment of principal of, premium, if any, and interest on the Second-Priority Notes payable by the Issuers are irrevocably and unconditionally guaranteed, to the extent set forth herein, by each of the Subsidiary Guarantors.
          SECTION 302. Denominations.
          The Second-Priority Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
          SECTION 303. Execution, Authentication, Delivery and Dating.
          The Second-Priority Notes shall be executed on behalf of the Company and Finance Co by any two Officers of each of Company and Finance Co. The signature of any Officer on the Second-Priority Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Second-Priority Notes.
          Second-Priority Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company and Finance Co shall bind the Company and Finance Co, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Second-Priority Notes or did not hold such offices at the date of such Second-Priority Notes.
          At any time and from time to time after the execution and delivery of this Second-Priority Indenture, the Issuers may deliver Second-Priority Notes executed by the Issuers to the Second-Priority Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Second-Priority Notes, and the Second-Priority Trustee in accordance with such Issuer Order shall authenticate and deliver such Second-Priority Notes.
          On the Issue Date, the Issuers shall deliver the Second-Priority Notes in the aggregate principal amount of $500,000,000 executed by the Issuers to the Second-Priority Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Second-Priority Notes, directing the Second-Priority Trustee to authenticate the Second-Priority Notes and certifying that all conditions precedent to the issuance of Second-Priority Notes contained herein have been fully complied with, and the Second-Priority Trustee in accordance with such Issuer Order shall authenticate and deliver such Second-Priority Notes. At any time and from time to time after the Issue Date, the Issuers may deliver Additional Second-Priority Notes executed by the Issuers to the Second-Priority Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Additional Second-Priority Notes, directing the Second-Priority Trustee to authenticate the Additional Second-Priority

Notes and certifying that the issuance of such Additional Second-Priority Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Second-Priority Notes contained herein have been fully complied with, and the Second-Priority Trustee in accordance with such Issuer Order shall authenticate and deliver such Additional Second-Priority Notes. In each case, the Second-Priority Trustee shall receive an Officers’ Certificate and an Opinion of Counsel of the Issuers that it may reasonably require in connection with such authentication of Second-Priority Notes. Such order shall specify the amount of Second-Priority Notes to be authenticated and the date on which the original issue of Second-Priority Notes is to be authenticated.
          Each Second-Priority Note shall be dated the date of its authentication.
          No Second-Priority Note shall be entitled to any benefit under this Second-Priority Indenture or be valid or obligatory for any purpose unless there appears on such Second-Priority Note a certificate of authentication substantially in the form provided for herein duly executed by the Second-Priority Trustee by manual signature of an authorized officer, and such certificate upon any Second-Priority Note shall be conclusive evidence, and the only evidence, that such Second-Priority Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Second-Priority Indenture.
          In case an Issuer or any Subsidiary Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which such Issuer or such Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture in the form of Exhibit D hereto with the Second-Priority Trustee pursuant to Article Eight, any of the Second-Priority Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Second-Priority Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Second-Priority Notes surrendered for such exchange and of like principal amount; and the Second-Priority Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Second-Priority Notes as specified in such request for the purpose of such exchange. If Second-Priority Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Second-Priority Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Second-Priority Notes at the time Outstanding for Second-Priority Notes authenticated and delivered in such new name.
          SECTION 304. Temporary Second-Priority Notes.
          Pending the preparation of definitive Second-Priority Notes, the Issuers may execute, and upon Issuer Order the Second-Priority Trustee shall authenticate and deliver, temporary Second-Priority Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Second-Priority Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Second-Priority Notes may determine, as conclusively evidenced by their execution of such Second-Priority Notes.
          If temporary Second-Priority Notes are issued, the Issuers will cause definitive Second-Priority Notes to be prepared without unreasonable delay. After the preparation of definitive Second-Priority Notes, the temporary Second-Priority Notes shall be exchangeable for definitive Second-Priority Notes upon surrender of the temporary Second-Priority Notes at the office or agency of the Issuers designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Second-Priority Notes, the Issuers shall execute and the Second-Priority Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Second-Priority Notes of authorized denominations. Until so exchanged, the temporary Second-Priority Notes shall in all respects be entitled to the same benefits under this Second-Priority Indenture as definitive Second-Priority Notes.

          SECTION 305. Registration, Registration of Transfer and Exchange.
          The Issuers shall cause to be kept at the Corporate Trust Office of the Second-Priority Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Second-Priority Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Second-Priority Notes and of transfers of Second-Priority Notes. The Second-Priority Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Second-Priority Note Register shall be open to inspection by the Second-Priority Trustee. The Second-Priority Trustee is hereby initially appointed as note registrar (the “Second-Priority Note Registrar”) for the purpose of registering Second-Priority Notes and transfers of Second-Priority Notes as herein provided.
          Upon surrender for registration of transfer of any Second-Priority Note at the office or agency of the Issuers designated pursuant to Section 1002, the Issuers shall execute, and upon Issuer Order the Second-Priority Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Second-Priority Notes of any authorized denomination or denominations of a like aggregate principal amount.
          At the option of the Holder, Second-Priority Notes may be exchanged for other Second-Priority Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Second-Priority Notes to be exchanged at such office or agency. Whenever any Second-Priority Notes are so surrendered for exchange, the Issuers shall execute, and upon Issuer Order the Second-Priority Trustee shall authenticate and deliver, the Second-Priority Notes which the Holder making the exchange is entitled to receive.
          All Second-Priority Notes issued upon any registration of transfer or exchange of Second-Priority Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Second-Priority Indenture, as the Second-Priority Notes surrendered upon such registration of transfer or exchange.
          Every Second-Priority Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuers, duly executed by the Holder thereof or his attorney duly authorized in writing.
          No service charge shall be made for any registration of transfer or exchange or redemption of Second-Priority Notes, but the Issuers may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Second-Priority Notes, other than exchanges pursuant to Sections 303, 304, 906, 1017, 1018 or 1108 not involving any transfer.
          SECTION 306. Mutilated, Destroyed, Lost and Stolen Second-Priority Notes.
          If (i) any mutilated Second-Priority Note is surrendered to the Second-Priority Trustee, or (ii) the Issuers and the Second-Priority Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Second-Priority Note, and there is delivered to the Issuers and the Second-Priority Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuers or the Second-Priority Trustee that such Second-Priority Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon Issuer Order the Second-Priority Trustee shall authenticate and deliver, in exchange for any such mutilated Second-Priority Note or in lieu of any such destroyed, lost or stolen Second-Priority Note, a new Second-Priority Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Second-Priority Note has become or is about to become due and payable, the Issuers in its discretion may, instead of issuing a new Second-Priority Note, pay such Second-Priority Note.

          Upon the issuance of any new Second-Priority Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Second-Priority Trustee) connected therewith.
          Every new Second-Priority Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Second-Priority Note shall constitute an original additional contractual obligation of the Issuers and each Subsidiary Guarantor, whether or not the mutilated, destroyed, lost or stolen Second-Priority Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Second-Priority Indenture equally and proportionately with any and all other Second-Priority Notes duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Second-Priority Notes.
          SECTION 307. Payment of Interest; Interest Rights Preserved.
          Interest on any Second-Priority Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Second-Priority Note (or one or more Predecessor Second-Priority Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002; provided, however, that, subject to Section 301 hereof, each installment of interest may at the Issuers’ option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Second-Priority Note Register or (ii) transfer to an account located in the United States maintained by the payee.
          Any interest on any Second-Priority Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Second-Priority Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuers, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Second-Priority Notes (or their respective Predecessor Second-Priority Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Second-Priority Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Second-Priority Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Second-Priority Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Second-Priority Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Second-Priority Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Second-Priority Trustee of the notice of the proposed payment. The Second-Priority Trustee shall promptly notify the Issuers of such Special Record Date, and in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Second-Priority Notes (or their respective Predecessor Second-Priority Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Second-Priority Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Second-Priority Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Second-Priority Trustee.
          Subject to the foregoing provisions of this Section, each Second-Priority Note delivered under this Second-Priority Indenture upon registration of transfer of or in exchange for or in lieu of any other Second-Priority Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Second-Priority Note.
          SECTION 308. Persons Deemed Owners.
          Prior to the due presentment of a Second-Priority Note for registration of transfer, the Issuers, any Subsidiary Guarantor, the Second-Priority Trustee and any agent of the Issuers or the Second-Priority Trustee may treat the Person in whose name such Second-Priority Note is registered as the owner of such Second-Priority Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Second-Priority Note and for all other purposes whatsoever, whether or not such Second-Priority Note be overdue, and none of the Issuers, the Second-Priority Trustee or any agent of the Issuers or the Second-Priority Trustee shall be affected by notice to the contrary.
          SECTION 309. Cancellation.
          All Second-Priority Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Second-Priority Trustee, be delivered to the Second-Priority Trustee and shall be promptly cancelled by it. The Issuers may at any time deliver to the Second-Priority Trustee for cancellation any Second-Priority Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Second-Priority Trustee (or to any other Person for delivery to the Second-Priority Trustee) for cancellation any Second-Priority Notes previously authenticated hereunder which the Issuers have not issued and sold, and all Second-Priority Notes so delivered shall be promptly cancelled by the Second-Priority Trustee. If the Issuers shall so acquire any of the Second-Priority Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Second-Priority Notes unless and until the same are surrendered to the Second-Priority Trustee for cancellation. No Second-Priority Notes shall be authenticated in lieu of or in exchange for any Second-Priority Notes cancelled as provided in this Section, except as expressly permitted by this Second-Priority Indenture. All cancelled Second-Priority Notes held by the Second-Priority Trustee shall be disposed of by the Second-Priority Trustee in accordance with its customary procedures.
          SECTION 310. Computation of Interest.
          Interest on the Second-Priority Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
          SECTION 311. [RESERVED].
          SECTION 312. Book-Entry and Transfer Provisions.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Second-Priority Notes if:
     (1) the Depositary (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fails to appoint a successor depositary;

     (2) the Issuers, at their option, notify the Second-Priority Trustee in writing that it elects to cause the issuance of the Definitive Second-Priority Notes; or
     (3) there has occurred and is continuing a Default or Event of Default with respect to the Second-Priority Notes and the beneficial owner thereof has requested such exchange.
          Upon the occurrence of either of the events described in Section 312(a)(1) or (2), Definitive Second-Priority Notes shall be issued in such names as the Depositary shall instruct the Second-Priority Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 hereof. Every Second-Priority Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Sections 304 or 306 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Second-Priority Note other than as provided in this Section 312(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 312(b) or (c) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Second-Priority Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Second-Priority Note Registrar to effect the transfers described in this Section 312(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 312(b)(1) above, the transferor of such beneficial interest must deliver to the Second-Priority Note Registrar either:
     (A) both:
     (x) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (y) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) both:
     (x) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Second-Priority Note in an amount equal to the beneficial interest to be transferred or exchanged; and

     (y) instructions given by the Depositary to the Second-Priority Note Registrar containing information regarding the Person in whose name such Definitive Second-Priority Note shall be registered to effect the transfer or exchange referred to in (A) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Second-Priority Indenture and the Second-Priority Notes or otherwise applicable under the Securities Act, the Second-Priority Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 312(g) hereof.
          (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 312(b)(2) above and:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver to the Second-Priority Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
     (B) if the transferee will take delivery in the form of a beneficial interest in) the Regulation S Global Note, then the transferor must deliver to the Second-Priority Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
          (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 312(b)(2) above and:
     (A) such transfer is effected pursuant to a shelf registration statement; or
     (B) the Second-Priority Note Registrar receives the following:
     (x) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (y) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (B), if the Second-Priority Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Second-Priority Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Issuer Order in accordance with Section 202 hereof, the Second-Priority Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Second-Priority Notes. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Second-Priority Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Second-Priority Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Second-Priority Note, then, upon receipt by the Second-Priority Note Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Second-Priority Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Second-Priority Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 312(g) hereof, and the Issuers shall execute and upon Issuer Order the Second-Priority Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Second-Priority Note in the appropriate principal amount. Any Definitive Second-Priority Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 312(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Second-Priority Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Second-Priority Trustee shall deliver such Definitive Second-Priority Notes to the Persons in whose names such Second-Priority Notes are so registered. Any Definitive Second-Priority Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 312(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Second-Priority Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Second-Priority Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Second-Priority Note only if such transfer is effected pursuant to a shelf registration statement; or

     (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Second-Priority Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Second-Priority Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Second-Priority Note, then, upon satisfaction of the conditions set forth in Section 312(b)(2) hereof, the Second-Priority Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 312(g) hereof, and the Issuers will execute and upon Issuer Order the Second-Priority Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Second-Priority Note in the appropriate principal amount. Any Definitive Second-Priority Note issued in exchange for a beneficial interest pursuant to this Section 312(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Second-Priority Note Registrar from or through the Depositary and the Participant or Indirect Participant. The Second-Priority Trustee will deliver such Definitive Second-Priority Notes to the Persons in whose names such Second-Priority Notes are so registered. Any Definitive Second-Priority Note issued in exchange for a beneficial interest pursuant to this Section 312(c)(3) will not bear the Private Placement Legend.
          (d) Transfer and Exchange of Definitive Second-Priority Notes for Beneficial Interests.
          (1) Restricted Definitive Second-Priority Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Second-Priority Note proposes to exchange such Second-Priority Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Second-Priority Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Second-Priority Note Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Second-Priority Note proposes to exchange such Second-Priority Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Second-Priority Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Second-Priority Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Second-Priority Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Second-Priority Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such Restricted Definitive Second-Priority Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Second-Priority Trustee will cancel the Restricted Definitive Second-Priority Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
          (2) Restricted Definitive Second-Priority Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Second-Priority Note may exchange such Second-Priority Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Second-Priority Note to a

Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if such transfer is effected pursuant to a shelf registration statement; or
Upon satisfaction of the conditions of any of the subparagraphs in this Section 312(d)(2), the Second-Priority Trustee will cancel the Definitive Second-Priority Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
          (3) Unrestricted Definitive Second-Priority Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Second-Priority Note may exchange such Second-Priority Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Second-Priority Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Second-Priority Trustee will cancel the applicable Unrestricted Definitive Second-Priority Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
          (e) Transfer and Exchange of Definitive Second-Priority Notes for Definitive Second-Priority Notes. Upon request by a Holder of Definitive Second-Priority Notes and such Holder’s compliance with the provisions of this Section 312(e), the Second-Priority Note Registrar will register the transfer or exchange of Definitive Second-Priority Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Second-Priority Note Registrar the Definitive Second-Priority Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Second-Priority Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 312(e).
     (1) Restricted Definitive Second-Priority Notes to Restricted Definitive Second-Priority Notes. Any Restricted Definitive Second-Priority Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Second-Priority Note if the Second-Priority Note Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Second-Priority Notes to Unrestricted Definitive Second-Priority Notes. Any Restricted Definitive Second-Priority Note may be exchanged by the Holder thereof for an Unrestricted Definitive Second-Priority Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Second-Priority Note if any such transfer is effected pursuant to a shelf registration statement; or
     (3) Unrestricted Definitive Second-Priority Notes to Unrestricted Definitive Second-Priority Notes. A Holder of Unrestricted Definitive Second-Priority Notes may transfer such Second-Priority Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Second-Priority Note. Upon receipt of a request to register such a transfer, the Second-Priority Note Registrar shall register the Unrestricted Definitive Second-Priority Notes pursuant to the instructions from the Holder thereof.
          (f) [RESERVED].

          (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Second-Priority Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Second-Priority Trustee in accordance with Section 309 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Second-Priority Notes, the principal amount of Second-Priority Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Second-Priority Trustee or by the Depositary at the direction of the Second-Priority Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Second-Priority Trustee or by the Depositary at the direction of the Second-Priority Trustee to reflect such increase.
          (h) General Provisions Relating to Transfers and Exchanges.
          (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Second-Priority Trustee will authenticate Global Notes and Definitive Second-Priority Notes upon receipt of an Issuer Order in accordance with Section 202 hereof or at the Second-Priority Note Registrar’s request.
          (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Second-Priority Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304, 903, 1017, 1018 and 1107 hereof.
          (3) The Second-Priority Note Registrar will not be required to register the transfer of or exchange of any Second-Priority Note selected for redemption in whole or in part, except the unredeemed portion of any Second-Priority Note being redeemed in part.
          (4) All Global Notes and Definitive Second-Priority Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Second-Priority Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Second-Priority Indenture, as the Global Notes or Definitive Second-Priority Notes surrendered upon such registration of transfer or exchange.
          (5) Neither the Second-Priority Note Registrar nor the Issuers will be required:
     (A) to issue, to register the transfer of or to exchange any Second-Priority Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Second-Priority Notes under Section 1104 hereof and ending at the close of business on the day of such mailing;
     (B) to register the transfer of or to exchange any Second-Priority Note selected for redemption in whole or in part, except the unredeemed portion of any Second-Priority Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Second-Priority Note between a record date and the next succeeding interest payment date.
          (6) Prior to due presentment for the registration of a transfer of any Second-Priority Note, the Second-Priority Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Second-Priority Note is registered as the absolute owner of such Second-Priority Note for the purpose of receiving payment of principal of and interest on such Second-Priority Notes and for all other purposes, and none of the Second-Priority Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

          (7) The Second-Priority Trustee will authenticate Global Notes and Definitive Second-Priority Notes in accordance with the provisions of Section 202 hereof.
          (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Second-Priority Note Registrar pursuant to this Section 312 to effect a registration of transfer or exchange may be submitted by facsimile.
          (9) The Second-Priority Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second-Priority Indenture or under applicable law with respect to any transfer of any interest in any Second-Priority Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Second-Priority Indenture, and to examine the same to determine compliance as to form with the express requirements hereof.
          (10) Neither the Second-Priority Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
          SECTION 313. CUSIP Numbers.
          The Issuers in issuing the Second-Priority Notes may use “CUSIP” numbers (if then generally in use) in addition to serial numbers, and, if so, the Second-Priority Trustee shall use such “CUSIP” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Second-Priority Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Second-Priority Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Second-Priority Trustee in writing of any change in the CUSIP numbers.
          SECTION 314. Issuance of Additional Second-Priority Notes.
          The Issuers may, subject to Section 1011 of this Second-Priority Indenture, issue additional Second-Priority Notes having identical terms and conditions to the Second-Priority Notes issued on the Issue Date (the “Additional Second-Priority Notes”). The Second-Priority Notes issued on the Issue Date and any Additional Second-Priority Notes subsequently issued shall be treated as a single class for all purposes under this Second-Priority Indenture.
ARTICLE FOUR
SATISFACTION AND DISCHARGE
          SECTION 401. Satisfaction and Discharge of Second-Priority Indenture.
          This Second-Priority Indenture shall upon Issuer Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Second-Priority Notes expressly provided for herein or pursuant hereto and except as provided in the last two paragraphs of this Section 401) and the Second-Priority Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Second-Priority Indenture when:
(1) either
     (a) all Second-Priority Notes theretofore authenticated and delivered (other than (i) Second-Priority Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Second-Priority Notes for whose payment money has theretofore been deposited in trust with the Second-Priority Trustee or any Paying Agent or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 1003) have been delivered to the Second-Priority Trustee for cancellation; or
     (b) all such Second-Priority Notes not theretofore delivered to the Second-Priority Trustee for cancellation
     (i) have become due and payable by reason of the making of a notice of redemption pursuant to Section 1105 or otherwise, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Second-Priority Trustee for the giving of notice of redemption by the Second-Priority Trustee in the name, and at the expense, of the Issuers, and the Issuers or any Subsidiary Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Second-Priority Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Second-Priority Notes not theretofore delivered to the Second-Priority Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Second-Priority Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to this Second-Priority Indenture or the Second-Priority Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Subsidiary Guarantor is a party or by which an Issuer or any Subsidiary Guarantor is bound;
     (3) the Issuers have paid or caused to be paid all sums payable by it under this Second-Priority Indenture;
     (4) the Issuers have delivered irrevocable instructions to the Second-Priority Trustee under this Second-Priority Indenture to apply the deposited money toward the payment of such Second-Priority Notes at the Stated Maturity or the Redemption Date, as the case may be; and
     (5) the Issuers have delivered to the Second-Priority Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Second-Priority Indenture have been complied with.
          Notwithstanding the satisfaction and discharge of this Second-Priority Indenture, the obligations of the Issuers to the Second-Priority Trustee under Section 607, the obligations of the Issuers to any Authenticating Agent under Section 612 and, if money or Government Securities shall have been deposited with the Second-Priority Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Second-Priority Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.
          Notwithstanding the satisfaction and discharge of this Second-Priority Indenture, any provision affecting the rights, protections, immunities and indemnities of the Second-Priority Collateral Agent shall remain in full force and effect so long as the Second-Priority Security Agreement remains in full force and effect.

          SECTION 402. Application of Trust Money.
          Subject to the provisions of the last paragraph of Section 1003, all money or Government Securities deposited with the Second-Priority Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Second-Priority Notes and this Second-Priority Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Second-Priority Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Second-Priority Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.
          If the Second-Priority Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Subsidiary Guarantor’s obligations under this Second-Priority Indenture and the Second-Priority Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Second-Priority Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 401; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Second-Priority Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Second-Priority Notes to receive such payment from the money or Government Securities held by the Second-Priority Trustee or Paying Agent.
ARTICLE FIVE
REMEDIES
          SECTION 501. Events of Default.
          “Event of Default”, wherever used herein, means one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Second-Priority Notes issued under this Second-Priority Indenture (whether or not such payment was prohibited by Article 16 or 17 hereof);
     (2) default for 30 days or more in the payment when due of interest on or with respect to the Second-Priority Notes issued under this Second-Priority Indenture (whether or not such payment was prohibited by Article 16 or 17 hereof);
     (3) failure by any Issuer or any Subsidiary Guarantor to comply with its obligations under Article Eight or Section 1017 for 30 days or more;
     (4) failure by any Issuer or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Second-Priority Trustee or the Holders of at least 25% in principal amount of the Second-Priority Notes then outstanding and issued under this Second-Priority Indenture to comply with any of its other agreements in this Second-Priority Indenture, the Second-Priority Security Documents or the Second-Priority Notes (other than those specified in Section 501(1), (2) or (3) above);
     (5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary, other than Indebtedness owed to the Issuers or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Second-Priority Notes, if both:

     (A) such default either (x) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or (y) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and
     (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $75.0 million or more at any one time outstanding;
     (6) failure by the Issuers or any Significant Subsidiary to pay final judgments aggregating in excess of $75.0 million (other than any judgments covered by indemnities provided by Permitted Holders or insurance policies issued by reputable and creditworthy companies, so long as such Permitted Holders have not disputed in writing responsibility therefor or insurance providers have not disclaimed in writing coverage), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
     (7) any of the following events with respect to the Issuers or any Subsidiary Guarantor that is a Significant Subsidiary:
     (A) the Issuers or any Subsidiary Guarantor that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law
     (i) commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (iv) takes any comparable action under any foreign laws relating to insolvency; or
     (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Issuers or any Subsidiary Guarantor that is a Significant Subsidiary in an involuntary case;
     (ii) appoints a Custodian of the Issuers or any Subsidiary Guarantor that is a Significant Subsidiary or for any substantial part of its property; or
     (iii) orders the winding up or liquidation of the Issuers or any Subsidiary Guarantor that is a Significant Subsidiary;
     and the order or decree remains unstayed and in effect for 60 days;
     (8) any (x) Guarantee or (y) Second-Priority Security Document governing a security interest with respect to any Collateral having a fair market value in excess of $75.0 million, in each case, of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Issuers and their Restricted Subsidiaries would constitute a Significant

Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Second-Priority Indenture and the Guarantees and except for the failure of any security interest with respect to the Collateral to remain in full force and effect, which is governed by paragraph (9) below) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Issuers and their Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under this Second-Priority Indenture, its Subsidiary Guarantee or any Second-Priority Security Document and the Issuers fail to cause such Subsidiary Guarantor or Subsidiary Guarantors, as the case may be, to rescind such denials or disaffirmations within 30 days; or
     (9) with respect to any Collateral having a fair market value in excess of $25.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Second-Priority Security Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Second-Priority Indenture and other than the satisfaction in full of all obligations under this Second-Priority Indenture and discharge of this Second-Priority Indenture if such failure continues for 60 days or (B) the assertion by the Issuers or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.
provided, however, that a default under Section 501(3), (4), (8) or (9) will not constitute an Event of Default until the Second-Priority Trustee or the Holders of 25% in principal amount of the outstanding Second-Priority Notes notify the Company of the default and the Company does not cure such default within the time specified in Section 501(3), (4), (8) or (9) after receipt of such notice.
          SECTION 502. Acceleration of Maturity; Rescission and Annulment.
          If an Event of Default (other than an Event of Default specified in Section 501(7) above) occurs and is continuing, then and in every such case the Second-Priority Trustee or the Holders of at least 25% in principal amount of the Outstanding Second-Priority Notes issued under this Second-Priority Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Second-Priority Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Second-Priority Trustee if given by Holders); provided, however, that so long as any Designated First Lien Indebtedness is outstanding, no such acceleration shall be effective until the earlier of:
          (1) acceleration of any such Designated First Lien Indebtedness; or
          (2) five Business Days after the giving of written notice of such acceleration to the Issuers and the administrative agent or trustee under such Designated First Lien Indebtedness.
          Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 501(7) above occurs and is continuing, then the principal amount of all Outstanding Second-Priority Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Second-Priority Trustee or any Holder.
          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Second-Priority Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Second-Priority Notes, by written notice to the Issuers and the Second-Priority Trustee, may rescind and annul such declaration and its consequences if:
     (a) the Issuers have paid or deposited with the Second-Priority Trustee a sum sufficient to pay:
     (A) all overdue interest on all Outstanding Second-Priority Notes,

     (B) all unpaid principal of (and premium on) any Outstanding Second-Priority Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Second-Priority Notes,
     (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Second-Priority Notes, and
     (D) all sums paid or advanced by the Second-Priority Trustee or Second-Priority Collateral Agent hereunder and the reasonable compensation, expenses, disbursements and advances of the Second-Priority Trustee or Second-Priority Collateral Agent, its agents and counsel; and
     (b) Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Second-Priority Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513. No such rescission shall affect any subsequent default or impair any right consequent thereon.
             Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 501(5) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Second-Priority Trustee or the Holders, if within 30 days after such Event of Default arose,
         (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or
         (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or
         (z) if the default that is the basis for such Event of Default has been cured.
          SECTION 503. Collection of Indebtedness and Suits for Enforcement by Second-Priority Trustee.
             The Issuers covenant that if:
         (a) default is made in the payment of any installment of interest on any Second-Priority Note when such interest becomes due and payable and such default continues for a period of 30 days, or
         (b) default is made in the payment of the principal of (or premium on) any Second-Priority Note at the Maturity thereof, the Issuers will, upon demand of the Second-Priority Trustee, pay to the Second-Priority Trustee for the benefit of the Holders of such Second-Priority Notes, the whole amount then due and payable on such Second-Priority Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Second-Priority Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Second-Priority Trustee and the Second-Priority Collateral Agent, its agents and counsel.
                  If the Issuers fail to pay such amounts forthwith upon such demand, the Second-Priority Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers, any Subsidiary Guarantor or any other obligor upon the Second-Priority Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers, any Subsidiary Guarantor or any other obligor upon the Second-Priority Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Second-Priority Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Second-Priority Indenture and the Guarantees by such appropriate judicial proceedings as the Second-Priority Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Subsidiary Guarantor, whether for the specific enforcement of any covenant or agreement in this Second-Priority Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including but without limitation, seeking recourse against any Subsidiary Guarantor.
          SECTION 504. Second-Priority Trustee May File Proofs of Claim.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor including any Subsidiary Guarantor, upon the Second-Priority Notes or the property of the Issuers or of such other obligor or their creditors, and subject to the Intercreditor Agreement, the Second-Priority Trustee (irrespective of whether the principal of the Second-Priority Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Second-Priority Trustee shall have made any demand on the Issuers for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Second-Priority Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Second-Priority Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Second-Priority Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Second-Priority Trustee and, in the event that the Second-Priority Trustee shall consent to the making of such payments directly to the Holders, to pay the Second-Priority Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Second-Priority Trustee or Second-Priority Collateral Agent, its agents and counsel, and any other amounts due the Second-Priority Trustee or Second-Priority Collateral Agent under Section 607 or Section 1411, as applicable.
          Nothing herein contained shall be deemed to authorize the Second-Priority Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Second-Priority Notes or the rights of any Holder thereof, or to authorize the Second-Priority Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 505. Second-Priority Trustee May Enforce Claims Without Possession of Second-Priority Notes.
          All rights of action and claims under this Second-Priority Indenture or the Second-Priority Notes may be prosecuted and enforced by the Second-Priority Trustee without the possession of any of the Second-Priority Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Second-Priority Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Second-Priority Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
          SECTION 506. Application of Money Collected.
          Subject to the terms of the Second-Priority Security Documents, any money or property collected by the Second-Priority Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Second-Priority Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Second-Priority Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Second-Priority Trustee under Section 607 and the Second-Priority Collateral Agent under Section 1411;
     SECOND: to holders of Designated First Lien Indebtedness of the Issuers and, if such money or property has been collected from a Subsidiary Guarantor, to holders of Designated First Lien Indebtedness of such Subsidiary Guarantor, in each case to the extent required by Article 16 and/or Article 17 hereof, as applicable;
     THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Second-Priority Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Second-Priority Notes for principal (and premium, if any) and interest, respectively; and
     FOURTH: The balance, if any, to the Issuers or any other obligor on the Second-Priority Notes, as their interests may appear or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders, the Second-Priority Collateral Agent and the Second-Priority Trustee have been paid in full as required by this Second-Priority Indenture.
          SECTION 507. Limitation on Suits.
          No Holder of any Second-Priority Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Second-Priority Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) such Holder has previously given written notice to the Second-Priority Trustee of a continuing Event of Default;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Second-Priority Notes shall have made written request to the Second-Priority Trustee to institute proceedings in respect of such Event of Default in its own name as Second-Priority Trustee hereunder;
     (3) such Holder or Holders have offered to the Second-Priority Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Second-Priority Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Second-Priority Trustee during such 30-day period by the Holders of a majority or more in principal amount of the Outstanding Second-Priority Notes;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Second-Priority Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Second-Priority Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Second-Priority Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

          SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.
          Notwithstanding any other provision in this Second-Priority Indenture, the Holder of any Second-Priority Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Second-Priority Note of the principal of (and premium, if any) and (subject to Section 307) interest on such Second-Priority Note on the respective Stated Maturities expressed in such Second-Priority Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
          SECTION 509. Restoration of Rights and Remedies.
          If the Second-Priority Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Second-Priority Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Second-Priority Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, any Subsidiary Guarantor, any other obligor of the Second-Priority Notes, the Second-Priority Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Second-Priority Trustee and the Holders shall continue as though no such proceeding had been instituted.
          SECTION 510. Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Second-Priority Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Second-Priority Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 511. Delay or Omission Not Waiver.
          No delay or omission of the Second-Priority Trustee or of any Holder of any Second-Priority Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Second-Priority Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Second-Priority Trustee or by the Holders, as the case may be.
          SECTION 512. Control by Holders.
          Subject to the terms of the Second-Priority Security Documents, the Holders of not less than a majority in principal amount of the Outstanding Second-Priority Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Second-Priority Trustee or Second-Priority Collateral Agent, or exercising any trust or power conferred on the Second-Priority Trustee or Second-Priority Collateral Agent, provided that:
     (1) such direction shall not be in conflict with any rule of law or with this Second-Priority Indenture,
     (2) subject to Section 315 of the Trust Indenture Act, the Second-Priority Trustee may take any other action deemed proper by the Second-Priority Trustee which is not inconsistent with such direction, and
     (3) the Second-Priority Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

     (4) prior to taking any such action, the Second-Priority Trustee or Second-Priority Collateral Agent shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          SECTION 513. Waiver of Past Defaults.
          Subject to Sections 508 and 902 and the last paragraph of Section 502, the Holders of not less than a majority in principal amount of the Outstanding Second-Priority Notes may on behalf of the Holders of all such Second-Priority Notes waive any past Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Second-Priority Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Second-Priority Note affected.
          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Second-Priority Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
          SECTION 514. Waiver of Stay or Extension Laws.
          Each of the Issuers, the Subsidiary Guarantors and any other obligor on the Second-Priority Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Second-Priority Indenture; and each of the Issuers, the Subsidiary Guarantors and any other obligor on the Second-Priority Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Second-Priority Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX
THE TRUSTEE
          SECTION 601. Duties of the Second-Priority Trustee.
          (a) Except during the continuance of a Default or an Event of Default,
     (1) the Second-Priority Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Second-Priority Indenture, and no implied covenants or obligations shall be read into this Second-Priority Indenture against the Second-Priority Trustee; and
     (2) in the absence of bad faith or willful misconduct on its part, the Second-Priority Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Second-Priority Trustee and conforming to the requirements of this Second-Priority Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Second-Priority Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Second-Priority Indenture, but not to verify the contents thereof.
          (b) In case an Event of Default has occurred and is continuing of which a Responsible Officer of the Second-Priority Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Second-Priority Trustee by the Issuers, any other obligor of the Second-Priority Notes or by any Holder, the Second-Priority Trustee shall exercise such of the rights and powers vested in it by this Second-Priority Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

          (c) No provision of this Second-Priority Indenture shall be construed to relieve the Second-Priority Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
     (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;
     (2) the Second-Priority Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Second-Priority Trustee was negligent in ascertaining the pertinent facts;
     (3) the Second-Priority Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Second-Priority Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Second-Priority Trustee, or exercising any trust or power conferred upon the Second-Priority Trustee, under this Second-Priority Indenture; and
     (4) no provision of this Second-Priority Indenture shall require the Second-Priority Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (d) Whether or not therein expressly so provided, every provision of this Second-Priority Indenture relating to the conduct or affecting the liability of or affording protection to the Second-Priority Trustee shall be subject to the provisions of this Section.
          SECTION 602. Notice of Defaults.
          Within 90 (ninety) days after the earlier of receipt from the Issuers of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Second-Priority Trustee, the Second-Priority Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Second-Priority Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Second-Priority Note, the Second-Priority Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Second-Priority Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.
          SECTION 603. Certain Rights of Second-Priority Trustee.
          Subject to the provisions of TIA Sections 315(a) through 315(d):
     (1) the Second-Priority Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (3) whenever in the administration of this Second-Priority Indenture the Second-Priority Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Second-Priority Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (4) the Second-Priority Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Second-Priority Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Second-Priority Indenture at the request or direction of any of the Holders pursuant to this Second-Priority Indenture, unless such Holders shall have offered to the Second-Priority Trustee reasonable security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Second-Priority Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Second-Priority Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Second-Priority Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation;
     (7) the Second-Priority Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Second-Priority Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (8) the Second-Priority Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Second-Priority Indenture;
     (9) the rights, privileges, protections, immunities and benefits given to the Second-Priority Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Second-Priority Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (10) the Second-Priority Trustee may request that the Issuers deliver an Officers’ Certificate substantially in the Form of Exhibit E hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Second-Priority Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (11) in no event shall the Second-Priority Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Second-Priority Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (12) the Second-Priority Trustee shall not be liable for the actions or omissions of the Company, Finance Co, the Subsidiary Guarantors, or any other Person and without limiting the foregoing, the Second-Priority Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Company, Finance Co or the Subsidiary Guarantors with the terms hereof or the Second-Priority Note Documents, or to verify or independently determine the accuracy of information received by the Second-Priority Trustee from the Company, Finance Co or the Subsidiary Guarantors (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral;

     (13) any permissive right of the Second-Priority Trustee to take or refrain from taking actions enumerated in this Second-Priority Indenture or the Second-Priority Note Documents shall not be construed as a duty;
     (14) the Second-Priority Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Second-Priority Trustee and Second-Priority Collateral Agent at the Corporate Trust Office and such notice references the Second-Priority Notes generally, the Company or this Second-Priority Indenture. Whenever reference is made in this Second-Priority Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Second-Priority Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Second-Priority Trustee is deemed to have knowledge in accordance with this paragraph; and
     (15) to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Second-Priority Trustee pursuant to this Second-Priority Indenture also shall be afforded to the Second-Priority Collateral Agent.
          The Second-Priority Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          SECTION 604. Second-Priority Trustee Not Responsible for Recitals or Issuance of Second-Priority Notes.
          The recitals contained herein and in the Second-Priority Notes, except for the Second-Priority Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Second-Priority Trustee assumes no responsibility for their correctness. The Second-Priority Trustee makes no representations as to the validity or sufficiency of this Second-Priority Indenture, the Second-Priority Note Documents or of the Second-Priority Notes, except that the Second-Priority Trustee represents that it is duly authorized to execute and deliver this Second-Priority Indenture the Second-Priority Note Documents, authenticate the Second-Priority Notes and perform its obligations hereunder and that the statements made by it in a “Statement of Eligibility” on Form T-1 supplied to the Issuers are true and accurate, subject to the qualifications set forth therein. The Second-Priority Trustee shall not be accountable for the use or application by the Issuers of Second-Priority Notes or the proceeds thereof.
          SECTION 605. May Hold Second-Priority Notes.
          The Second-Priority Trustee, any Paying Agent, any Second-Priority Note Registrar or any other agent of the Issuers or of the Second-Priority Trustee, in its individual or any other capacity, may become the owner or pledgee of Second-Priority Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuers with the same rights it would have if it were not the Second-Priority Trustee, Paying Agent, Second-Priority Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.
          SECTION 606. Money Held in Trust.
          Money held by the Second-Priority Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Second-Priority Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers. Money and Government Securities so held in trust are not subject to Article 16 or Article 17 hereof.

          SECTION 607. Compensation and Reimbursement.
          The Issuers agree:
     (1) to pay to the Second-Priority Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Second-Priority Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Second-Priority Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Second-Priority Trustee in accordance with any provision of this Second-Priority Indenture or other Second-Priority Note Document (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence (or gross negligence in the case of the Second-Priority Collateral Agent) or willful misconduct; and
     (3) to indemnify the Second-Priority Trustee and any predecessor Second-Priority Trustee (and each of their officers, directors, employees, counsel and agents) for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Second-Priority Trustee) incurred without negligence (or gross negligence in the case of the Second-Priority Collateral Agent) or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties under this Second-Priority Indenture and the Second-Priority Note Documents including the costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Issuers, a Subsidiary Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          The obligations of the Issuers under this Section to compensate the Second-Priority Trustee, to pay or reimburse the Second-Priority Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Second-Priority Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Second-Priority Indenture and resignation or removal of the Second-Priority Trustee. As security for the performance of such obligations of the Issuers, the Second-Priority Trustee shall have a Lien prior to the Second-Priority Notes upon all property and funds held or collected by the Second-Priority Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Second-Priority Notes.
          When the Second-Priority Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
          The provisions of this Section shall survive the termination of this Second-Priority Indenture.
          SECTION 608. Corporate Second-Priority Trustee Required; Eligibility.
          There shall be at all times a Second-Priority Trustee hereunder which shall be eligible to act as Second-Priority Trustee under TIA Sections 310(a)(1), (2) and (5) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Second-Priority Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 609. Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Second-Priority Trustee and no appointment of a successor Second-Priority Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Second-Priority Trustee in accordance with the applicable requirements of Section 610.
          (b) The Second-Priority Trustee may resign at any time by giving written notice thereof to the Issuers. Upon receiving such notice of resignation, the Issuers shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Second-Priority Trustee and a copy to the successor trustee. If the instrument of acceptance by a successor Second-Priority Trustee required by Section 610 shall not have been delivered to the Second-Priority Trustee within 30 days after the giving of such notice of resignation, the resigning Second-Priority Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Second-Priority Trustee.
          (c) The Second-Priority Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Second-Priority Notes, delivered to the Second-Priority Trustee and to the Issuers. If the instrument of acceptance by a successor Second-Priority Trustee required by Section 610 shall not have been delivered to the Second-Priority Trustee within 30 days after the giving of such notice of resignation, the resigning Second-Priority Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Second-Priority Trustee.
          (d) If at any time:
     (1) the Second-Priority Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Second-Priority Note for at least six months, or
     (2) the Second-Priority Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Second-Priority Note for at least six months, or
     (3) the Second-Priority Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Second-Priority Trustee or of its property shall be appointed or any public officer shall take charge or control of the Second-Priority Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuers, by a Board Resolution, may remove the Second-Priority Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Second-Priority Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Second-Priority Trustee and the appointment of a successor Second-Priority Trustee.
          (e) If the Second-Priority Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Second-Priority Trustee for any cause, the Issuers, by a Board Resolution, shall promptly appoint a successor Second-Priority Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Second-Priority Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Second-Priority Notes delivered to the Issuers and the retiring Second-Priority Trustee, the successor Second-Priority Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Second-Priority Trustee and supersede the successor Second-Priority Trustee appointed by the Issuers. If no successor Second-Priority Trustee shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Second-Priority Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Second-Priority Trustee.
          (f) The Issuers shall give notice of each resignation and each removal of the Second-Priority Trustee and each appointment of a successor Second-Priority Trustee to the Holders in the manner provided for in

Section 106. Each notice shall include the name of the successor Second-Priority Trustee and the address of its Corporate Trust Office.
          SECTION 610. Acceptance of Appointment by Successor.
          (a) Every successor Second-Priority Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuers and to the retiring Second-Priority Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Second-Priority Trustee shall become effective and such successor Second-Priority Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Second-Priority Trustee; but, on request of the Issuers or the successor Second-Priority Trustee, such retiring Second-Priority Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Second-Priority Trustee all the rights, powers and trusts of the retiring Second-Priority Trustee and shall duly assign, transfer and deliver to such successor Second-Priority Trustee all property and money held by such retiring Second-Priority Trustee hereunder. Upon request of any such successor Second-Priority Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Second-Priority Trustee all such rights, powers and trusts.
          (b) Upon request of any such successor Second-Priority Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Second-Priority Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.
          (c) No successor Second-Priority Trustee shall accept its appointment unless at the time of such acceptance such successor Second-Priority Trustee shall be qualified and eligible under this Article.
          SECTION 611. Merger, Conversion, Consolidation or Succession to Business.
          Any corporation into which the Second-Priority Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Second-Priority Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Second-Priority Trustee, shall be the successor of the Second-Priority Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Second-Priority Notes shall have been authenticated, but not delivered, by the Second-Priority Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Second-Priority Trustee may adopt such authentication and deliver the Second-Priority Notes so authenticated with the same effect as if such successor Second-Priority Trustee had itself authenticated such Second-Priority Notes. In case at that time any of the Second-Priority Notes shall not have been authenticated, any successor Second-Priority Trustee may authenticate such Second-Priority Notes either in the name of any predecessor hereunder or in the name of the successor Second-Priority Trustee. In all such cases such certificates shall have the full force and effect which this Second-Priority Indenture provides for the certificate of authentication of the Second-Priority Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Second-Priority Trustee or to authenticate Second-Priority Notes in the name of any predecessor Second-Priority Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
          SECTION 612. Appointment of Authenticating Agent.
          At any time when any of the Second-Priority Notes remain Outstanding, the Second-Priority Trustee may appoint an Authenticating Agent or Agents with respect to the Second-Priority Notes which shall be authorized to act on behalf of the Second-Priority Trustee to authenticate Second-Priority Notes and the Second-Priority Trustee shall give written notice of such appointment to all Holders of Second-Priority Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Second-Priority Notes so authenticated shall be entitled to the benefits of this Second-Priority Indenture and shall be valid and obligatory for all purposes as if authenticated by the Second-Priority Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Second-Priority Trustee, and a copy of such instrument shall be promptly furnished to the Issuers. Wherever reference is made in this Second-Priority Indenture to the authentication and delivery of Second-Priority Notes by the Second-Priority Trustee or the Second-Priority Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Second-Priority Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Second-Priority Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Second-Priority Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Second-Priority Trustee and to the Issuers. The Second-Priority Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Second-Priority Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuers and shall give written notice of such appointment to all Holders of Second-Priority Notes, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          The Issuers agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuers and such Authenticating Agent.
          If an appointment is made pursuant to this Section, the Second-Priority Notes may have endorsed thereon, in addition to the Second-Priority Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
          This is one of the Second-Priority Notes designated therein referred to in the within-mentioned Second-Priority Indenture.

WILMINGTON TRUST FSB, as Second-Priority Trustee
By:
as Authenticating Agent

By:
as Authorized Officer

ARTICLE SEVEN
HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUERS
          SECTION 701. Issuers to Furnish Second-Priority Trustee Names and Addresses.
          The Issuers will furnish or cause to be furnished to the Second-Priority Trustee
     (a) semiannually, not more than five days after each Regular Record Date, a list, in such form as the Second-Priority Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and
     (b) at such other times as the Second-Priority Trustee may reasonably request in writing, within 30 days after receipt by the Issuers of any such request, a list of similar form and content to that in paragraph (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Second-Priority Trustee shall be the Second-Priority Note Registrar, no such list need be furnished.
          SECTION 702. Disclosure of Names and Addresses of Holders.
          Every Holder of Second-Priority Notes, by receiving and holding the same, agrees with the Issuers and the Second-Priority Trustee that none of the Issuers or the Second-Priority Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Second-Priority Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).
          SECTION 703. Reports by Second-Priority Trustee.
          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Second-Priority Notes pursuant to this Second-Priority Indenture, the Second-Priority Trustee shall transmit to the Holders of Second-Priority Notes (with a copy to the Issuers at the Place of Payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).
ARTICLE EIGHT
MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS
          SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.
          Neither Issuer may consolidate or merge with or into or wind up into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions (other than a swap of Spectrum Assets and related assets pursuant to Section 1018) to any Person unless:
     (1) such Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);
     (2) the Successor Company, if other than such Issuer, expressly assumes all the obligations of such Issuer under this Second-Priority Indenture, the Second-Priority Notes and the Second-Priority

Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Second-Priority Trustee;
     (3) immediately after such transaction no Default or Event of Default exists;
     (4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (i) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 1011(a) or (ii) the Issue Date Ratings Condition is satisfied;
     (5) each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case Section 802(2) below shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Second-Priority Indenture and the Second-Priority Notes;
     (6) the Issuers shall have delivered to the Second-Priority Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Second-Priority Indenture and, if a supplemental indenture or any supplement to any Second-Priority Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Second-Priority Indenture;
     (7) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Second-Priority Security Documents, the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Second-Priority Security Documents in the manner and to the extent required in this Second-Priority Indenture or any of the Second-Priority Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Second-Priority Security Documents; and
     (8) the Collateral owned by or transferred to the Successor Company shall:
     (a) continue to constitute Collateral under this Second-Priority Indenture and the Second-Priority Security Documents,
     (b) be subject to the Lien in favor of the Second-Priority Collateral Agent for the benefit of the Second-Priority Collateral Agent, the Second-Priority Trustee and the Holders of the Second-Priority Notes, and
     (c) not be subject to any Lien other than Permitted Liens (or Permitted Spectrum Liens in the case of Spectrum Assets).
          The Successor Company shall succeed to, and be substituted for such Issuer under this Second-Priority Indenture and the Second-Priority Notes and such Issuer (if not the Successor Company) will be fully released from its obligations under this Second-Priority Indenture, the Second-Priority Notes and the Second-Priority Security Documents. Notwithstanding the foregoing clauses (3) and (4),
     (a) any Restricted Subsidiary that is not a Subsidiary Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary;
     (b) subject to the last paragraph of this covenant, any Subsidiary Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor, and
     (c) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the guarantor or the Company in another State of the United States.

          SECTION 802. Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms.
          Subject to Section 1015(b) and the last paragraph of this Section 802, each Subsidiary Guarantor shall not, and the Issuers will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(A) (1) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);
     (2) the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Second-Priority Indenture and such Subsidiary Guarantor’s Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Second-Priority Trustee;
     (3) immediately after such transaction no Default or Event of Default exists;
     (4) the Issuers shall have delivered to the Second-Priority Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, amendments, supplements or other instruments relating to the Second-Priority Security Documents if any, comply with this Second-Priority Indenture, if a supplemental indenture or any supplement to any Second-Priority Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Second-Priority Indenture;
     (5) to the extent any assets of the Person which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the Second-Priority Security Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Second-Priority Security Documents in the manner and to the extent required in this Second-Priority Indenture or any of the Second-Priority Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Second-Priority Security Documents; and
     (6) the Collateral owned by or transferred to the Successor Person shall:
     (i) continue to constitute Collateral under this Second-Priority Indenture and the Second-Priority Security Documents,
     (ii) be subject to the Lien in favor of the Second-Priority Collateral Agent for the benefit of the Second-Priority Collateral Agent, the Second-Priority Trustee and the Holders, and
     (iii) not be subject to any Lien other than Permitted Liens (or Permitted Spectrum Liens in the case of Spectrum Assets); or
(B) the transaction is made in compliance with Section 1018.
     Subject to Section 1015(b) hereof, the Successor Person shall succeed to, and be substituted for, such Subsidiary Guarantor under this Second-Priority Indenture and such Subsidiary Guarantor’s Guarantee. Notwithstanding the foregoing, but subject to the next paragraph, any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company; and

     Notwithstanding the foregoing, except in compliance with a transaction conducted pursuant to Section 1018 (including pursuant to the exclusions contained in the definition of “Asset Sale”), no Spectrum Assets held by a Domestic Subsidiary shall be sold or otherwise transferred to any Person unless such Person is or becomes a Subsidiary Guarantor and all such Spectrum Assets constitute Collateral and are pledged pursuant to the Second-Priority Security Documents.
          SECTION 803. Successor Substituted.
          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Issuers or any Subsidiary Guarantor in accordance with Sections 801 and 802 hereof, the successor Person formed by such consolidation or into which the Issuers or such Subsidiary Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuers or such Subsidiary Guarantor, as the case may be, under this Second-Priority Indenture and/or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuers or such Subsidiary Guarantor, as the case may be, herein and/or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Second-Priority Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Second-Priority Notes or the Guarantees, as the case may be.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
          SECTION 901. Amendments or Supplements Without Consent of Holders.
          Notwithstanding the foregoing, without the consent of any Holder, the Issuers, any Subsidiary Guarantor (with respect to a Guarantee or this Second-Priority Indenture to which it is a party); when authorized by Board resolutions of their respective Board of Directors, and the Second-Priority Trustee, at any time and from time to time, may amend or supplement this Second-Priority Indenture, any Guarantee, the Second-Priority Notes or the Second-Priority Security Documents, in form satisfactory to the Second-Priority Trustee, for any of the following purposes:
     (1) to cure any ambiguity, omission, mistake, defect or inconsistency;
     (2) to provide for uncertificated Second-Priority Notes in addition to or in place of certificated Second-Priority Notes;
     (3) to comply with Article Eight hereof;
     (4) to evidence the succession of another Person to the Company or to any Guarantor and to provide the assumption of the Issuers’ or any Subsidiary Guarantor’s obligations to Holders;
     (5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Second-Priority Indenture of any such Holder;
     (6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers;
     (7) to evidence and provide for the acceptance and appointment under this Second-Priority Indenture of a successor Second-Priority Trustee pursuant to the requirements of Sections 609 and 610;
     (8) to add a Subsidiary Guarantor under this Second-Priority Indenture or to add additional assets as Collateral;

     (9) release Liens in favor of the Second-Priority Collateral Agent in the Collateral in accordance with the terms of this Second-Priority Indenture, Second-Priority Security Documents or the Intercreditor Agreement;
     (10) to conform the text of this Second-Priority Indenture, Guarantees or the Second-Priority Notes or any Second-Priority Security Document to the “Description of second lien notes” section of the Offering Memorandum to the extent that such provision in the “Description of notes” section was intended (as evidenced by an Officers’ Certificate from the Issuers) to be a verbatim recitation of a provision of this Second-Priority Indenture, the Guarantees, the Second-Priority Notes or such Second-Priority Security Document;
     (11) to add any Permitted Additional Junior Lien Obligations to the Second-Priority Security Documents on the terms set forth therein; or
     (12) to release any Collateral pursuant to the provisions of this Second-Priority Indenture.
          Until the Discharge of First-Priority Obligations has occurred, the holders of the First-Priority Obligations may change, waive, modify or vary the security documents of such holders and, pursuant to the Intercreditor Agreement, such changes will automatically apply to the Second-Priority Security Documents; provided that any such change, waiver, modification or variance that is prejudicial to the rights of the Second-Priority Collateral Agent, the Second-Priority Trustee and the Holders of the Second-Priority Notes and any Permitted Additional Junior Lien Obligations and does not affect the holders of the First-Priority Obligations in a like or similar manner shall not apply to the Second-Priority Security Documents without the consent of the Second-Priority Collateral Agent and the Second-Priority Trustee (acting at the direction of the Holders of a majority of the aggregate principal amount of the Second-Priority Notes and Permitted Additional Junior Lien Obligations). Notice of such amendment, waiver or consent shall be given to the Second-Priority Trustee by the Issuers, but any failure to provide such notice will not affect the validity or effectiveness of any such amendment, waiver or consent.
          SECTION 902. Amendments, Supplements or Waivers with Consent of Holders.
          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Second-Priority Notes, by Act of said Holders delivered to the Issuers and the Second-Priority Trustee, the Issuers, any Subsidiary Guarantor (with respect to any Guarantee or this Second-Priority Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Second-Priority Trustee may amend or supplement this Second-Priority Indenture, the Second-Priority Security Documents, any Guarantee or the Second-Priority Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder and any existing Default, Event of Default or compliance with any provision of this Second-Priority Indenture or the Second-Priority Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Second-Priority Notes, other than Second-Priority Notes beneficially owned by the Issuers or their Affiliates (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Second-Priority Notes); provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Second-Priority Note affected thereby:
     (1) reduce the principal amount of Second-Priority Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the Maturity of any such Second-Priority Note or alter or waive the provisions with respect to the redemption of the Second-Priority Notes (other than Sections 1017 and 1018);
     (3) reduce the rate of or change the time for payment of interest on any Second-Priority Note;

     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Second-Priority Notes issued under this Second-Priority Indenture, except a rescission of acceleration of the Second-Priority Notes by the Holders of at least a majority in aggregate principal amount of the Second-Priority Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Second-Priority Indenture or any guarantee which cannot be amended or modified without the consent of all Holders;
     (5) make any Second-Priority Note payable in money other than that stated in the Second-Priority Notes;
     (6) make any change in Section 513 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Second-Priority Notes;
     (7) make any change in these amendment and waiver provisions;
     (8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Second-Priority Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Second-Priority Notes; or
     (9) make any change to or modify the ranking of the Second-Priority Notes that would adversely affect the Holders.
          In addition, without the consent of the Holders of at least 75% in principal amount of Second-Priority Notes then outstanding, no amendment, supplement or waiver may (1) modify any Second-Priority Security Document or the provisions in this Second-Priority Indenture dealing with Second-Priority Security Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with this Second-Priority Indenture, the Second-Priority Security Documents and the Intercreditor Agreement or (2) modify the Intercreditor Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Second-Priority Indenture, the Second-Priority Security Documents and the Intercreditor Agreement.
          SECTION 903. Execution of Amendments, Supplements or Waivers.
          In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Second-Priority Indenture, the Second-Priority Trustee shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Second-Priority Indenture, that all conditions precedent thereto have been satisfied, and, to the extent applicable, that there is no material adverse effect on the Holders. The Second-Priority Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Second-Priority Trustee’s own rights, duties or immunities under this Second-Priority Indenture or otherwise. No provision of this Second-Priority Indenture or Second-Priority Note Document may be amended that adversely affects the Second-Priority Collateral Agent without the Second-Priority Collateral Agent’s written consent.
          SECTION 904. Effect of Amendments, Supplements or Waivers.
          Upon the execution of any supplemental indenture under this Article, this Second-Priority Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Second-Priority Indenture for all purposes; and every Holder of Second-Priority Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
          SECTION 905. Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906. Reference in Second-Priority Notes to Supplemental Second-Priority Indentures.
          Second-Priority Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, bear a notation in form satisfactory to the Second-Priority Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Second-Priority Notes so modified as to conform, in the opinion of the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Second-Priority Trustee in exchange for Outstanding Second-Priority Notes.
          SECTION 907. Notice of Supplemental Second-Priority Indentures.
          Promptly after the execution by the Issuers, any Subsidiary Guarantor and the Second-Priority Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Issuers shall give notice thereof to the Holders of each Outstanding Second-Priority Note, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.
ARTICLE TEN
COVENANTS
          SECTION 1001. Payment of Principal, Premium, if Any, and Interest.
          The Issuers covenant and agree for the benefit of the Holders that they will duly and punctually pay the principal of (and premium, if any) and interest on the Second-Priority Notes in accordance with the terms of the Second-Priority Notes and this Second-Priority Indenture.
          SECTION 1002. Maintenance of Office or Agency.
          The Issuers will maintain an office or agency where Second-Priority Notes may be presented or surrendered for payment, where Second-Priority Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Second-Priority Notes and this Second-Priority Indenture may be served. The designated office of the Second-Priority Trustee shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes. The Issuers will give prompt written notice to the Second-Priority Trustee of any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Second-Priority Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Second-Priority Trustee, and the Issuers hereby appoint the Second-Priority Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Issuers may also from time to time designate one or more other offices or agencies where the Second-Priority Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain an office or agency for such purposes. The Issuers will give prompt written notice to the Second-Priority Trustee of any such designation or rescission and any change in the location of any such other office or agency.
          SECTION 1003. Money for Second-Priority Notes Payments to Be Held in Trust.
          If the Issuers shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Second-Priority Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Second-Priority Trustee of its action or failure so to act.

          Whenever the Issuers shall have one or more Paying Agents for the Second-Priority Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Second-Priority Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Second-Priority Trustee) the Issuers will promptly notify the Second-Priority Trustee of such action or any failure so to act.
          The Issuers will cause each Paying Agent (other than the Second-Priority Trustee) to execute and deliver to the Second-Priority Trustee an instrument in which such Paying Agent shall agree with the Second-Priority Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Second-Priority Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Second-Priority Trustee notice of any default by the Issuers (or any other obligor upon the Second-Priority Notes) in the making of any payment of principal (and premium, if any) or interest; and
     (3) at any time during the continuance of any such default, upon the written request of the Second-Priority Trustee, forthwith pay to the Second-Priority Trustee all sums so held in trust by such Paying Agent.
          The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Second-Priority Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Second-Priority Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Second-Priority Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Second-Priority Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
          Any money deposited with the Second-Priority Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (or premium, if any) or interest on any Second-Priority Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on Issuer Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Second-Priority Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Second-Priority Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as Second-Priority Trustee thereof, shall thereupon cease; provided, however, that the Second-Priority Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.
          SECTION 1004. Corporate Existence.
          Subject to Article Eight, the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) and franchises of the Issuers and each Restricted Subsidiary; provided, however, that the Issuers shall not be required to preserve any such right or franchise if management of the Issuers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and its Subsidiaries as a whole.

          SECTION 1005. Payment of Taxes and Other Claims.
          The Issuers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Issuers or any Subsidiary or upon the income, profits or property of the Issuers or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuers or any Subsidiary; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuers) are being maintained in accordance with GAAP.
          SECTION 1006. Maintenance of Properties.
          The Issuers will cause all properties owned by the Issuers or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuers from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of management of the Issuers, desirable in the conduct of its business or the business of any Restricted Subsidiary.
          SECTION 1007. Insurance.
          (a) The Issuers will at all times keep all of its and its Subsidiaries properties which are of an insurable nature insured with insurers, believed by the Issuers to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.
          (b) The Issuers and Subsidiary Guarantors (i) will cause any insurance policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Second-Priority Trustee, which endorsement shall provide that, from and after the Issue Date, if the insurance carrier shall have received written notice from the Second-Priority Trustee of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Issuers and the Subsidiary Guarantors under such policies directly to the Second-Priority Trustee; (ii) will cause all such policies to provide that neither the Issuers, the Second-Priority Trustee nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Second-Priority Trustee may reasonably require from time to time to protect their interests; (iii) deliver original or certified copies of all such policies to the Second-Priority Trustee; cause each such policy to provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Second-Priority Trustee (giving the Second-Priority Trustee the right to cure defaults in the payment of premiums (at the expense of the Issuers)) or (y) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Second-Priority Trustee; and (iv) will deliver to the Second-Priority Trustee, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a draft copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Second-Priority Trustee) and reasonably promptly thereafter deliver a duplicate original copy of such policy together with evidence satisfactory to the Second-Priority Trustee of payment of the premium therefor.
          (c) The Issuers and the Subsidiary Guarantors will notify the Second-Priority Trustee promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this covenant is taken out by the Issuers or any Subsidiary Guarantor, and promptly deliver to the Second-Priority Trustee a duplicate original copy of such policy or policies.

          SECTION 1008. Statement by Officers as to Default.
          (a) The Issuers will deliver to the Second-Priority Trustee within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and its Restricted Subsidiaries during the preceding fiscal year, has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Second-Priority Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Issuers during such preceding fiscal year, has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Second-Priority Indenture and no Default or Event of Default occurred during such fiscal year, and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Second-Priority Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Second-Priority Trustee should the Issuers elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Second-Priority Indenture.
          (b) When any Default or Event of Default has occurred and is continuing under this Second-Priority Indenture, the Issuers shall deliver to the Second-Priority Trustee by registered or certified mail or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within 10 Business Days of its occurrence.
          SECTION 1009. Reports and Other Information.
          (a) So long as any Second-Priority Notes are outstanding, the Company shall be required to provide to the Second-Priority Trustee and Holders, without cost to the Second-Priority Trustee or any Holder:
     (1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports containing the information required to be contained in a filing with the Commission on Form 10-K, or any successor or comparable form, or required in such successor or comparable form;
     (2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in a filing with the Commission on Form 10-Q or any successor or comparable form or required in such successor or comparable form; and
     (3) promptly from time to time after the occurrence of an event that would require information about such event to be provided to the Commission on Form 8-K, or any successor or comparable form, a current report with such information; provided that unless otherwise required to be provided to Holders, current reports shall only be required with respect to the following Form 8-K Items (or its successor item): Item 1.01 (Entry into a Material Definitive Agreement), Item 1.02 (Termination of a Material Definitive Agreement), Item 1.03 (Bankruptcy or Receivership), Item 2.01 (Completion of Acquisition or Disposition of Assets), Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), Item 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), Item 2.05 (Costs Associated with Exit or Disposal Activities), Item 4.01 (Changes in Registrant’s Certifying Accountant), Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), Item 5.01 (Changes in Control of Registrant), Items 5.02 (a), (b) and (c) (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers) and Item 9.01 (Financial Statements and Exhibits, but only with respect to financial statements and pro forma financial information relating to transactions required to be reported pursuant to Item 2.01); provided, however, that unless otherwise required to be provided to Holders, no such current report shall be required to be furnished if the Company determines in its good faith judgment that such event is not material to Holders of Second-Priority Notes or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole;
provided, however, that unless otherwise required to be provided to Holders:
     (A) such reports required pursuant to Section 1009(a)(1) shall not be required to include the information contemplated by Item 1B, Item 4, Item 5, Item 9A, Item 9A(T), Item 10 (but only with respect to information required by Items 405, 406 and 407 of Regulation S-K; provided, however, that such reports shall be required to present the information contemplated by Item 10 with exclusions consistent with the information in (or excluded from) the Offering Memorandum), Item 11, Item 13 (both only with respect to the information required by Item 407 of Regulation S-K; provided, however, that such reports shall be required to present the information contemplated by Items 11 and 13 with exclusions consistent with the information in (or excluded from) the Offering Memorandum) and Item 14 of Form 10-K, as in effect on the Issue Date;
     (B) such reports required pursuant to Section 1009(a)(2) shall not be required to include the information contemplated by Item 4 and Item 4T of Part I thereof and Item 2 and Item 4 of Part II of Form 10-Q, as in effect on the Issue Date; and
     (C) such reports required pursuant to Section 1009(a)(1), (2) and (3) (i) shall not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), in each case, as in effect on the Issue Date or any successor provision thereto, and (ii) shall not be required to comply with Items 402, 405, 406, 407 and 601 of Regulation S-K promulgated by the Commission, in each case, as in effect on the Issue Date or any successor provision thereto;
in each case, in a manner that complies in all material respects with the requirements specified in such form. The Company shall make the information referred to above in this clause (a) available by posting such information on a publicly accessible page on the Company’s website (or that of any of its parent companies). To the extent not satisfied by the foregoing, the Company shall agree that, for so long as any Second-Priority Notes are outstanding, it shall furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          (b) The Issuers may satisfy their obligations in this Section 1009 with respect to information relating to the Issuers by furnishing information relating to the Parent; provided that, with respect to any audited or unaudited financial statements, the same is accompanied by consolidating information that explains in reasonable detail the differences between the financial information relating to the Parent, on the one hand, and the information relating to the Issuers and the Restricted Subsidiaries on a stand-alone basis, on the other hand.
          (c) If Parent or the Company has electronically filed with the Securities and Exchange Commission’s Next-Generation EDGAR system (or any successor system), the reports described in clause (a) above (including any consolidating information required by clause (b), unless otherwise provided to the Second-Priority Trustee and the Holders), the Issuers shall be deemed to have satisfied the foregoing requirements.
          (d) The Issuers shall also hold quarterly conference calls for the Holders of the Second-Priority Notes to discuss financial information for the previous quarter. The conference call shall be following the last day of each fiscal quarter of the Issuers and not later than ten business days from the time that the Issuers distribute the financial information as set forth Section 1009(a)(1) and (2), as applicable above. No fewer than two days prior to the conference call, the Issuers shall issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call. For the avoidance of doubt, the Issuers may satisfy the requirements of this paragraph by (i) combining the conference calls required above with the earnings conference calls of the Parent that are held on a quarterly basis with equity holders or (ii) holding the conference calls required above within the time period required as part of any earnings calls of the Issuers in accordance with past practice.
          Nothing herein shall be construed so as to require the Issuers to include in such reports any information specified in Rule 3-10 or Rule 3-16 of Regulation S-X.
          SECTION 1010. Limitation on Restricted Payments.
          (a) The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:
     (1) declare or pay any dividend or make any distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:
     (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests; or
     (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;
     (2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation, held by Persons other than the Issuers or any Subsidiary Guarantor;
     (3) make any principal payment on, or redeem, repurchase, defease, otherwise acquire or retire for value or give any irrevocable notice of redemption with respect thereto in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness, other than:
     (A) First-Priority Obligations, Second-Priority Notes and Permitted Additional Junior Lien Obligations (all Indebtedness not listed in this clause (A), the “Junior Indebtedness”);
     (B) Indebtedness permitted under Section 1011(b)(3), (6), (7), (8) and (9);
     (C) the purchase, repurchase or other acquisition of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition;
     (D) Indebtedness incurred under revolving credit facilities (other than payments, redemptions, repurchases, defeasances or other acquisitions or retirements for value that are accompanied by a termination or reduction of commitments under such revolving credit facilities); or
     (E) the giving of an irrevocable notice of redemption with respect to the transactions described in Section 1010(a)(2) and (3); or
     (4) make any Restricted Investment
(all such payments and other actions set forth in Section 1010(a)(1) through (4) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
     (B) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under Section 1011(a); and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and the Restricted Subsidiaries after the Original Issue Date (including Restricted Payments permitted by Section 1010(b) (1) and (8), but excluding all other Restricted Payments permitted by Section 1010(b), is less than the sum of:
     (1) the EBITDA of the Issuers for the period (taken as one accounting period) from October 1, 2009, to the end of the Issuers’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 1.4 times Consolidated Interest Expense of the Issuers for the same period; provided that if the amount under this clause (1) for any fiscal quarter is less than zero, then the amount “built” under this clause (1) for such fiscal quarter shall be deemed to be equal to zero, plus
     (2) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities or other property received by the Issuers since immediately after the Original Issue Date from the issue or sale of:
     (x) Equity Interests of the Company, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities or other property received from the sale of:
     (A) Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent of the Company and the Company’s Subsidiaries after the Original Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 1010(b)(4); and
     (B) Designated Preferred Stock; or
     (y) debt securities of the Issuers that have been converted into such Equity Interests of the Issuers or its direct or indirect parents;
provided, however, that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests or converted debt securities of the Issuers sold to a Restricted Subsidiary or the Company, as the case may be, (c) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (d) Excluded Contributions or (e) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1011(b)(14), plus
     (3) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors, of marketable securities or other property contributed to the capital of the Company following the Original Issue Date other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1011(b)(14) (other than by a Restricted Subsidiary) and other than by any Excluded Contributions, plus
     (4) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors, of marketable securities or other property received by the Issuers or a Restricted Subsidiary by means of:

     (A) the sale or other disposition (other than to the Issuers or a Restricted Subsidiary) of Restricted Investments made by the Issuers and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuers and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Issuers and the Restricted Subsidiaries and (without duplication of amounts included in EBITDA) any dividends or distributions received by the Issuers or a Restricted Subsidiary on account of Restricted Investments, in each case after the Original Issue Date; or
     (B) the sale (other than to the Issuers or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuers or a Restricted Subsidiary pursuant to Section 1010(b)(18) or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary in each case after the Original Issue Date; plus
     (5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $75.0 million, in writing by an independent investment banking firm of nationally recognized standing, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Issuers or a Restricted Subsidiary pursuant Section 1010(b)(18) or to the extent such Investment constituted a Permitted Investment.
     (b) The foregoing provisions shall not prohibit:
     (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Second-Priority Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice such payment would have complied with the provisions of this Second-Priority Indenture;
     (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company (“Retired Capital Stock”) or Junior Indebtedness of the Issuers or a Subsidiary Guarantor, or any Equity Interests of any direct or indirect parent of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to an Issuer or a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent of the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);
     (3) the redemption, repurchase or other acquisition or retirement of Junior Indebtedness of the Issuers or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Junior Indebtedness of the Issuers or a Subsidiary Guarantor, as the case may be, which is incurred in compliance with Section 1011 so long as:
     (A) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired,
     (B) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, acquired or retired; and
     (C) in the case of unsecured Indebtedness, such new Indebtedness is unsecured and in the case of secured Indebtedness, such new Indebtedness is either unsecured or has a junior lien priority in the Collateral relative to the Second-Priority Notes pursuant to an Intercreditor Agreement;
     (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or any of its direct or indirect parents held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parents pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $5.0 million in any fiscal year (with unused amounts in any calendar year being carried over to the immediately succeeding calendar year); provided further that such amount may be increased by an amount not to exceed:
     (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parents, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parents that occurred after the Original Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus
     (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Original Issue Date; less
     (C) the amount of any Restricted Payments previously made pursuant to Section 1010(b)(4)(A) and (B);
     (5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuers or any Restricted Subsidiary issued in accordance with Section 1011;
(6) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Original Issue Date; provided that the aggregate amount of dividends paid pursuant to this Section 1010(b)(6)(A) shall not exceed the aggregate amount of cash actually received by the Company from the sale of such Designated Preferred Stock; and
     (B) the declaration and payment of dividends to a direct or indirect parent of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent issued after the Original Issue Date; provided that the amount of dividends paid pursuant to this Section 1010(b)(6)(B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock;
     (7) repurchases of Equity Interests (i) constituting fractional shares or (ii) deemed to occur upon exercise of stock options or warrants or other securities convertible or exchangeable into Equity Interests or any other security if such Equity Interests or other security represent all or a portion of the exercise price of such options or warrants;
     (8) the payment of dividends on the Company’s common equity or the dividend or distribution to any direct or indirect parent company to fund the payment by such parent company of dividends on its common equity after the Original Issue Date, of up to 6% per annum of the net proceeds received by or contributed to the Issuers in any public offering, other than public offerings with respect to the Company’s or such direct or indirect parent company’s common stock equity registered on Form S-8 and other than any public sale constituting an Excluded Contribution;
     (9) Restricted Payments that are made with Excluded Contributions;

     (10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this Section 1010(b)(10) not to exceed $20.0 million;
     (11) the declaration and payment of dividends by the Company to, or the making of loans to, any direct or indirect parent company of the Company (other than Sprint) for the purpose of paying;
     (A) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence,
     (B) federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,
     (C) customary salary, bonus and other benefits payable to officers and, and any indemnification obligations of, officers, directors and employees or former officers, directors or employees of any direct or indirect parent of the Company (other than Sprint) to the extent such salaries, bonuses, indemnification obligations and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries,
     (D) general corporate overhead expenses of any direct or indirect parent of the Company (other than Sprint) to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;
     (E) fees and expenses incurred by any direct or indirect parent company of the Company in connection with any unsuccessful equity issuances or incurrence of Indebtedness to the extent the net proceeds thereof are intended to be contributed to the Company; and
     (F) taxes with respect to income of any direct or indirect parent company of the Company (other than Sprint) derived from funding made available to the Company and its Restricted Subsidiaries by such direct or indirect parent company;
     (12) tax distributions or tax loans pursuant to the Company’s limited liability company agreement;
     (13) the repurchase, redemption or other acquisition or retirement for value of any Junior Indebtedness or Disqualified Stock or the making of a dividend or distribution to any direct or indirect parent of the Company to fund a similar purchase, redemption or other acquisition or retirement for value required pursuant Section 1017 and Section 1018; provided that there is a concurrent or prior Change of Control Offer or Asset Sale Offer, as applicable, and all Second-Priority Notes tendered by Holders of the Second-Priority Notes in connection with such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
     (14) the repurchase, redemption, acquisition or retirement of Indebtedness with Unutilized Excess Proceeds or Unutilized Excess Spectrum Proceeds;
     (15) the distribution, as a dividend or otherwise, of (A) Equity Interests of, or Indebtedness owed to the Issuers or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents) and (B) any proceeds received from an Unrestricted Subsidiary on account of such Equity Interests or Indebtedness, provided, that, in the case of clause (B), such proceeds will be excluded from EBITDA for purposes of Section 1010(a)(C)(1) and (C)(5);
     (16) Investments in joint ventures; provided that the aggregate Restricted Payments made pursuant to this clause (16) do not exceed 5.0% of the fair market value of Spectrum Assets located in the

United States; provided further that to the extent any such Investment is made in the form of Spectrum Assets such Spectrum Assets represent Non-Core Spectrum Assets; and provided, further, that such amount shall be increased by an amount not to exceed (A) the cash proceeds received as a dividend, distribution or otherwise from such joint ventures (it being understood that the forgiveness of any debt by such joint venture will not be a Restricted Payment hereunder) less (B) the amount of any Restricted Payments previously made pursuant to clause (A) of this Section 1010(b)(16);
     (17) distributions or payments of Receivables Fees; and
     (18) Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this Section 1010(b)(18) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or Cash Equivalents, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
provided however, that at the time of, and after giving effect to, any Restricted Payment permitted under Sections 1010(b)(5), (6) and (10), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
          (c) The amount of all Restricted Payments (other than cash) will be the fair market value (as determined by the Issuers) on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.
          (d) As of the time of issuance of the Second-Priority Notes, all of the Issuers’ Subsidiaries will be Restricted Subsidiaries. The Issuers will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary” in Section 101 of this Second-Priority Indenture. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuers and their Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 1010(a) or Section 1010(b)(9) or (10), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Second-Priority Indenture. Notwithstanding the foregoing, no Spectrum Entity shall at any time pay a dividend or make any distribution to any entity that is not a Spectrum Entity unless the proceeds of any such dividend or distribution is applied in its entirety to repurchase Second-Priority Notes; provided that, any Spectrum Entity may pay a dividend or make distributions to the Company so that the Company may make tax distributions pursuant to its limited liability company agreement, so long as the Company uses the dividend or distribution to pay such tax distributions at such time.
     SECTION 1011. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
          (a) The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuers shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Issuers may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Subsidiary Guarantor (other than any Spectrum Entity) may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Consolidated Leverage Ratio of the Issuers and the Restricted Subsidiaries at the time such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been no greater than 6.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available.
     (b) The foregoing limitations shall not apply to:
     (1) the incurrence by the Issuers and any Subsidiary Guarantor of Indebtedness represented by the Second-Priority Notes issued on the Issue Date (including any Guarantee) (other than any Additional Second-Priority Notes);
     (2) Existing Indebtedness (other than Indebtedness described in Section 1011(b)(1));
     (3) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Issuers or any of the Subsidiary Guarantors (other than any Spectrum Entity), to finance the purchase, lease or improvement of property (real or personal) or equipment (other than any Spectrum Assets) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this Section 1011(b)(3) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this Section 1011(b)(3), does not exceed $300.0 million;
     (4) Indebtedness incurred by the Issuers or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
     (5) Indebtedness arising from agreements of the Issuers or a Restricted Subsidiary providing for and to the extent of (x) indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuers and the Restricted Subsidiaries in connection with such disposition and (y) working capital or other similar balance sheet related purchase price adjustments incurred or assumed in connection with the acquisition of a Subsidiary;
     (6) Indebtedness of the Issuers to a Subsidiary Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or any other subsequent transfer of any such Indebtedness (except to the Issuers or another Subsidiary Guarantor) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this Section 1011(b)(6);
     (7) Indebtedness of the Issuers or a Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor; provided that any such Indebtedness is subordinated in right of payment to the Second-Priority Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuers or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this Section 1011(b)(7);

     (8) (A) Indebtedness of a Subsidiary Guarantor (other than a Spectrum Entity) to the Issuers or another Subsidiary Guarantor; and
     (B) Indebtedness of a Spectrum Entity that is a Subsidiary Guarantor to the Company or another Spectrum Entity that is a Subsidiary Guarantor; provided that any subsequent transfer of any such Indebtedness (except to the Company or another Spectrum Entity that is a Subsidiary Guarantor) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this Section 1011(b)(8)(B);
     (9) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor to the Issuers or a Restricted Subsidiary;
     (10) shares of preferred stock of a Restricted Subsidiary issued to the Issuers or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Issuers or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this Section 1011(b)(10);
     (11) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting:
     (A) interest rate risk with respect to any Indebtedness permitted to be incurred or outstanding under this Second-Priority Indenture; or
     (B) exchange rate risk with respect to any currency exchange; or
     (C) commodity risk;
     (12) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuers or any Restricted Subsidiary in the ordinary course of business;
     (13) Indebtedness of any Subsidiary Guarantor in respect of such Subsidiary Guarantor’s Guarantee;
     (14) Indebtedness, Disqualified Stock and preferred stock of the Issuers and the Restricted Subsidiaries not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this Section1011(b)(14), does not at any one time outstanding exceed the sum of:
     (x) 150% of the net cash proceeds from the issue or sale of Equity Interests of the Issuers or any of their direct or indirect parent companies and contributed in cash to the Company after November 24, 2009 (but including any net cash proceeds from the New Equity Investment whether received before or after November 24, 2009) less the aggregate principal amount of Indebtedness, Disqualified Stock and preferred stock of the Issuers and the Restricted Subsidiaries issued or incurred (or deemed issued or incurred) under subclause (y) of this Section1011(b)(14) and then outstanding; plus
     (y) (i) 50% of the first $1.0 billion in net cash proceeds from the New Equity Investment whether received before or after November 24, 2009) plus (ii) 75% of the net cash proceeds from the New Equity Investment in excess of such first $1.0 billion (whether received before or after November 24, 2009) plus (iii) 50% of the net cash proceeds from the issue or sale of Equity Interests of the Issuers or any of their direct or indirect parent companies and contributed in cash to the Company (other than the New Equity Investment) after November 24, 2009 minus (iv) the aggregate principal amount of the December 2009 Notes then outstanding and the First-

Priority Notes then outstanding, in each case to the extent issued or incurred (or deemed issued or incurred) under this subclause (y); provided that the aggregate principal amount of Indebtedness, Disqualified Stock and preferred stock that may be incurred or issued by the Issuers and the Restricted Subsidiaries under this subclause (y) shall not exceed $1.35 billion (or $1.85 billion if the Consolidated Leverage Ratio of the Issuers and the Restricted Subsidiaries at the time such additional Indebtedness, Disqualified Stock or preferred stock is incurred would have been no greater than 6.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness, Disqualified Stock or preferred stock had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available) at any time (in the case of each of clauses (x) and (y) above, other than proceeds of Disqualified Stock of the Company or sales of Equity Interests of any direct or indirect parent company of the Company to the Issuers or any of their subsidiaries) as determined in accordance with Section 1010(a)(C)(2) and (a)(C)(3); provided further that such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant Section 1010(b);
          (15) (i) any guarantee by the Issuers or a Subsidiary Guarantor (other than a Spectrum Entity) of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Second-Priority Indenture, or
          (ii) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuers or a Subsidiary Guarantor; provided that such guarantee is incurred in accordance with Section 1015, or
          (iii) any guarantee by a Restricted Subsidiary that is not a Subsidiary Guarantor of Indebtedness of another Restricted Subsidiary that is not a Subsidiary Guarantor;
          (16) the incurrence by the Issuers or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under Section 1011(a) and clauses Section 1011(b)(1) and (2), this Section 1011(b)(16) and Section 1011(b)(17) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums, defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
     (i) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the lesser of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced and (y) the remaining Weighted Average Life to Maturity of the Second-Priority Notes;
     (ii) to the extent such Refinancing Indebtedness refinances (x) Indebtedness subordinated or pari passu in right of payment to the Second-Priority Notes or any Guarantee of the Second-Priority Notes, such Refinancing Indebtedness is subordinated or pari passu in right of payment to the Second-Priority Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (y) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively; and
     (iii) shall not include
     (x) Indebtedness, Disqualified Stock or preferred stock of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of an Issuer or a Subsidiary Guarantor;

     (y) Indebtedness, Disqualified Stock or preferred stock of a Spectrum Entity that refinances Indebtedness, Disqualified Stock or preferred stock of an Issuer or a Subsidiary that is not a Spectrum Entity; or
     (z) Indebtedness, Disqualified Stock or preferred stock of the Issuers or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;
     and provided further that subclause (i) of this clause (16) will not apply to any refunding or refinancing of any First-Priority Obligations;
     (17) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Issuers or any Restricted Subsidiary or merged or otherwise combined (including pursuant to any acquisition of assets and assumption of related liabilities) into the Issuers or a Restricted Subsidiary in accordance with the terms of this Second-Priority Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that to the extent the aggregate principal amount of Indebtedness, Disqualified Stock or preferred stock incurred under this clause (q) exceeds $100.0 million, then either (x) the Issuers would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 1011(a) or (y) the Issue Date Ratings Condition is satisfied;
     (18) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;
     (19) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $50.0 million at any time outstanding;
     (20) the incurrence of Indebtedness of the Issuers or any Restricted Subsidiary represented by letters of credit in an aggregate face amount not to exceed $50.0 million at any one time outstanding;
     (21) Indebtedness of the Issuers or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
     (22) [Reserved];
     (23) Indebtedness of the Issuers or any Subsidiary Guarantor (other than any Spectrum Entity) in respect of Subordinated Indebtedness in an aggregate principal amount not to exceed $500.0 million at any one time outstanding, provided that (i) the final maturity of such Indebtedness shall be no earlier than one year following the maturity date of the Second-Priority Notes and the Weighted Average Life to Maturity of such Indebtedness at the time such Indebtedness is incurred shall be at least one year greater than the Weighted Average Life to Maturity of the Second-Priority Notes at such time, (ii) such Indebtedness is unsecured, and (iii) any such Indebtedness or guarantees in respect thereof of the Issuers or any Subsidiary Guarantor shall be subordinated to Designated First Lien Indebtedness on the same basis as the Second-Priority Notes and the Guarantees as set forth in Article 16 or 17 hereof;
     (24) Indebtedness of the Issuers or any Subsidiary Guarantor in an aggregate principal amount at any one time outstanding (for the Issuers and all Subsidiary Guarantors) not to exceed an amount equal to $1.0 billion, provided that (i) the final maturity of such Indebtedness shall be no earlier than one year following the maturity date of the Second-Priority Notes and the Weighted Average Life to Maturity of such Indebtedness at the time such Indebtedness is incurred shall be at least one year greater than the Weighted Average Life to Maturity of the Second-Priority Notes at such time, (ii) such Indebtedness is unsecured, and (iii) any such Indebtedness or guarantees in respect thereof of the Issuers or any Subsidiary Guarantor shall be subordinated to Designated First Lien Indebtedness on the same basis as the Second-Priority Notes and the Guarantees as set forth in Article 16 or 17 hereof; and
          (25) Indebtedness, Disqualified Stock and preferred stock of the Issuers and the Restricted Subsidiaries not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (25), does not at any one time outstanding exceed $50 million.
               (c) For purposes of determining compliance with this Section 1011, in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (25) of this Section 1011(b) or is entitled to be incurred pursuant to Section 1011(a), the Issuers shall, in their sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness, Disqualified Stock or preferred stock shall be treated as having been incurred pursuant to only one of such clauses of this Section 1011(b) or pursuant to Section 1011(a) hereof. The December 2009 Notes and $148.2 million of the First Lien Notes shall be deemed to have initially been incurred under clause (b)(14)(y) above but may be reclassified as provided in the preceding sentence. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to any category of permitted Indebtedness described in clauses (1) through (25) above or pursuant to the first paragraph of this covenant so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 1011.
               (d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar -denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
               The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
               (e) Except as provided in clauses (b)(23) and (b)(24) above, the Issuers shall not, and shall not permit any Subsidiary Guarantor to directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuers or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Second-Priority Notes or such Subsidiary Guarantor’s guarantee to the extent and in the same manner in all material respects and taken as a whole as such Indebtedness is subordinated in right of payment to other Indebtedness of the Issuers or such Subsidiary Guarantor as the case may be.
               (f) (1) Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured and (2) Senior Indebtedness shall not be treated as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

          SECTION 1012. Limitation on Liens.
          The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien that secures obligations under any Indebtedness or any related Guarantees (the “Initial Lien”) of any kind upon any of their property or assets, now owned or hereafter acquired, except:
     (1) in the case of Initial Liens on any Collateral owned by a Spectrum Entity, any Initial Lien if such Initial Lien is of the type described under clauses (1), (2), (3), (4), (7), (8), (9), (14), (16), (17), (18) (but only to the extent the original Lien being refinanced is listed in this clause (1)), (19), (20), (21), (22), (24), (25), (26), (27), (30) or (31) of the definition of “Permitted Liens” (Liens permitted by such clauses “Permitted Spectrum Liens”); and
     (2) in the case of any other asset or property owned by the Company or a Restricted Subsidiary (other than a Spectrum Entity), any Initial Lien if (i) in the case of any asset that is not at the time Collateral the Second-Priority Notes are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (ii) such Initial Lien is expressly junior in ranking on Collateral relative to the Second-Priority Notes and guarantees pursuant to an Intercreditor Agreement or such Initial Lien is a Permitted Lien,
          Any Lien created for the benefit of the Holders of the Second-Priority Notes pursuant to clause (2) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Second-Priority Collateral Agent may have on the proceeds from such sale.
          SECTION 1013. Limitations on Transactions with Affiliates.
          (a) The Issuers shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuers (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:
     (1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuers or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Restricted Subsidiary with an unrelated Person; and
     (2) the Issuers deliver to the Second-Priority Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above; and (ii) with respect to any Affiliate Transactions or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $75.0 million, a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuers or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;
     (b) The foregoing provisions shall not apply to the following:
     (1) transactions between or among the Issuers and/or any of the Restricted Subsidiaries;
     (2) Restricted Payments permitted by Section 1010 and the definition of “Permitted Investments”;

     (3) the payment of reasonable fees and compensation paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuers, any of its direct or indirect parents or any Restricted Subsidiary;
     (4) transactions in which the Issuers or any Restricted Subsidiary, as the case may be, delivers to the Second-Priority Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuers or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 1013(a)(1);
     (5) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parents or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Company in good faith;
     (6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or payments made thereunder or the performance thereof or any transaction contemplated thereby;
     (7) the existence of, or the performance by the Issuers or any Restricted Subsidiaries of its obligations under the terms of, any equityholders agreement (including any registration right agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuers or any Restricted Subsidiaries of its obligations under any future amendment to the equityholders’ agreement or under any similar agreement entered into after the Issue Date shall only be permitted under this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respects;
     (8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Second-Priority Indenture which are fair to the Issuers and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuers or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time in arm’s-length negotiations with an unaffiliated third party;
     (9) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;
     (10) any purchases by the Issuers’ Affiliates of Indebtedness of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness is offered to Persons who are not Affiliates;
     (11) any issuance or sale of Equity Interests (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith or any contribution to capital of Parent, the Issuers or any Restricted Subsidiary;
     (12) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company; and
     (13) any transaction permitted by Article Eight and consummated at a time when the common stock of the Company or Parent is listed on the New York Stock Exchange or NASDAQ; and
     (14) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

          SECTION 1014. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
     (a) (1) pay dividends or make any other distributions to the Issuers or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or
     (2) pay any Indebtedness owed to the Issuers or any Restricted Subsidiary;
     (b) make loans or advances to the Issuers or any Restricted Subsidiary; or
     (c) sell, lease or transfer any of its properties or assets to the Issuers or any Restricted Subsidiary, except (in each case) for such encumbrances or restrictions existing under or by reason of:
     (1) contractual encumbrances or restrictions in effect on the Issue Date;
     (2) this Second-Priority Indenture and the Second-Priority Notes and the Guarantees;
     (3) purchase money obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;
     (4) applicable law or any applicable rule, regulation or order;
     (5) any agreement or other instrument of a Person acquired by the Issuers or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
     (6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;
     (7) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 1011 and 1012 that limit the right of the debtor to dispose of assets securing such Indebtedness;
     (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (9) other Indebtedness, Disqualified Stock or preferred stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 1011 that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;
     (10) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;
     (11) customary provisions contained in leases, licenses and other agreements entered into in the ordinary course of business;

     (12) any agreement or instrument (A) relating to any Indebtedness or preferred stock of a Restricted Subsidiary permitted to be Incurred subsequent to the Issue Date pursuant to the Section 1011 if the encumbrances and restrictions are not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Company) and (B) either (x) the Company determines that such encumbrance or restriction shall not adversely affect the Issuers’ ability to make principal and interest payments on the Second-Priority Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;
     (13) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Issuers, are necessary or advisable to effect such Receivables Facility; and
     (14) any encumbrances or restrictions of the type referred to in Section 1014 (a), (b) and (c) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Sections 1014(c)(1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers’ Board of Directors, not materially more restrictive taken as a whole with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
          SECTION 1015. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.
          (a) The Issuers shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor or a special-purpose Restricted Subsidiary formed in connection with Receivables Facilities, to guarantee the payment of any Indebtedness of the Issuers or any other Subsidiary Guarantor unless:
     (A) such Restricted Subsidiary executes and delivers within 10 business days supplemental indentures in the form of Exhibit D hereto providing for a guarantee of payment of the Second-Priority Notes by such Restricted Subsidiary, except if such Indebtedness is by its express terms subordinated in right of payment to the Second-Priority Notes or such Subsidiary Guarantor’s Guarantee of the Second-Priority Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Second-Priority Notes substantially to the same extent as such Indebtedness is subordinated in right of payment to the Second-Priority Notes;
     (B) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of subrogation in relation to the Holders in respect of any payment by such Restricted Subsidiary under its guarantee until payment in full of the Obligations under this Second-Priority Indenture; and
     (C) such Restricted Subsidiary shall deliver to the Second-Priority Trustee an Opinion of Counsel to the effect that:
     (1) such Guarantee of the Second-Priority Notes has been duly executed and authorized, and
     (2) such Guarantee of the Second-Priority Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;
provided that this Section 1015(a) shall not be applicable to any guarantee of any Restricted Subsidiary:

     (x) that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; or
     (y) of Senior Indebtedness and any refunding, refinancing or replacement thereof in each case to the extent it is not incurred pursuant to a syndicated loan, registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act.
          (b) Notwithstanding the foregoing and the other provisions of this Second-Priority Indenture, any Guarantee by a Restricted Subsidiary of the Second-Priority Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:
     (A) any sale, exchange or transfer (by merger or otherwise) of Capital Stock following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Subsidiary Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Second-Priority Indenture,
     (B) the release or discharge of the guarantee by such Restricted Subsidiary of all First-Priority Obligations and any other guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee,
     (C) if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Second-Priority Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or
     (D) if the Issuers exercise their legal defeasance option or their covenant defeasance option as described under Article Thirteen hereof or if their obligations under this Second-Priority Indenture are discharged in accordance with the terms of this Second-Priority Indenture.
          SECTION 1016. Limitation on Activities of Finance Co and Spectrum Entities.
          (a) Notwithstanding anything to the contrary herein, no Spectrum Entity that is a Domestic Subsidiary shall conduct, transact or otherwise engage in any business or operations other than (i) its ownership or lease of Spectrum Assets or assets incidental and required with respect thereto or its ownership of Capital Stock of its Subsidiaries or Joint Ventures holding Spectrum Assets, (ii) the issuance of and performance of its obligations in respect of its Capital Stock, (iii) the payment of dividends permitted hereunder and taxes, (iv) performance of its obligations under this Second-Priority Indenture, Second-Priority Security Documents and the other agreements contemplated thereby, (v) action required by law to maintain its existence and (vi) activities incidental to its maintenance and continuance and to any of the foregoing activities.
          (b) Finance Co may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Company, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Second-Priority Notes and any other Indebtedness that is permitted to be incurred by the Issuers under Section 1011; provided, however, that the net proceeds of such Indebtedness are not retained by the Finance Co, and (3) activities incidental thereto. Neither the Issuers nor any Restricted Subsidiary shall engage in any transactions with the Finance Co in violation of the immediately preceding sentence.
          SECTION 1017. Change of Control.
          (a) If a Change of Control occurs, the Issuers shall make an offer to purchase all of the Second-Priority Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuers shall send notice of such Change of Control Offer by first class mail, with a copy to the Second-Priority Trustee, to each Holder of Second-Priority Notes to the address of such Holder appearing in the Second-Priority Note Register with a copy to the Second-Priority Trustee or otherwise in accordance with the procedures of DTC, with the following information:
     (1) a Change of Control Offer is being made pursuant to this Section 1017 and that all Second-Priority Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment;
     (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) any Second-Priority Note not properly tendered shall remain outstanding and continue to accrue interest;
     (4) unless the Issuers default in the payment of the Change of Control Payment, all Second-Priority Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;
     (5) Holders electing to have any Second-Priority Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Second-Priority Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Second-Priority Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;
     (6) Holders shall be entitled to withdraw their tendered Second-Priority Notes and their election to require the Issuers to purchase such Second-Priority Notes; provided that the Paying Agent receives, not later than the close of business on the last day of the Change of Control Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Second-Priority Notes, the principal amount of Second-Priority Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Second-Priority Notes and his election to have such Second-Priority Notes purchased;
     (7) if such notice is mailed prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and
     (8) that Holders whose Second-Priority Notes are being purchased only in part shall be issued new Second-Priority Notes equal in principal amount to the unpurchased portion of the Second-Priority Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.
          (b) While the Second-Priority Notes are in global form and the Issuers make an offer to purchase all of the Second-Priority Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Second-Priority Notes through the facilities of DTC, subject to its rules and regulations.
          (c) The Issuers shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Second-Priority Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Second-Priority Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.
          (d) The Issuers shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Second-Priority Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Second-Priority Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Second-Priority Indenture by virtue thereof.
     (e) On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,
     (1) accept for payment all Second-Priority Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
     (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Second-Priority Notes or portions thereof so tendered, and
     (3) deliver, or cause to be delivered, to the Second-Priority Trustee for cancellation the Second-Priority Notes so accepted together with an Officers’ Certificate stating that such Second-Priority Notes or portions thereof have been tendered to and purchased by the Issuers.
          (f) The Paying Agent shall promptly mail or deliver to each Holder of the Second-Priority Notes the Change of Control Payment for such Second-Priority Notes, and upon Issuer Order the Second-Priority Trustee shall promptly authenticate and mail to each Holder a new Second-Priority Note equal in principal amount to any unpurchased portion of the Second-Priority Notes surrendered, if any; provided that each such new Second-Priority Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
          SECTION 1018. Asset Sales.
          (a) The Issuers shall not, and shall not permit any Restricted Subsidiary to, cause or make an Asset Sale of any assets that do not constitute Spectrum Assets, unless:
     (1) the Issuers or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of;
     (2) at least 75% of the consideration therefor received by the Issuers or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing; and
     (3) to the extent that any consideration received by the Issuers or a Restricted Subsidiary in such Asset Sale constitutes securities or other assets that are of a type or class that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Subsidiary Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the Second-Priority Notes in the manner and to the extent required in this Second-Priority Indenture or any of the Second-Priority Security Documents.
          Within 365 days after the Issuers’ or a Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale covered by this Section 1018(a), the Issuers or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:
     (1) to repay First-Priority Obligations;
     (2) to make one or more offers to the Holders of the Second-Priority Notes (and, at the option of the Issuers, the holders of Permitted Additional Junior Lien Obligations) to purchase Second-Priority Notes (and such Permitted Additional Junior Lien Obligations) pursuant to and subject to the conditions contained in this Second-Priority Indenture (each, an “Asset Sale Offer”); provided, however, that if the Issuers or such Restricted Subsidiary shall so reduce any Permitted Additional Junior Lien Obligations, the Issuers shall make an offer to all Holders of Second-Priority Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of the Second-Priority Notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer but without any further limitation in amount;
     (3) to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business;
     (4) to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in each of (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale; or
     (5) to the extent such Net Proceeds are not from Asset Sales of Collateral, to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Issuers, a Subsidiary Guarantor or another Restricted Subsidiary.
          Pending the final application of any Net Proceeds from Asset Sales in accordance with clauses (1) through (5) above, the Issuers and their Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise apply such Net Proceeds in any manner not prohibited by this Second-Priority Indenture. Any binding commitment to apply Net Proceeds to invest in accordance with clauses (3) or (4) above shall be treated as a permitted application of Net Proceeds so long as the Issuers or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds shall be applied to satisfy such commitment within 180 days of such commitment; provided that if such commitment is later canceled or terminated for any reason such Net Proceeds shall constitute “Excess Proceeds” (as defined below). Any Net Proceeds from the Asset Sales covered by this clause (a) that are not invested or applied as provided and within the time period set forth in the first sentence of the immediately preceding paragraph shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers shall, make an Asset Sale Offer to all Holders of the Second-Priority Notes, and, at the Issuers’ option to the holders of any Permitted Additional Junior Lien Obligations, to purchase the maximum principal amount of Second-Priority Notes and such Permitted Additional Junior Lien Obligations, that are $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Second-Priority Indenture. The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within ten business days after the date that Excess Proceeds exceeds $50.0 million by mailing the notice required pursuant to the terms of this Second-Priority Indenture, with a copy to the Second-Priority Trustee. To the extent that the aggregate amount of Second-Priority Notes and such Permitted Additional Junior Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds (“Unutilized Excess Proceeds”) for any purpose not prohibited by the terms of this Second-Priority Indenture. If the aggregate principal amount of Second-Priority Notes or the Permitted Additional Junior Lien Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Second-Priority Trustee shall select the Second-Priority Notes and the applicable agent or Issuers shall select such Permitted Additional Junior Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Second-Priority Notes or such Permitted Additional Junior Lien Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. After the Issuers or any Restricted Subsidiary has applied the Net Proceeds from any Asset Sale of any Collateral as provided in, and within the time periods required by, this paragraph (a), any Unutilized Excess Proceeds shall be released by the Second-Priority Collateral Agent to the Issuers or such Restricted Subsidiary for use by the Issuers or such Restricted Subsidiary for any purpose not prohibited by the terms of this Second-Priority Indenture.

          (b) The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly consummate an Asset Sale of Spectrum Assets unless:
     (1) the Issuers or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of;
     (2) 100% of the consideration therefor received by the Issuers or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing; and
     (3) to the extent that any consideration received by the Issuers and the Restricted Subsidiaries in such Asset Sale constitute Replacement Assets such Replacement Assets including the assets of any Person that becomes a Subsidiary Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the Second-Priority Notes in the manner and to the extent required in this Second-Priority Indenture or any of the Second-Priority Security Documents.
          Within five Business Days after any Asset Sale of Spectrum Assets, the Company may designate pursuant to an Officers’ Certificate all or a portion of the Net Proceeds therefrom for reinvestment in the form of Replacement Assets (such Net Proceeds, “Specified Net Proceeds”). Within 365 days after the Issuers’ or a Restricted Subsidiary’s receipt of Specified Net Proceeds, the Issuers or such Restricted Subsidiary may apply such Specified Net Proceeds to purchase Replacement Assets.
          Within 180 days after the Issuers’ or a Restricted Subsidiary’s receipt of Net Proceeds from an Asset Sale of Spectrum Assets that are not designated Specified Net Proceeds (“Non-Specified Net Proceeds”), the Issuers or such Restricted Subsidiary, at its option, may apply up to 25% of the Non-Specified Net Proceeds from such Asset Sale of Spectrum Assets:
     (1) to make an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; provided, further, that, to the extent such investment is of the type which would constitute Collateral under the Second-Priority Security Documents, such investment is concurrently added to the Collateral securing the Second-Priority Notes in the manner and to the extent required in this Second-Priority Indenture or any of the Second-Priority Security Documents;
     (2) to make an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in each of (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale; provided, further, that, to the extent such investment is of the type which would constitute Collateral under the Second-Priority Security Documents, such investment is concurrently added to the Collateral securing the Second-Priority Notes in the manner and to the extent required in this Second-Priority Indenture or any of the Second-Priority Security Documents; and/or
     (3) to repay First-Priority Obligations.
          The remainder of the Non-Specified Net Proceeds from an Asset Sale of Spectrum Assets covered by this Section 1018(b) may be applied, at the option of the Issuers or such Restricted Subsidiary, to purchase Replacement Assets within 180 days after the receipt by the Issuers or such Restricted Subsidiary of the Non-Specified Net Proceeds from such Asset Sale of Spectrum Assets.
          Any Net Proceeds from Asset Sales of Spectrum Assets covered by this Section 1018(b) that are not invested or applied as provided and within the time period set forth above shall be deemed to constitute “Excess Spectrum Assets Proceeds.” The Issuers may use Net Proceeds from Asset Sales of Spectrum Assets covered by this clause (b) at any time to, to and when the aggregate amount of Excess Spectrum Assets Proceeds exceeds $50.0 million the Issuers shall, make an offer to all Holders of the Second-Priority Notes, and, at the Issuers’ option, to the holders of any Permitted Additional Junior Lien Obligations (a “Spectrum Assets Asset Sale Offer”), to purchase the maximum principal amount of Second-Priority Notes and such Permitted Additional Junior Lien Obligations, that is $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Spectrum Assets Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Second-Priority Indenture. The Issuers shall commence a Spectrum Assets Asset Sale Offer with respect to Excess Spectrum Assets Proceeds within ten business days after the date that Excess Spectrum Assets Proceeds exceeds $50.0 million by mailing the notice required pursuant to the terms of this Second-Priority Indenture, with a copy to the Second-Priority Trustee. To the extent that the aggregate amount of Second-Priority Notes and such Permitted Additional Junior Lien Obligations tendered pursuant to a Spectrum Assets Asset Sale Offer is less than the Excess Spectrum Assets Proceeds, the Issuers may use any remaining Excess Spectrum Assets Proceeds (which shall also constitute “Unutilized Spectrum Assets Excess Proceeds”) for any purpose not prohibited by the terms of this Second-Priority Indenture. If the aggregate principal amount of Second-Priority Notes or the Permitted Additional Junior Lien Obligations surrendered by such holders thereof exceeds the amount of Excess Spectrum Assets Proceeds, the Second-Priority Trustee shall select the Second-Priority Notes and the applicable agent or Issuers shall select such Permitted Additional Junior Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Second-Priority Notes or such Permitted Additional Junior Lien Obligations tendered. Upon completion of any such Spectrum Assets Asset Sale Offer, the amount of Excess Spectrum Assets Proceeds shall be reset at zero. After the Issuers or any Restricted Subsidiary has applied the Net Proceeds from any Asset Sale of Spectrum Assets as provided in, and within the time periods required by, this clause (b), any Unutilized Spectrum Assets Excess Proceeds shall be released by the Second-Priority Collateral Agent to the Issuers or such Restricted Subsidiary for use by the Issuers or such Restricted Subsidiary for any purpose not prohibited by this Second-Priority Indenture.
          (c) For purposes of Section 1018(a) and (b), (i) any liabilities (other than Permitted Additional Junior Lien Obligations and Indebtedness the repayment of which would constitute a Restricted Payment) (as shown on the Issuers’, or such Restricted Subsidiary’s, most recent balance sheet or in the Second-Priority Notes thereto) of the Issuers or any Restricted Subsidiary that are assumed by the transferee of any such assets and for which the Issuers and all Restricted Subsidiaries have been validly released by all creditors in writing; and (ii) any securities or other obligations received by the Issuers, a Subsidiary Guarantor or such Restricted Subsidiary from such transferee that are converted by the Issuers or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale shall be deemed to be cash or Cash Equivalents.
          (d) In addition for purposes of Section 1018(a), any Designated Noncash Consideration received by the Issuers or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $200.0 million, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents.
          (e) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Second-Priority Notes pursuant to an Asset Sale Offer or Spectrum Assets Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Second-Priority Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Second-Priority Indenture by virtue thereof.

          SECTION 1019. [RESERVED].
          SECTION 1020. Further Assurances and After-Acquired Property.
          (a) To the extent required under this Second-Priority Indenture or any of the Second-Priority Security Documents, the Issuers and the Subsidiary Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Second-Priority Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Second-Priority Security Documents in the Collateral. In addition, to the extent required under this Second-Priority Indenture or any of the Second-Priority Security Documents, from time to time, the Issuers shall promptly secure the obligations under this Second-Priority Indenture, Second-Priority Security Documents and Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral perfected to the extent required by the Second-Priority Security Documents. Such security interests and Liens shall be created under the Second-Priority Security Documents and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Second-Priority Trustee, and the Issuers shall deliver or cause to be delivered to Second-Priority Trustee all such instruments and documents (including certificates, legal opinions, title insurance policies and lien searches) as the Second-Priority Trustee shall reasonably request to evidence compliance with this covenant. The Issuers agree to provide such evidence as the Second-Priority Trustee shall reasonably request as to the perfection (to the extent required by the Second-Priority Security Documents) and priority status of each such security interest and Lien.
          (b) In furtherance of the foregoing, promptly following the acquisition by the Issuers or any Subsidiary Guarantor of any After-Acquired Property, to the extent such After-Acquired Property is of the type which would constitute Collateral under the Second-Priority Security Documents, the Issuers or such Subsidiary Guarantor shall execute and deliver such deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to cause such After-Acquired Property to be made subject to the Lien under the Second-Priority Security Documents in the manner and to the extent required by this Second-Priority Indenture or any of the Second-Priority Security Documents and shall take all necessary action so that such Lien is perfected to the extent required by the Second-Priority Security Documents to vest in the Second-Priority Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Collateral and thereupon all provisions of this Second-Priority Indenture and the Second-Priority Security Documents relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.
          SECTION 1021. Information Regarding Collateral.
          (a) The Issuers shall furnish to the Second-Priority Collateral Agent, with respect to the Issuers or any Subsidiary Guarantor, promptly (and in any event within 30 days of such change) written notice of any change in such Person’s (i) name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Organizational Identification Number. The Issuers and the Subsidiary Guarantors shall agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in the Second-Priority Security Documents in order for the Collateral to be made subject to the Lien of the Second-Priority Collateral Agent under the Second-Priority Security Documents in the manner and to the extent required by the Second-Priority Indenture or any of the Second-Priority Security Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by the Second-Priority Security Documents. The Issuers also agree promptly to notify the Second-Priority Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.
          (b) Each year, within 120 days after the end of the preceding fiscal year, the Issuers shall deliver to the Second-Priority Trustee a certificate of a financial officer setting forth the information required pursuant to the schedules required by the Second-Priority Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.

          SECTION 1022. Impairment of Security Interest.
          Subject to the rights of the holders of Permitted Liens, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of Secured Parties, subject to limited exceptions. The Company shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Second-Priority Security Documents in any way that would be adverse to the Holders of the Second-Priority Notes in any material respect, except as permitted by Article Nine or Fourteen, the Second-Priority Security Documents or the Intercreditor Agreement.
          SECTION 1023. Limitation on Lines of Business.
          The Issuers shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Similar Business.
          SECTION 1024. Future Subsidiary Guarantors.
          The Issuers shall cause each Spectrum Entity that is a wholly-owned Domestic Subsidiary that is formed or acquired following the Issue Date to execute and deliver to the Second-Priority Trustee a supplemental indenture pursuant to which such domestic wholly-owned Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Second-Priority Notes on a senior secured basis and all other obligations under this Second-Priority Indenture.
          Each Restricted Subsidiary that becomes a Subsidiary Guarantor on or after the Issue Date shall also become a party to the applicable Second-Priority Security Documents and shall as promptly as practicable execute and deliver such security instruments, financing statements and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date (but no greater scope)) as may be necessary to vest in the Second-Priority Collateral Agent a second-priority security interest (subject to Permitted Liens or Permitted Spectrum Liens in the case of Spectrum Assets) in the manner and to the extent set forth in the Second-Priority Security Documents and this Second-Priority Indenture in properties and assets of the type constituting Collateral as security for the Second-Priority Notes or the Guarantees, and thereupon all provisions of this Second-Priority Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.
          SECTION 1025. Suspension of Certain Covenants.
          (a) During any period of time that: (i) the Second-Priority Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Second-Priority Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuers and the Restricted Subsidiaries shall not be subject to 1010, 1011, 1013, 1014, 1015, 1016, 1024 hereof, and clause (4) of Section 801 hereof (the “Suspended Covenants”).
          (b) In the event that the Issuers and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Second-Priority Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Second-Priority Notes below an Investment Grade Rating then the Issuers and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Second-Priority Indenture. The period of time between the Covenant Suspension Event and the Reversion Date is referred to herein as the “Suspension Period”.
          (c) On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to Section 1011(a) or one of the clauses set forth in Section 1011(b) (to the extent such Indebtedness or Disqualified Stock or preferred stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or preferred stock would not be so permitted to be incurred or issued pursuant to the Section 1011(a) or Section 1011(b), such Indebtedness or Disqualified Stock or preferred stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 1011(b)(2). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 1010 will be made as though Section 1010 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the Section 1010(b). As described above, however, no Default or Event of Default will be deemed to have occurred as a result of the Reversion Date occurring on the basis of any actions taken or the continuance of any circumstances resulting from actions taken or the performance of obligations under agreements entered into by the Issuers or any of the Restricted Subsidiaries during the Suspension Period (other than agreements to take actions after the Reversion Date that would not be permitted outside of the Suspension Period entered into in contemplation of the Reversion Date). For purposes of Section 1018, on the Reversion Date, the unutilized Excess Proceeds and the Excess Spectrum Asset Proceeds amounts will be reset to zero.
          (d) During the Suspension Period no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.
          (e) The Issuers shall deliver promptly to the Second-Priority Trustee an Officer’s Certificate notifying it of any Covenant Suspension Event or Reversion Date, under this Section 1025.
ARTICLE ELEVEN
REDEMPTION OF NOTES
          SECTION 1101. Right of Redemption.
          (a) Except as set forth below, the Second-Priority Notes are not redeemable at the Issuers’ option until December 1, 2014. From and after December 1, 2014, the Issuers may redeem the Second-Priority Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Second-Priority Trustee, to each Holder of Second-Priority Notes to the address of such Holder appearing in the Second-Priority Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2014	106.000%
2015	103.000%
2016 and thereafter	100.000%
          (b) In addition to the optional redemption of the Second-Priority Notes in accordance with the provisions of the preceding paragraph, at any time, prior to December 1, 2013 the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Second-Priority Notes issued under this Second-Priority Indenture at a redemption price equal to 112.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that at least 65% of the aggregate principal amount of Second-Priority Notes originally issued under this Second-Priority Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
          (c) At any time prior to the final maturity date of the Second-Priority Notes, the Issuers may also redeem all or a part of the Second-Priority Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, with a copy to the Second-Priority Trustee, at a redemption price equal to 100% of the principal amount of Second-Priority Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the Redemption Date, subject to the rights of Holders of Second-Priority Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
          (d) The Second-Priority Trustee shall select the Second-Priority Notes to be purchased in accordance with Section 1104.
          (e) Notice of redemption upon any Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control may, at the Issuers’ option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, as the case may be.
          SECTION 1102. Applicability of Article.
          Redemption of Second-Priority Notes at the election of the Issuers or otherwise, as permitted or required by any provision of this Second-Priority Indenture, shall be made in accordance with such provision and this Article.
          SECTION 1103. Election to Redeem; Notice to Second-Priority Trustee.
          The election of the Issuers to redeem any Second-Priority Notes pursuant to Section 1101 above shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuers, the Issuers shall, at least 45 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Second-Priority Trustee), notify the Second-Priority Trustee of such Redemption Date and of the principal amount of Second-Priority Notes to be redeemed and shall deliver to the Second-Priority Trustee such documentation and records as shall enable the Second-Priority Trustee to select the Second-Priority Notes to be redeemed pursuant to Section 1104.
          SECTION 1104. Selection by Second-Priority Trustee of Second-Priority Notes to Be Redeemed.
          If less than all of the Second-Priority Notes or such Permitted Additional Junior Lien Obligations are to be redeemed at any time, selection of such Second-Priority Notes for redemption, shall be made by the Second-Priority Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Second-Priority Notes are listed, or, if such Second-Priority Notes are not so listed, on a pro rata basis or by lot or such similar method in accordance with the procedures of DTC; provided that no Second-Priority Notes of $2,000 or less shall be purchased or redeemed in part.
          Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Second-Priority Notes to be purchased or redeemed at such Holder’s registered address. If any Second-Priority Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Second-Priority Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.
          A new Second-Priority Note in principal amount equal to the unpurchased or unredeemed portion of any Second-Priority Note purchased or redeemed in part shall be issued in the name of the Holder thereof upon cancellation of the original Second-Priority Note. On and after the purchase or redemption date, unless the Issuers default in payment of the purchase or redemption price, interest shall cease to accrue on Second-Priority Notes or portions thereof purchased or called for redemption.

          SECTION 1105. Notice of Redemption.
          Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 45 days prior to the Redemption Date, to each Holder to be redeemed. Except as set forth in Section 1101(e), notices of redemption may not be conditional.
          All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,
     (3) if less than all Outstanding Second-Priority Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Second-Priority Notes to be redeemed,
     (4) in case any Second-Priority Note is to be redeemed in part only, the notice which relates to such Second-Priority Note shall state that on and after the Redemption Date, upon surrender of such Second-Priority Note, the holder will receive, without charge, a new Second-Priority Note or Second-Priority Notes of authorized denominations for the principal amount thereof remaining unredeemed,
     (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Second-Priority Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,
     (6) the place or places where such Second-Priority Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,
     (7) the name and address of the Paying Agent,
     (8) that Second-Priority Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,
     (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Second-Priority Notes,
     (10) the paragraph of the Second-Priority Notes pursuant to which the Second-Priority Notes are to be redeemed; and
     (11) any condition to such redemption.
          Notice of redemption of Second-Priority Notes to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers’ request, by the Second-Priority Trustee in the name and at the expense of and in the form provided by, the Issuers; provided, however, that in all cases, the text of such notice of redemption shall be prepared by the Issuers.
          SECTION 1106. Deposit of Redemption Price.
          Prior to any Redemption Date, the Issuers shall deposit with the Second-Priority Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Second-Priority Notes which are to be redeemed on that date.

          SECTION 1107. Second-Priority Notes Payable on Redemption Date.
          Notice of redemption having been given as aforesaid, the Second-Priority Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date)(except as provided in Section 1101(e)), and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Second-Priority Notes shall cease to bear interest. Upon surrender of any such Second-Priority Note for redemption in accordance with said notice, such Second-Priority Note shall be paid by the Issuers at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Second-Priority Notes, or one or more Predecessor Second-Priority Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
          If any Second-Priority Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Second-Priority Notes.
          SECTION 1108. Second-Priority Notes Redeemed in Part.
          Any Second-Priority Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002 (with, if the Issuers or the Second-Priority Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Second-Priority Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and the Second-Priority Trustee shall authenticate and deliver to the Holder of such Second-Priority Note without service charge, a new Second-Priority Note or Second-Priority Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Second-Priority Note so surrendered.
ARTICLE TWELVE
GUARANTEES
          SECTION 1201. Guarantees.
          Each Subsidiary Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Second-Priority Notes and obligations of the Issuers hereunder and thereunder, and guarantees to each Holder of a Second-Priority Note authenticated and delivered by the Second-Priority Trustee, and to the Second-Priority Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Second-Priority Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuers to the Holders, Second-Priority Collateral Agent or the Second-Priority Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Second-Priority Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitation set forth in Section 1205 hereof.
          Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Second-Priority Notes or this Second-Priority Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

          Each Subsidiary Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Subsidiary Guarantor shall not be discharged as to any Second-Priority Note except by complete performance of the obligations contained in such Second-Priority Note, this Second-Priority Indenture and such Guarantee. Each Subsidiary Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Second-Priority Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Second-Priority Trustee on behalf of, or by, the Holder of such Second-Priority Note, subject to the terms and conditions set forth in this Second-Priority Indenture, directly against each of the Subsidiary Guarantors to enforce such Subsidiary Guarantor’s Guarantee without first proceeding against the Issuers or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Second-Priority Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Second-Priority Notes, to collect interest on the Second-Priority Notes, or to enforce or exercise any other right or remedy with respect to the Second-Priority Notes, such Subsidiary Guarantor shall pay to the Second-Priority Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Second-Priority Trustee or any of the Holders.
          If any Holder or the Second-Priority Trustee is required by any court or otherwise to return to the Issuers or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or any Subsidiary Guarantor, any amount paid by any of them to the Second-Priority Trustee or such Holder, the Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Second-Priority Trustee on the other hand, (x) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Subsidiary Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Guarantee of such Subsidiary Guarantor.
          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation, reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Second-Priority Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Second-Priority Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Second-Priority Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          SECTION 1202. Severability.
          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 1203. Restricted Subsidiaries.
               (a) The Issuers shall cause any Restricted Subsidiary required to guarantee payment of the Second-Priority Notes pursuant to the terms and provisions of Section 1015 to (i) execute and deliver to the Second-Priority Trustee any amendment or supplement to this Second-Priority Indenture in accordance with the provisions of Article Nine of this Second-Priority Indenture pursuant to which such Restricted

Subsidiary shall guarantee all of the obligations on the Second-Priority Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Issuers under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior secured basis, (ii) deliver to such Second-Priority Trustee an Opinion of Counsel reasonably satisfactory to such Second-Priority Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Second-Priority Indenture and (iii) execute and deliver a supplement or such comparable documentation to become a Grantor to the Second-Priority Security Agreement and the other Second-Priority Security Documents and to take all actions to cause the Lien created by the Second-Priority Security Documents to be duly perfected to the extent required by such agreement. Upon the execution of any such amendment or supplement, the obligations of the Subsidiary Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Subsidiary Guarantor” in this Second-Priority Indenture shall, subject to Section 1208, be deemed to refer to all Subsidiary Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Section 803 and Section 1015(b).
          SECTION 1204. Ranking of Guarantee.
          The Guarantee issued by any Subsidiary Guarantor shall be a senior obligation of such Subsidiary Guarantor and will be secured by a first-priority lien on the Collateral owned by such Subsidiary Guarantor. The Guarantees shall: (a) rank equally in right of payment with all existing and future Senior Indebtedness of the Subsidiary Guarantor, (b) be senior in right of payment to all existing and future Subordinated Indebtedness of each Subsidiary Guarantor, and (c) be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of such Subsidiary Guarantor that do not Guarantee the Second-Priority Notes.
          SECTION 1205. Limitation of Subsidiary Guarantors’ Liability.
          Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to this Section 1205, result in the obligations of such Subsidiary Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.
          SECTION 1206. Contribution.
          In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Subsidiary Guarantor”) under a Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Issuers’ obligations with respect to the Second-Priority Notes or any other Subsidiary Guarantor’s obligations with respect to the Guarantee of such Subsidiary Guarantor. “Adjusted Net Assets” of such Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.
          SECTION 1207. Subrogation.
          Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Issuers in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 1201; provided, however, that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Second-Priority Indenture or the Second-Priority Notes shall have been paid in full.
          SECTION 1208. Reinstatement.
          Each Subsidiary Guarantor hereby agrees (and each Person who becomes a Subsidiary Guarantor shall agree) that the Guarantee provided for in Section 1201 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuers upon the bankruptcy or insolvency of the Issuers or any Subsidiary Guarantor.
          SECTION 1209. Release of a Subsidiary Guarantor.
          Concurrently with the discharge of the Second-Priority Notes under Section 401, the Legal Defeasance of the Second-Priority Notes under Section 1302 hereof, or the Covenant Defeasance of the Second-Priority Notes under Section 1303 hereof, the Subsidiary Guarantors shall be released from all their obligations under their Guarantees under this Article Twelve. Any Subsidiary Guarantor shall be released from all its obligations under its Guarantee in accordance with Section 803 and Section 1015(b).
          SECTION 1210. Benefits Acknowledged.
          Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Second-Priority Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.
ARTICLE THIRTEEN
DEFEASANCE AND COVENANT DEFEASANCE
          SECTION 1301. Issuers’ Option to Effect Legal Defeasance or Covenant Defeasance.
          The Issuers may, at its option by Board Resolution, at any time, with respect to the Second-Priority Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Second-Priority Notes upon compliance with the conditions set forth below in this Article Thirteen.
          SECTION 1302. Legal Defeasance and Discharge.
          Upon the Issuers’ exercise under Section 1301 of the option applicable to this Section 1302, each of the Issuers and the Subsidiary Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Second-Priority Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Issuers and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Second-Priority Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Second-Priority Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Second-Priority Notes and this Second-Priority Indenture insofar as such Second-Priority Notes are concerned (and the Second-Priority Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Second-Priority Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Second-Priority Notes when such payments are due, solely out of the trust described in Section 1304, (B) the Issuers’ obligations with respect to such Second-Priority Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties, indemnities and immunities of the Second-Priority Trustee and Second-Priority Collateral Agent hereunder, and the obligations of each of the Issuers’ and the Subsidiary Guarantors’ obligations in connection therewith and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Issuers may exercise their option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Second-Priority Notes.
          SECTION 1303. Covenant Defeasance.
          Upon the Issuers’ exercise under Section 1301 of the option applicable to this Section 1303, each of the Issuers and the Subsidiary Guarantors shall be released from its respective obligations under any covenant contained in Sections 801, 802 and in Sections 1005, 1006, 1007, 1009 through 1022 with respect to the Outstanding Second-Priority Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Second-Priority Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Second-Priority Notes, the Issuers or any Subsidiary Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 501(4), 501(5) and 501(7) and, with respect to only any Significant Subsidiary and not the Issuers, Section 501(6), but, except as specified above, the remainder of this Second-Priority Indenture and such Second-Priority Notes shall be unaffected thereby.
          SECTION 1304. Conditions to Legal Defeasance or Covenant Defeasance.
          The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Second-Priority Notes:
     (1) The Issuers shall irrevocably have deposited or caused to be deposited with the Second-Priority Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Second-Priority Notes; (A) cash in U.S. dollars, or (B) non-callable Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Second-Priority Trustee, to pay and discharge, and which shall be applied by the Second-Priority Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Second-Priority Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any or, interest due on the Second-Priority Notes; provided that the Second-Priority Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Second-Priority Notes. Before such a deposit, the Issuers may give to the Second-Priority Trustee, in accordance with Section 1103 hereof, a notice of their election to redeem all of the Outstanding Second-Priority Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;
     (2) in the case of Legal Defeasance, the Issuers shall have delivered to the Second-Priority Trustee an Opinion of Counsel in the United States reasonably acceptable to the Second-Priority Trustee confirming that, subject to customary assumptions and exclusions,

     (A) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or
     (B) since the issuance of the Second-Priority Notes, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Second-Priority Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Second-Priority Trustee an Opinion of Counsel in the United States reasonably acceptable to the Second-Priority Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Second-Priority Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default (other than that resulting from borrowing funds to be applied to make such deposit) under any other material agreement or instrument (other than this Second-Priority Indenture) to which, the Issuers or any Subsidiary Guarantor is a party or by which the Issuers or any Subsidiary Guarantor is bound;
     (6) the Issuers shall have delivered to the Second-Priority Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. Federal or state law;
     (7) the Issuers shall have delivered to the Second-Priority Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Subsidiary Guarantor or others; and
     (8) the Issuers shall have delivered to the Second-Priority Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
          SECTION 1305. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to the provisions of the last paragraph of Section 1003, all cash and Government Securities (including the proceeds thereof) deposited with the Second-Priority Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Second-Priority Trustee”) pursuant to Section 1304 in respect of the Outstanding Second-Priority Notes shall be held in trust and applied by the Second-Priority Trustee, in accordance with the provisions of such Second-Priority Notes and this Second-Priority Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Second-Priority Trustee may determine, to the Holders of such Second-Priority Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.
          The Issuers shall pay and indemnify the Second-Priority Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Second-Priority Notes.
          Anything in this Article Thirteen to the contrary notwithstanding, the Second-Priority Trustee shall deliver or pay to the Issuers from time to time upon Issuer Request any money or Government Securities held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Second-Priority Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.
          SECTION 1306. Reinstatement.
          If the Second-Priority Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and each Subsidiary Guarantor’s obligations under this Second-Priority Indenture and the Outstanding Second-Priority Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Second-Priority Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 1305; provided, however, that if the Issuers makes any payment of principal of (or premium, if any) or interest on any Second-Priority Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Second-Priority Notes to receive such payment from the money or Government Securities held by the Second-Priority Trustee or Paying Agent.
ARTICLE FOURTEEN
SECURITY
          SECTION 1401. Collateral and Second-Priority Security Documents.
          (a) The due and punctual payment of the principal of and interest on the Second-Priority Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Second-Priority Notes and performance of all other obligations of the Issuers and the Subsidiary Guarantors to the Holders, the Second-Priority Trustee or the Second-Priority Collateral Agent under this Second-Priority Indenture, the Second-Priority Notes and the Second-Priority Security Documents and Permitted Additional Junior Lien Obligations, according to the terms hereunder or thereunder, shall be secured as provided in the Second-Priority Security Documents, which define the terms of the Liens that secure the obligations. The Second-Priority Trustee and the Issuers hereby acknowledge and agree that the Second-Priority Collateral Agent holds the Collateral in trust for the benefit of the Secured Parties, in each case pursuant to the terms of the Second-Priority Security Documents. Each Holder, by accepting a Second-Priority Note, consents and agrees to the terms of the Second-Priority Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and this Second-Priority Indenture, and authorizes and directs the Second-Priority Collateral Agent to enter into the Second-Priority Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Second-Priority Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control. The Issuers shall deliver to the Second-Priority Collateral Agent copies of all documents pursuant to the Second-Priority Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 1401, to assure and confirm to the Second-Priority Collateral Agent the security interest in the Collateral contemplated hereby, by the Second-Priority Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Second-Priority Indenture and of the Second-Priority Notes secured hereby, according to the intent and purposes herein expressed. The Issuers shall, and shall cause the Subsidiaries of the Issuers to, use its commercially reasonable efforts to take any and all actions reasonably required to cause the Second-Priority Security Documents to create and maintain, as security for the Obligations and Permitted Additional Junior Lien Obligations, a valid and enforceable perfected (to the extent required by the Second-Priority Security Documents) Lien and security interest in and on all of the Collateral, in favor of the Second-Priority Collateral Agent for the benefit of the Secured Parties. The Issuers shall, and shall cause the Subsidiary Guarantors of the Issuers to, and each Subsidiary Guarantor shall, make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) and take all other actions as are necessary or required by the Second-Priority Security Documents to maintain (at the sole cost and expense of the Issuers and the Subsidiary Guarantors) the security interest created by the Second-Priority Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Second-Priority Security Documents) as a perfected security interest and subject only to Permitted Liens.
          SECTION 1402. Recordings and Opinions.
          (a) To the extent applicable, the Issuers will cause TIA § 313(b), relating to reports, to be complied with. The Issuer shall not be required to comply with TIA § 314.
          (b) Any release of Collateral permitted by Section 1403 hereof will be deemed not to impair the Liens under this Second-Priority Indenture, the Second-Priority Security Agreement and the other Second-Priority Security Documents in contravention thereof.
          SECTION 1403. Release of Collateral.
          Subject to Sections 1402(b) and 1404 hereof, the Liens on the Collateral securing the Second-Priority Notes will automatically and without the need for any further action by any Person be released:
          (1) in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;
          (2) in whole upon:
               (A) satisfaction and discharge of this Second-Priority Indenture as set forth below under Article 4; or
               (B) a legal defeasance or covenant defeasance of this Second-Priority Indenture as described above under Article 13;
(3) in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Issuers or any Subsidiary Guarantor (other than to the Issuers or another Subsidiary Guarantor) in a transaction not prohibited by this Second-Priority Indenture at the time of such sale, transfer or disposition or (b) is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Subsidiary Guarantee in accordance with this Second-Priority Indenture, concurrently with the release of such Subsidiary Guarantee in each case as certified by an Officer’s Certificate;
(4) in part, as to any Collateral of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary in a transaction or other circumstance that complies with the provisions of this Second-Priority Indenture and other relevant provisions of any other Secured Debt Documents, at the time such Restricted Subsidiary is designated as an Unrestricted Subsidiary;

(4) upon the Discharge of First-Priority Obligations and concurrent release of all other Liens on such property or assets securing First-Priority Obligations; provided, however, that if the Issuers or any Subsidiary Guarantor subsequently incurs First-Priority Obligations that are secured by Liens on property or assets of the Issuers or any Subsidiary Guarantor of the type constituting the Collateral and the related Liens are incurred in reliance on clauses (25) or (30) of the definition of “Permitted Liens” or reliance on clause (18) of the definition of “Permitted Liens” to refinance Liens incurred in reliance on clauses (25) or (30) of the definition of “Permitted Liens,” then the Issuers and their Restricted Subsidiaries will be required to reinstitute the security arrangements with respect to the Collateral in favor of the Second-Priority Notes, which, in the case of any such subsequent First-Priority Obligations, will be second-priority Liens on the Collateral securing such First-Priority Obligations to the same extent provided by the Second Lien Security Documents and on the terms and conditions of the security documents relating to such First-Priority Obligations, with the second-priority Lien held either by the administrative agent, collateral agent or other representative for such First-Priority Obligations or by a collateral agent or other representative designated by the Issuers to hold the second-priority Liens for the benefit of the Holders of the Second-Priority Notes and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Intercreditor Agreement; and
(5) in part, in accordance with the applicable provisions of the Second-Priority Security Documents.
          If an Event of Default under the Second-Priority Indenture exists on the date of Discharge of First-Priority Obligations, the second-priority Liens on the Collateral securing the Second-Priority Notes will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First-Priority Obligations secured by the Collateral, and thereafter the Second-Priority Collateral Agent (or another designated representative acting at the direction of the Holders of a majority of outstanding principal amount of the Second-Priority Notes and other Permitted Additional Junior Lien Obligations) will have the right to direct the First-Priority Collateral Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the second lien notes will be released when such Event of Default and all other Events of Default under the Second-Priority Indenture cease to exist).
          SECTION 1404. [RESERVED]
          SECTION 1405. Suits to Protect the Collateral.
          Subject to the provisions of Article Six hereof and the Second-Priority Security Documents, the Second-Priority Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may, and upon direction of a majority of Holders shall, direct the Second-Priority Collateral Agent to take all actions it deems necessary or appropriate in order to:
          (a) enforce any of the terms of the Second-Priority Security Documents; and
          (b) collect and receive any and all amounts payable in respect of the obligations hereunder.
          Subject to the provisions of the Second-Priority Security Documents, the Second-Priority Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Second-Priority Security Documents or this Second-Priority Indenture, and such suits and proceedings as the Second-Priority Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Second-Priority Trustee). Nothing in this Section 1405 shall be considered to impose any such duty or obligation to act on the part of the Second-Priority Trustee.
          SECTION 1406. Authorization of Receipt of Funds by the Second-Priority Trustee Under the Second-Priority Security Documents.
          Subject to the provisions of an Intercreditor Agreement, the Second-Priority Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Second-Priority Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Second-Priority Indenture.
          SECTION 1407. Purchase Protected.
          In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Second-Priority Collateral Agent or the Second-Priority Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Fourteen to be sold be under any obligation to ascertain or inquire into the authority of the Issuers or the applicable Subsidiary Guarantor to make any such sale or other transfer.
          SECTION 1408. Powers Exercisable by Receiver or Second-Priority Trustee.
          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Fourteen upon the Issuers or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or a Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article Fourteen; and if the Second-Priority Trustee shall be in the possession of the Collateral under any provision of this Second-Priority Indenture, then such powers may be exercised by the Second-Priority Trustee.
          SECTION 1409. Release upon Termination of the Issuers’ Obligations.
          In the event that the Issuers deliver to the Second-Priority Trustee, in form and substance reasonably acceptable to it, an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Second-Priority Notes and all other Obligations under this Second-Priority Indenture, the Guarantees and the Second-Priority Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Issuers shall have exercised their Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article Thirteen, the Second-Priority Trustee shall deliver to the Issuers and the Second-Priority Collateral Agent a notice stating that the Second-Priority Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Second-Priority Trustee pursuant to Article Thirteen), and any rights it has under the Second-Priority Security Documents, and upon receipt by the Second-Priority Collateral Agent of such notice, the Second-Priority Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Second-Priority Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.
          SECTION 1410. Second-Priority Collateral Agent.
          (a) The Second-Priority Trustee and each of the Holders by acceptance of the Second-Priority Notes hereby designates and appoints the Second-Priority Collateral Agent as its agent under this Second-Priority Indenture, the Second-Priority Security Agreement and the Second-Priority Security Documents and the Second-Priority Trustee and each of the Holders by acceptance of the Second-Priority Notes hereby irrevocably authorizes the Second-Priority Collateral Agent to take such action on its behalf under the provisions of this Second-Priority Indenture, the Second-Priority Security Agreement and the Second-Priority Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Second-Priority Collateral Agent by the terms of this Second-Priority Indenture, the Second-Priority Security Agreement and the Second-Priority Security Documents, together with such powers as are reasonably incidental thereto. The Second-Priority Collateral Agent agrees to act as such on the express conditions contained in this Section 1410. The provisions of this Section 1410 are solely for the benefit of the Second-Priority Collateral Agent and none of the Second-Priority Trustee, any of the Holders nor the Issuers or any of the Subsidiary Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 1403. Notwithstanding any provision to the contrary contained elsewhere in this Second-Priority Indenture, the Second-Priority Security Agreement and the Second-Priority Security Documents, the Second-Priority Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Second-Priority Collateral Agent have or be deemed to have any fiduciary relationship with the Second-Priority Trustee, any Holder or the Issuers or any Subsidiary Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Second-Priority Indenture, the Security Agreement and the Second-Priority Security Documents or otherwise exist against the Second-Priority Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Second-Priority Indenture with reference to the Second-Priority Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Second-Priority Indenture, the Second-Priority Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Second-Priority Collateral Agent is expressly entitled to take or assert under this Second-Priority Indenture, the Second-Priority Security Agreement and the Second-Priority Security Documents, including the exercise of remedies pursuant to Article Five, and any action so taken or not taken shall be deemed consented to by the Second-Priority Trustee and the Holders.
          (b) The Second-Priority Collateral Agent may execute any of its duties under this Second-Priority Indenture or the Second-Priority Security Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Second-Priority Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects as long as such selection was made with due care.
          (c) None of the Second-Priority Collateral Agent or any of its agents or employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Second-Priority Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with the Second-Priority Security Agreement or any Second-Priority Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to the Second-Priority Trustee or any Holder or any other Person for any recital, statement, representation, warranty, covenant or agreement made by the Issuers or any Subsidiary Guarantor, contained in this or any other indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Second-Priority Collateral Agent under or in connection with, this or any other indenture, the Second-Priority Security Agreement or the Second-Priority Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Second-Priority Indenture, the Second-Priority Security Agreement or the Second-Priority Security Documents, or for any failure of the Issuers or any Subsidiary Guarantor or any other party to this Second-Priority Indenture, the Second-Priority Security Agreement or the Second-Priority Security Documents to perform its obligations hereunder or thereunder. None of the Second-Priority Collateral Agent or any of its agents or employees shall be under any obligation to the Second-Priority Trustee or any Holder or any other Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Second-Priority Indenture, the Second-Priority Security Agreement or the Second-Priority Security Documents or to inspect the properties, books or records of the Issuers or any Subsidiary Guarantor.
          (d) The Second-Priority Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuers or any Subsidiary Guarantor), independent accountants and other experts and advisors selected by the Second-Priority Collateral Agent. The Second-Priority Collateral Agent shall be fully justified in failing or refusing to take any action under this Second-Priority Indenture or any other indenture or the Second-Priority Security Documents unless it shall first receive such advice or concurrence of the Second-Priority Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders or the Applicable Authorized Representative against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Second-Priority Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Second-Priority Indenture or any other indenture or the Second-Priority Security Documents in accordance with a request or consent of the Second-Priority Trustee or the Applicable Authorized Representative and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders or any other Person.
          (e) The Second-Priority Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Second-Priority Collateral Agent shall have received written notice from the Second-Priority Trustee or the Issuers referring to this Second-Priority Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Second-Priority Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Second-Priority Trustee in accordance with Article Five (subject to Section 1410); provided, however, that unless and until the Second-Priority Collateral Agent has received any such request, the Second-Priority Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
          (f) Wilmington Trust FSB and its Affiliates (and any successor Second-Priority Collateral Agent and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Issuers and the Subsidiary Guarantors as though it was not the Second-Priority Collateral Agent hereunder and without notice to or consent of the Second-Priority Trustee. The Second-Priority Trustee and the Holders acknowledge that, pursuant to such activities, Wilmington Trust FSB or its Affiliates (and any successor Second-Priority Collateral Agent and its Affiliates) may receive information regarding the Issuers and the Subsidiary Guarantors (including information that may be subject to confidentiality obligations in favor of the Issuers and the Subsidiary Guarantors) and acknowledge that the Second-Priority Collateral Agent shall not be under any obligation to provide such information to the Second-Priority Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of Wilmington Trust FSB (or any successor Second-Priority Collateral Agent) to advance funds.
          (g) The Second-Priority Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Second-Priority Trustee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Second-Priority Collateral Agent. If the Second-Priority Collateral Agent resigns under this Second-Priority Indenture, the Second-Priority Trustee, subject to the consent of the Issuers (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor Second-Priority Collateral Agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Second-Priority Collateral Agent (as stated in the notice of resignation), the Second-Priority Collateral Agent may appoint, after consulting with the Second-Priority Trustee, subject to the consent of the Issuers (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Second-Priority Collateral Agent shall be entitled to petition at the expense of the Issuers a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Second-Priority Collateral Agent, and the term “Second-Priority Collateral Agent” shall mean such successor collateral agent, and the retiring Second-Priority Collateral Agent’s appointment, powers and duties as the Second-Priority Collateral Agent shall be terminated. After the retiring Second-Priority Collateral Agent’s resignation hereunder, the provisions of this Section 1410 (and Section 1411) shall continue to inure to its benefit and the retiring Second-Priority Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Second-Priority Collateral Agent under this Second-Priority Indenture.

          (h) The Second-Priority Trustee shall initially act as Second-Priority Collateral Agent and shall be authorized to appoint co-Second-Priority Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Second-Priority Security Documents, neither the Second-Priority Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Second-Priority Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Second-Priority Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.
          (i) The Second-Priority Trustee, as such and as Second-Priority Collateral Agent, is authorized and directed to (i) enter into the Second-Priority Security Agreement and the Second-Priority Security Documents, (ii) enter into an Intercreditor Agreement dated as of the Issue Date, (iii) bind the Holders on the terms as set forth in the Second-Priority Security Agreement, and the Second-Priority Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Second-Priority Security Agreement and the Second-Priority Security Documents and the Intercreditor Agreement.
          (j) The Second-Priority Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Second-Priority Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Second-Priority Indenture or against the Issuers and the Subsidiary Guarantors, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
          If at any time or times the Second-Priority Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Second-Priority Indenture, except for any such proceeds or payments received by the Second-Priority Trustee from the Second-Priority Collateral Agent pursuant to the terms of this Second-Priority Indenture, or (ii) payments from the Second-Priority Collateral Agent in excess of the amount required to be paid to the Second-Priority Trustee pursuant to Article Five, the Second-Priority Trustee shall promptly turn the same over to the Second-Priority Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Second-Priority Collateral Agent.
          (k) Should the Second-Priority Trustee obtain possession of any such Collateral, upon request from the Issuers, the Second-Priority Trustee shall notify the Second-Priority Collateral Agent thereof, and, promptly upon the Second-Priority Collateral Agent’s request therefor, shall deliver such Collateral to the Second-Priority Collateral Agent or otherwise deal with such Collateral in accordance with the Second-Priority Collateral Agent’s instructions.
          (l) The Second-Priority Collateral Agent shall have no obligation whatsoever to the Second-Priority Trustee or any of the Holders or any other Person to assure that the Collateral exists or is owned by the Issuers and the Subsidiary Guarantors or is cared for, protected or insured or has been encumbered, or that the Second-Priority Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Second-Priority Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Second-Priority Collateral Agent pursuant to this Second-Priority Indenture or any Second-Priority Security Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Second-Priority Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Second-Priority Collateral Agent’s own interest in the Collateral, and that the Second-Priority Collateral Agent shall have no other duty or liability whatsoever to the Second-Priority Trustee or any Holder or any other Person as to any of the foregoing.

          (m) No provision of this Second-Priority Indenture, the Second-Priority Security Agreement or any Second-Priority Security Document shall require the Second-Priority Collateral Agent (or the Second-Priority Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Second-Priority Trustee in the case of the Second-Priority Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
          (n) The Second-Priority Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Second-Priority Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Second-Priority Collateral Agent may agree in writing with the Issuers (and money held in trust by the Second-Priority Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Second-Priority Collateral Agent shall not be construed to impose duties to act.
          (o) Notwithstanding anything to the contrary herein, the obligations of the Issuers and Subsidiary Guarantors owing to the Second-Priority Collateral Agent shall remain in full force and effect and all of the Second-Priority Collateral Agent’s rights, protections, indemnities and immunities granted hereunder shall survive the satisfaction and discharge of the Second-Priority Indenture so long as the Second-Priority Security Agreement to which the Second-Priority Collateral Agent is a party remains effective and outstanding.
          (p) The Second-Priority Collateral Agent is hereby directed to open and maintain at such times and in such manner as may be administratively beneficial or as required under the terms of this Second-Priority Indenture or other Second-Priority Note Document and such other collateral accounts, to be held in trust for the benefit of the Second-Priority Collateral Agent on behalf of the Secured Parties, as may be required to fulfill its obligations under the Second-Priority Note Documents.
          SECTION 1411. Compensation and Indemnification.
          The Second-Priority Collateral Agent shall be entitled to the compensation, reimbursement of expenses, disbursements and advances, and indemnification set forth in Section 607 (with the references to the Second-Priority Trustee therein being deemed to refer to the Second-Priority Collateral Agent).
          SECTION 1412. Security Agreement and Other Second-Priority Security Documents.
          The Second-Priority Trustee and Second-Priority Collateral Agent are each hereby directed and authorized to execute and deliver the Second-Priority Security Agreement and any other Second-Priority Security Documents or Intercreditor Agreement in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Second-Priority Trustee and the Second-Priority Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to the Second-Priority Security Agreement, any other Second-Priority Security Documents or any Intercreditor Agreement, the Second-Priority Trustee and Second-Priority Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Second-Priority Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE FIFTEEN
RANKING OF NOTE LIENS
          SECTION 1501. Relative Rights.
          Nothing in this Second-Priority Indenture or any Intercreditor Agreement will:
          (a) impair, as between the Issuers and Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of, premium and interest on such Second-Priority Notes in accordance with their terms or to perform any other obligation of the Issuers or any Subsidiary Guarantor under this Second-Priority Indenture, the Second-Priority Notes, the Guarantees and any Second-Priority Security Documents;
          (b) restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of an Intercreditor Agreement;
          (c) prevent the Second-Priority Trustee or any Holder from exercising against the Issuers or any Subsidiary Guarantor any of its other available remedies upon a Default or Event of Default; or
          (d) restrict the right of the Second-Priority Trustee or any Holder:
          (i) to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to the Issuers or any Subsidiary Guarantor or otherwise to commence, or seek relief commencing, any Insolvency or Liquidation Proceeding involuntarily against the Issuers or any Subsidiary Guarantor;
          (ii) to make, support or oppose any request for an order for dismissal, abstention or conversion in any Insolvency or Liquidation Proceeding;
          (iii) to make, support or oppose, in any Insolvency or Liquidation Proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;
          (iv) to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any Insolvency or Liquidation Proceeding and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article Fifteen;
          (v) to seek or object to the appointment of any professional person to serve in any capacity in any Insolvency or Liquidation Proceeding or to support or object to any request for compensation made by any professional person or others therein;
          (vi) to make, support or oppose any request for order appointing a trustee or examiner in any Insolvency or Liquidation Proceeding; or
          (vii) otherwise to make, support or oppose any request for relief in any Insolvency or Liquidation Proceeding that it is permitted by law to make, support or oppose:
               (x) as if it were a holder of unsecured claims; or
               (y) as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding (in each case set forth in this clause (vii) except as set forth in an Intercreditor Agreement).
ARTICLE SIXTEEN
SUBORDINATION
          SECTION 1601. Agreement to Subordinate.
          The Issuers agree, and each Holder by accepting a Second-Priority Note agrees, that the payment of all Obligations owing in respect of the Second-Priority Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 16, to the prior payment in full of all existing and future Designated First Lien Indebtedness of the Issuers and that the subordination is for the benefit of and enforceable by the holders of such Designated First Lien Indebtedness. The Second-Priority Notes shall in all respects rank pari passu in right of payment with all existing and future Senior Indebtedness of the Issuers, and will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuers. All provisions of this Article 16 shall be subject to Section 1609 and 1612.
          SECTION 1602. Liquidation, Dissolution, Bankruptcy.
          Upon any payment or distribution of the assets of any Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of any Issuer or in a reorganization of or similar proceeding relating to any Issuer or such Issuer’s property:
     (i) the holders of Designated First Lien Indebtedness of the Issuers shall be entitled to receive payment in full in cash of such Designated First Lien Indebtedness before Holders shall be entitled to receive any payment;
     (ii) until the Designated First Lien Indebtedness of the Issuers is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of this Indenture shall be made to holders of such Designated First Lien Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities; and
     (iii) if a distribution is made to Holders that due to the subordination provisions of Article 16 or 17, should not have been made to them, such Holders are required to hold it in trust for the holders of Designated First Lien Indebtedness of the Issuers and pay it over to them as their interests may appear.
          SECTION 1603. Default on Designated First Lien Indebtedness of the Issuers
          The Issuers shall not pay principal of, premium, if any, or interest on the Second-Priority Notes (or pay any other Obligations relating to the Second-Priority Notes, including fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to Article 4 or Article 13 hereof and may not purchase, redeem or otherwise retire any Second-Priority Notes (collectively, “pay the Second-Priority Notes”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Payment Default”):
     (i) any Obligation on any Designated First Lien Indebtedness of the Issuers is not paid in full in cash when due (after giving effect to any applicable grace period); or
     (ii) any other default on Designated First Lien Indebtedness of the Issuers occurs and the maturity of such Designated First Lien Indebtedness is accelerated in accordance with its terms;
          unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated First Lien Indebtedness has been paid in full in cash; provided, however, that the Issuers shall be entitled to pay the Second-Priority Notes without regard to the foregoing if the Issuers and the Sec-

ond-Priority Trustee receive written notice approving such payment from the Representative of all Designated First Lien Indebtedness with respect to which the Payment Default has occurred and is continuing.
          During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated First Lien Indebtedness of the Issuers pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers shall not pay the Second-Priority Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Second-Priority Trustee (with a copy to the Issuers) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated First Lien Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice; (ii) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Designated First Lien Indebtedness has been discharged or repaid in full in cash.
          Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section 1603 and Section 1602 hereof), unless the holders of such Designated First Lien Indebtedness or the Representative of such Designated First Lien Indebtedness shall have accelerated the maturity of such Designated First Lien Indebtedness or a Payment Default has occurred and is continuing, the Issuers shall be entitled to resume paying the Second-Priority Notes after the end of such Payment Blockage Period. The Second-Priority Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated First Lien Indebtedness of the Issuers during such period. However, in no event shall the total number of days during which any Payment Blockage Period or Periods on the Second-Priority Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Blockage Notice unless such default shall have been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).
          SECTION 1604. Acceleration of Payment of Second-Priority Notes
          If payment of the Second-Priority Notes is accelerated because of an Event of Default, the Issuers shall promptly notify the holders of Designated First Lien Indebtedness of the Issuers or the Representative of such Designated First Lien Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 16. If any Designated First Lien Indebtedness of the Issuers is outstanding, the Issuers may not pay the Second-Priority Notes until five Business Days after the Representatives of all the issuers of such Designated First Lien Indebtedness receive notice of such acceleration and, thereafter, may pay the Second-Priority Notes only if this Indenture otherwise permits payment at that time.
          SECTION 1605. When Distribution Must Be Paid Over
          If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Designated First Lien Indebtedness of the Issuers and pay it over to them as their interests may appear.
          SECTION 1606. Subrogation
          After all Designated First Lien Indebtedness of the Issuers is paid in full and until the Second-Priority Notes are paid in full, Holders shall be subrogated to the rights of holders of such Designated First Lien Indebtedness to receive distributions applicable to such Designated First Lien Indebtedness. A distribution made under this Article 16 to holders of such Designated First Lien Indebtedness which otherwise would have been made to Holders is not, as between the Issuers and Holders, a payment by the Issuers on such Designated First Lien Indebtedness.
          SECTION 1607. Relative Rights
          This Article 16 defines the relative rights of Holders and holders of Designated First Lien Indebtedness of the Issuers. Nothing in this Indenture shall:
     (i) impair, as between the Issuers and Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Second-Priority Notes in accordance with their terms;
     (ii) prevent the Second-Priority Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Designated First Lien Indebtedness of the Issuers to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Designated First Lien Indebtedness as set forth herein; or
     (iii) affect the relative rights of Holders and creditors of the Issuers other than their rights in relation to holders of Designated First Lien Indebtedness.
          SECTION 1608. Subordination May Not Be Impaired by Issuers
          No right of any holder of Designated First Lien Indebtedness of the Issuers to enforce the subordination of the Indebtedness evidenced by the Second-Priority Notes shall be impaired by any act or failure to act by the Issuers or by its failure to comply with this Indenture.
          SECTION 1609. Rights of Second-Priority Trustee and Paying Agent
          Notwithstanding Section 1603 hereof, the Second-Priority Trustee or any Paying Agent may continue to make payments on the Second-Priority Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Second-Priority Trustee receives notice satisfactory to him that payments may not be made under this Article 16. The Issuers, the Second-Priority Note Registrar, the paying agent, a Representative or a holder of Designated First Lien Indebtedness of the Issuers shall be entitled to give the notice; provided, however, that, if an issue of Designated First Lien Indebtedness of the Issuers has a Representative, only such Representative shall be entitled to give the notice.
          The Second-Priority Trustee in its individual or any other capacity shall be entitled to hold Designated First Lien Indebtedness of the Issuers with the same rights it would have if it were not Second-Priority Trustee. The Second-Priority Note Registrar and the Paying Agent shall be entitled to do the same with like rights. The Second-Priority Trustee shall be entitled to all the rights set forth in this Article 16 with respect to any Designated First Lien Indebtedness of the Issuers which may at any time be held by it, to the same extent as any other holder of such Designated First Lien Indebtedness; and nothing in Article 6 shall deprive the Second-Priority Trustee of any of its rights as such holder. Nothing in this Article 16 shall apply to claims of, or payments to, the Second-Priority Trustee or the Second-Priority Collateral Agent on account of fees, expenses, indemnities or other amounts payable or reimbursable under or pursuant to Sections 607 or 1411 hereof or any other Section of this Indenture.

          SECTION 1610. Distribution or Notice to Representative Whenever a distribution is to be made or a notice given to holders of Designated First Lien Indebtedness of the Issuers, the distribution may be made and the notice given to their Representative (if any).
          SECTION 1611. Article 16 Not To Prevent Events of Default or Limit Right To Accelerate The failure to make a payment pursuant to the Second-Priority Notes by reason of any provision in this Article 16 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 16 shall have any effect on the right of the Holders or the Second-Priority Trustee to accelerate the maturity of the Second-Priority Notes.
          SECTION 1612. Trust Moneys Not Subordinated Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Second-Priority Trustee for the payment of principal of and interest on the Second-Priority Notes pursuant to Article 4 or Article 13 hereof shall not be subordinated to the prior payment of any Designated First Lien Indebtedness of the Issuers or subject to the restrictions set forth in this Article 16, and none of the Holders shall be obligated to pay over any such amount to the Issuers or any holder of Designated First Lien Indebtedness of the Issuers or any other creditor of the Issuers, provided that the subordination provisions of this Article 16 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 4 or Article 13 hereof, as the case may be.
          SECTION 1613. Trustee Entitled To Rely Upon any payment or distribution pursuant to this Article 16, the Second-Priority Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1602 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Second-Priority Trustee or to the Holders or (c) upon the Representatives of Designated First Lien Indebtedness of the Issuers for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Designated First Lien Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 16. In the event that the Second-Priority Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated First Lien Indebtedness of the Issuers to participate in any payment or distribution pursuant to this Article 16, the Second-Priority Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Second-Priority Trustee as to the amount of such Designated First Lien Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 16, and, if such evidence is not furnished, the Second-Priority Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 601 and 603 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 16.
          SECTION 1614. Trustee To Effectuate Subordination A Holder by its acceptance of a Second-Priority Note agrees to be bound by this Article 16 and authorizes and expressly directs the Second-Priority Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Designated First Lien Indebtedness of the Issuers as provided in this Article 16 and appoints the Second-Priority Trustee as attorney-in-fact for any and all such purposes.
          SECTION 1615. Trustee Not Fiduciary for Holders of Designated First Lien Indebtedness of the Issuers The Second-Priority Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated First Lien Indebtedness of the Issuers and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuers or any other Person, money or assets to which any holders of Designated First Lien Indebtedness of the Issuers shall be entitled by virtue of this Article 16 or otherwise.

          SECTION 1616. Reliance by Holders of Designated First Lien Indebtedness of the Issuers on Subordination Provisions Each Holder by accepting a Second-Priority Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated First Lien Indebtedness of the Issuers, whether such Designated First Lien Indebtedness was created or acquired before or after the issuance of the Second-Priority Notes, to acquire and continue to hold, or to continue to hold, such Designated First Lien Indebtedness and such holder of such Designated First Lien Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, Designated First Lien Indebtedness.
          Without in any way limiting the generality of the foregoing paragraph, the holders of Designated First Lien Indebtedness of the Issuers may, at any time and from time to time, without the consent of or notice to the Second-Priority Trustee or the Holders, without incurring responsibility to the Second-Priority Trustee or the Holders and without impairing or releasing the subordination provided in this Article 16 or the obligations hereunder of the Holders to the holders of Designated First Lien Indebtedness of the Issuers, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Designated First Lien Indebtedness of the Issuers, or otherwise amend or supplement in any manner Designated First Lien Indebtedness of the Issuers, or any instrument evidencing the same or any agreement under which Designated First Lien Indebtedness of the Issuers is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Designated First Lien Indebtedness of the Issuers; (iii) release any Person liable in any manner for the payment or collection of Designated First Lien Indebtedness of the Issuers; and (iv) exercise or refrain from exercising any rights against the Issuers and any other Person.
ARTICLE SEVENTEEN
SUBORDINATION OF GUARANTEES
          SECTION 1701. Agreement To Subordinate .
          Each Subsidiary Guarantor agrees, and each Holder by accepting a Second-Priority Note agrees, that the obligations of such Subsidiary Guarantor under its Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article 17, to the prior payment in full of all existing and future Designated First Lien Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Designated First Lien Indebtedness. A Subsidiary Guarantor’s obligations under its Guarantee shall in all respects rank pari passu in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor, and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor, as applicable. All provisions of this Article 17 shall be subject to Sections 1709 and 1712.
          SECTION 1702. Liquidation, Dissolution, Bankruptcy .
          Upon any payment or distribution of the assets of a Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a reorganization of or similar proceeding relating to such Subsidiary Guarantor or such Subsidiary Guarantor’s property:
     (i) the holders of Designated First Lien Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Designated First Lien Indebtedness before Holders shall be entitled to receive any payment;
     (ii) until the Designated First Lien Indebtedness of such Subsidiary Guarantor is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of this Indenture shall be made to holders of such Designated First Lien Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities; and

     (iii) if a distribution is made to Holders that due to the subordination provisions of Article 16 or 17, should not have been made to them, such Holders are required to hold it in trust for the holders of Designated First Lien Indebtedness of the Issuers and pay it over to them as their interests may appear
          SECTION 1703. Default on Designated First Lien Indebtedness of a Subsidiary Guarantor.
          A Subsidiary Guarantor shall not make any payment pursuant to its Guarantee (or pay any other Obligations relating to its Guarantee, including fees, costs, expenses, indemnities and rescission or damage claims owing to Holders thereof) and may not purchase, redeem or otherwise retire any Second-Priority Notes (collectively, “pay its Guarantee”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Subsidiary Guarantor Payment Default”):
     (i) any Obligation on any Designated First Lien Indebtedness of such Subsidiary Guarantor is not paid in full in cash when due (after giving effect to any applicable grace period); or
     (ii) any other default on Designated First Lien Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated First Lien Indebtedness is accelerated in accordance with its terms;
          unless, in either case, the Subsidiary Guarantor Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated First Lien Indebtedness has been paid in full in cash; provided, however, that such Subsidiary Guarantor shall be entitled to pay its Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Second-Priority Trustee receive written notice approving such payment from the Representatives of all Designated First Lien Indebtedness with respect to which the Subsidiary Guarantor Payment Default has occurred and is continuing.
          During the continuance of any default (other than a Subsidiary Guarantor Payment Default) (a “Non-Subsidiary Guarantor Payment Default”) with respect to any Designated First Lien Indebtedness of a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor shall not pay its Guarantee (except in the form of Permitted Junior Securities) for a period (a “Guarantee Payment Blockage Period”) commencing upon the receipt by the Second-Priority Trustee (with a copy to such Subsidiary Guarantor and the Issuer) of written notice (a “Guarantee Blockage Notice”) of such Non-Subsidiary Guarantor Payment Default from the Representative of such Designated First Lien Indebtedness specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter. The Guarantee Payment Blockage Period shall end earlier if such Guarantee Payment Blockage Period is terminated (i) by written notice to the Second-Priority Trustee, the relevant Subsidiary Guarantor and the Issuer from the Person or Persons who gave such Guarantee Blockage Notice; (ii) because the default giving rise to such Guarantee Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Designated First Lien Indebtedness has been discharged or repaid in full in cash.
          Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section 1703 and Section 1702 hereof), unless the holders of such Designated First Lien Indebtedness or the Representative of such Designated First Lien Indebtedness shall have accelerated the maturity of such Designated First Lien Indebtedness or a Subsidiary Guarantor Payment Default has occurred and is continuing, the relevant Subsidiary Guarantor shall be entitled to resume paying its Guarantee after the end of such Guarantee Payment Blockage Period. Each Guarantee shall not be subject to more than one Guarantee Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated First Lien Indebtedness of the relevant Subsidiary Guarantor during such period. However, in no event shall the total number of days during which any Guarantee Payment Blockage Period or Periods on a Guarantee is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Guarantee Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Guarantee Blockage Notice to the Second-Priority Trustee shall be, or be made, the basis for a subsequent Guarantee

Blockage Notice unless such default shall have been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Guarantee Blockage Notice, that, in either case, would give rise to a Non-Subsidiary Guarantor Payment Default pursuant to any provisions under which a Non-Subsidiary Guarantor Payment Default previously existed or was continuing shall constitute a new Non-Subsidiary Guarantor Payment Default for this purpose).
          SECTION 1704. Demand for Payment.
          If payment of the Second-Priority Notes is accelerated because of an Event of Default and a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11 hereof, the Issuer or such Subsidiary Guarantor shall promptly notify the holders of Designated First Lien Indebtedness of such Subsidiary Guarantor or the Representative of such Designated First Lien Indebtedness of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 17. If any Designated First Lien Indebtedness of a Subsidiary Guarantor is outstanding, such Subsidiary Guarantor may not pay its Guarantee until five Business Days after the Representatives of all the issuers of such Designated First Lien Indebtedness receive notice of such acceleration and, thereafter, may pay its Guarantee only if this Indenture otherwise permits payment at that time.
          SECTION 1705. When Distribution Must Be Paid Over.
          If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Designated First Lien Indebtedness of the relevant Subsidiary Guarantor and pay it over to them as their interests may appear.
          SECTION 1706. Subrogation.
          After all Designated First Lien Indebtedness of a Subsidiary Guarantor is paid in full and until the Second-Priority Notes are paid in full, Holders shall be subrogated to the rights of holders of such Designated First Lien Indebtedness to receive distributions applicable to such Designated First Lien Indebtedness. A distribution made under this Article 17 to holders of such Designated First Lien Indebtedness which otherwise would have been made to Holders is not, as between the relevant Subsidiary Guarantor and Holders, a payment by such Subsidiary Guarantor on such Designated First Lien Indebtedness.
          SECTION 1707. Relative Rights.
          This Article 17 defines the relative rights of Holders and holders of Designated First Lien Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:
     (i) impair, as between such Subsidiary Guarantor and Holders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to make payments under its Guarantee in accordance with its terms;
     (ii) prevent the Second-Priority Trustee or any Holder from exercising its available remedies upon a default by such Subsidiary Guarantor under its obligations with respect to its Guarantee, subject to the rights of holders of Designated First Lien Indebtedness of such Subsidiary Guarantor to receive payments or distributions otherwise payable to Holders and such other rights of such holders of the Designated First Lien Indebtedness as set forth herein; or
     (iii) affect the relative rights of Holders and creditors of such Subsidiary Guarantor other than their rights in relation to holders of the Designated First Lien Indebtedness.

          SECTION 1708. Subordination May Not Be Impaired by a Subsidiary Guarantor.
          No right of any holder of Designated First Lien Indebtedness of a Subsidiary Guarantor to enforce the subordination of the obligations of such Subsidiary Guarantor under its Guarantee shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.
          SECTION 1709. Rights of Trustee and Paying Agent.
          Notwithstanding Section 1703 hereof, the Second-Priority Trustee or any Paying Agent may continue to make payments on the Second-Priority Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Second-Priority Trustee receives notice satisfactory to him that payments may not be made under this Article 17. A Subsidiary Guarantor, the Second-Priority Notes Registrar, the Paying Agent, a Representative or a holder of Designated First Lien Indebtedness of such Subsidiary Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Designated First Lien Indebtedness of such Subsidiary Guarantor has a Representative, only such Representative shall be entitled to give the notice.
          The Second-Priority Trustee in its individual or any other capacity shall be entitled to hold Designated First Lien Indebtedness of a Subsidiary Guarantor with the same rights it would have if it were not Second-Priority Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Second-Priority Trustee shall be entitled to all the rights set forth in this Article 17 with respect to any Designated First Lien Indebtedness of a Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Designated First Lien Indebtedness; and nothing in Article 7 shall deprive the Second-Priority Trustee of any of its rights as such holder. Nothing in this Article 17 shall apply to claims of, or payments to, the Second-Priority Trustee or the Second-Priority Collateral Agent on account of fees, expenses, indemnities or other amounts payable or reimbursable under or pursuant to Sections 607 or 1411 hereof or any other Section of this Indenture.
          SECTION 1710. Distribution or Notice to Representative.
          Whenever a distribution is to be made or a notice given to holders of Designated First Lien Indebtedness of a Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).
          SECTION 1711. Article 17 Not To Prevent Events of Default or Limit Right To Demand Payment.
          The failure of a Subsidiary Guarantor to make a payment pursuant to its Guarantee by reason of any provision in this Article 17 shall not be construed as preventing the occurrence of a default by such Subsidiary Guarantor under its Guarantee. Nothing in this Article 17 shall have any effect on the right of the Holders or the Second-Priority Trustee to make a demand for payment on a Subsidiary Guarantor pursuant to Article 11 hereof.
          SECTION 1712. Trust Moneys Not Subordinated.
          Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Second-Priority Trustee for the payment of principal of and interest on the Second-Priority Notes pursuant to Article 8 or Article 13 hereof shall not be subordinated to the prior payment of any Designated First Lien Indebtedness of any Subsidiary Guarantor or subject to the restrictions set forth in this Article 17, and none of the Holders shall be obligated to pay over any such amount to such Subsidiary Guarantor or any holder of Designated First Lien Indebtedness of such Subsidiary Guarantor or any other creditor of such Subsidiary Guarantor, provided that the subordination provisions of this Article 17 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 or Article 13 hereof, as the case may be

          SECTION 1713. Trustee Entitled To Rely.
          Upon any payment or distribution pursuant to this Article 17, the Second-Priority Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1702 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Second-Priority Trustee or to the Holders or (c) upon the Representatives of Designated First Lien Indebtedness of a Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Designated First Lien Indebtedness and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 17. In the event that the Second-Priority Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated First Lien Indebtedness of a Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 17, the Second-Priority Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Second-Priority Trustee as to the amount of such Designated First Lien Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 17, and, if such evidence is not furnished, the Second-Priority Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 601 and 603 hereof shall be applicable to all actions or omissions of actions by the Second-Priority Trustee pursuant to this Article 17.
          SECTION 1714. Trustee To Effectuate Subordination.
          A Holder by its acceptance of a Second-Priority Note agrees to be bound by this Article 17 and authorizes and expressly directs the Second-Priority Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Designated First Lien Indebtedness of a Subsidiary Guarantor as provided in this Article 17 and appoints the Second-Priority Trustee as attorney-in-fact for any and all such purposes.
          SECTION 1715. Trustee Not Fiduciary for Holders of Designated First Lien Indebtedness of Subsidiary Guarantors.
          The Second-Priority Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated First Lien Indebtedness of a Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or such Subsidiary Guarantor or any other Person, money or assets to which any holders of Designated First Lien Indebtedness of such Subsidiary Guarantor shall be entitled by virtue of this Article 17 or otherwise.
          SECTION 1716. Reliance by Holders of Designated First Lien Indebtedness of a Subsidiary Guarantor on Subordination Provisions.
          Each Holder by accepting a Second-Priority Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated First Lien Indebtedness of a Subsidiary Guarantor, whether such Designated First Lien Indebtedness was created or acquired before or after the issuance of the Second-Priority Notes, to acquire and continue to hold, or to continue to hold, such Designated First Lien Indebtedness and such holder of such Designated First Lien Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated First Lien Indebtedness.
          Without in any way limiting the generality of the foregoing paragraph, the holders of Designated First Lien Indebtedness of a Subsidiary Guarantor may, at any time and from time to time, without the consent of or notice to the Second-Priority Trustee or the Holders, without incurring responsibility to the Second-Priority Trustee or the Holders and without impairing or releasing the subordination provided in this Article 17 or the obligations hereunder of the Holders to the holders of Designated First Lien Indebtedness of such Subsidiary Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Designated First Lien Indebtedness of such Subsidiary Guarantor, or otherwise amend or supplement in any manner Designated First Lien Indebtedness of such Subsidiary Guarantor, or any instrument evidencing the same or any agreement under which Designated First Lien Indebtedness of such Subsidiary Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Designated First Lien Indebtedness of such Subsidiary Guarantor; (iii) release any Person liable in any manner for the payment or collection of Designated First Lien Indebtedness of such Subsidiary Guarantor; and (iv) exercise or refrain from exercising any rights against such Subsidiary Guarantor and any other Person.

          IN WITNESS WHEREOF, the parties hereto have caused this Second-Priority Indenture to be duly executed all as of the day and year first above written.

CLEARWIRE COMMUNICATIONS LLC,
By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

CLEARWIRE FINANCE, INC.
By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

GUARANTORS: CLEARWIRE LEGACY LLC and CLEARWIRE XOHM LLC
By:	Clearwire Communications, LLC, as manager

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

CLEAR WIRELESS, LLC, CLEARWIRE SPECTRUM HOLDINGS III LLC, CLEARWIRE US LLC and CLEAR MANAGEMENT SERVICES LLC
By:	Clearwire Communications, LLC, as member

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

CLEAR GLOBAL SERVICES LLC and CLEAR PARTNER HOLDINGS LLC
By:	Clear Wireless LLC, as member

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

[Signature Page to Indenture for Second Lien Notes]

BILLING LEGACY LLC, CLEARWIRE TELECOMMUNICATIONS SERVICES, LLC, CLEARMEDIA, LLC, FIXED WIRELESS HOLDINGS, LLC, CLEARWIRE SPECTRUM HOLDINGS II LLC and CLEARWIRE SPECTRUM HOLDINGS LLC

By:	Clearwire Legacy LLC, as member

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

WINBEAM LLC
By:	Clearwire US LLC, as member

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

AMERICAN TELECASTING DEVELOPMENT, LLC, AMERICAN TELECASTING OF ANCHORAGE, LLC, AMERICAN TELECASTING OF BEND, LLC, FRESNO MMDS ASSOCIATES, LLC, AMERICAN TELECASTING OF COLUMBUS, LLC, AMERICAN TELECASTING OF DENVER, LLC, AMERICAN TELECASTING OF FORT MYERS, LLC, AMERICAN TELECASTING OF FT. COLLINS, LLC, AMERICAN TELECASTING OF GREEN BAY, LLC, AMERICAN TELECASTING OF LANSING, LLC, AMERICAN TELECASTING OF LINCOLN, LLC, AMERICAN TELECASTING LITTLE ROCK, LLC, AMERICAN TELECASTING OF LOUISVILLE, LLC, AMERICAN TELECASTING OF MEDFORD, LLC, AMERICAN TELECASTING OF MICHIANA, LLC, AMERICAN TELECASTING OF MONTEREY, LLC, AMERICAN TELECASTING OF REDDING, LLC, AMERICAN TELECASTING OF SANTA BARBARA, LLC, AMERICAN
[Signature Page to Indenture for Second Lien Notes]

TELECASTING OF SEATTLE, LLC, AMERICAN TELECASTING OF SHERIDAN, LLC, AMERICAN TELECASTING OF YUBA CITY, LLC, ATI OF SANTA ROSA, LLC, ATI SUB, LLC, NSAC, LLC, ALDA WIRELESS HOLDINGS, LLC, PCTV GOLD II, LLC, PCTV OF SALT LAKE CITY, LLC, PCTV SUB, LLC, PEOPLE’S CHOICE TV OF ALBUQUERQUE, LLC, PEOPLE’S CHOICE TV OF HOUSTON, LLC, PEOPLE’S CHOICE TV OF ST. LOUIS, LLC, SPEEDCHOICE OF DETROIT, LLC, SPEEDCHOICE OF PHOENIX, LLC, ATL MDS, LLC, BAY AREA CABLEVISION, LLC, BROADCAST CABLE, LLC, SCC X, LLC, SPRINT (BAY AREA), LLC, TDI ACQUISITION SUB, LLC, TRANSWORLD TELECOM II, LLC, WAVEPATH SUB, LLC, WBS OF AMERICA, LLC, WBS OF SACRAMENTO, LLC, WBSY LICENSING, LLC, WBSFP LICENSING, LLC, WCOF, LLC, WIRELESS BROADBAND SERVICES OF AMERICA, LLC and KENNEWICK LICENSING, LLC

By:	Clearwire XOHM LLC, as manager

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer
[Signature Page to Indenture for Second Lien Notes]

WILMINGTON TRUST FSB, as Second-Priority Trustee
By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Indenture for Second Lien Notes]

WILMINGTON TRUST FSB, as Second-Priority Collateral Agent
By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Indenture for Second Lien Notes]

Subsidiary Guarantors
Clearwire Legacy LLC, a Delaware limited liability company;
Clearwire XOHM LLC, a Delaware limited liability company;
Fixed Wireless Holdings, LLC, a Delaware limited liability company;
Alda Wireless Holdings, LLC, a Delaware limited liability company;
American Telecasting Development, LLC, a Delaware limited liability company;
American Telecasting of Anchorage, LLC, a Delaware limited liability company;
American Telecasting of Bend, LLC, a Delaware limited liability company;
American Telecasting of Columbus, LLC, a Delaware limited liability company;
American Telecasting of Denver, LLC, a Delaware limited liability company;
American Telecasting of Fort Myers, LLC, a Delaware limited liability company;
American Telecasting of Ft. Collins, LLC, a Delaware limited liability company;
American Telecasting of Green Bay, LLC, a Delaware limited liability company;
American Telecasting of Lansing, LLC, a Delaware limited liability company;
American Telecasting of Lincoln, LLC, a Delaware limited liability company;
American Telecasting of Little Rock, LLC, a Delaware limited liability company;
American Telecasting of Louisville, LLC, a Delaware limited liability company;
American Telecasting of Medford, LLC, a Delaware limited liability company;
American Telecasting of Michiana, LLC, a Delaware limited liability company;
American Telecasting of Monterey, LLC, a Delaware limited liability company;
American Telecasting of Redding, LLC, a Delaware limited liability company;
American Telecasting of Santa Barbara, LLC, a Delaware limited liability company;
American Telecasting of Seattle, LLC, a Delaware limited liability company;
American Telecasting of Sheridan, LLC, a Delaware limited liability company;
American Telecasting of Yuba City, LLC, a Delaware limited liability company;
ATI of Santa Rosa, LLC, a Delaware limited liability company;
ATI Sub, LLC, a Delaware limited liability company;
ATL MDS, LLC, a Delaware limited liability company;
Bay Area Cablevision, LLC, a Delaware limited liability company;
Broadcast Cable, LLC, a Delaware limited liability company;
Fresno MMDS Associates, LLC, a Delaware limited liability company;
Kennewick Licensing, LLC, a Delaware limited liability company;
NSAC, LLC, a Delaware limited liability company;
PCTV Gold II, LLC, a Delaware limited liability company;
PCTV of Salt Lake City, LLC, a Delaware limited liability company;
PCTV Sub, LLC, a Delaware limited liability company;
People’s Choice TV of Albuquerque, LLC, a Delaware limited liability company;
People’s Choice TV of Houston, LLC, a Delaware limited liability company;
People’s Choice TV of St. Louis, LLC, a Delaware limited liability company;
SCC X, LLC, a Delaware limited liability company;
SpeedChoice of Detroit, LLC, a Delaware limited liability company;
SpeedChoice of Phoenix, LLC, a Delaware limited liability company;
Sprint (Bay Area), LLC, a Delaware limited liability company;
TDI Acquisition Sub, LLC, a Delaware limited liability company;
Transworld Telecom II, LLC, a Delaware limited liability company;
Wavepath Sub, LLC, a Delaware limited liability company;
WBSFP Licensing, LLC, a Delaware limited liability company;
WBS of America, LLC, a Delaware limited liability company;
WBS of Sacramento, LLC, a Delaware limited liability company;
WBSY Licensing, LLC, a Delaware limited liability company;
WCOF, LLC, a Delaware limited liability company;
Wireless Broadband Services of America, LLC, a Delaware limited liability company;
Billing Legacy LLC, a Missouri limited liability company;
ClearMedia, LLC, a Nevada limited liability company;

Clearwire US LLC, a Nevada limited liability company;
Clearwire Spectrum Holdings LLC, a Nevada limited liability company;
Clearwire Spectrum Holdings II LLC, a Nevada limited liability company;
Clearwire Spectrum Holdings III LLC, a Nevada limited liability company;
Clearwire Telecommunications Services, LLC, a Nevada limited liability company;
Clear Global Services LLC, a Nevada limited liability company;
Clear Partner Holdings LLC, a Nevada limited liability company;
Clear Wireless LLC, a Nevada limited liability company;
Winbeam LLC, a Nevada limited liability company; and
Clear Management Services, LLC, a Nevada limited liability company

S-2

EXHIBIT A
[FACE OF NOTE]
CLEARWIRE COMMUNICATIONS LLC
and
CLEARWIRE FINANCE, INC.,
12% Second-Priority Secured Note due 2017

No.	CUSIP No.
$
     CLEARWIRE COMMUNICATIONS LLC, a Delaware limited liability company (the “Company”) and CLEARWIRE FINANCE, INC., a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”, which term includes any successor Person under the Second-Priority Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of                      Dollars ($            ), on December 1, 2017.

Interest Rate:	12% per annum.
Interest Payment Dates:	June 1 and December 1 of each year commencing June 1 , 2011.
Regular Record Dates:	May 15 and November 15 of each year.
     Reference is hereby made to the further provisions of this Second-Priority Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuers have caused this Second-Priority Note to be signed manually or by facsimile by its duly authorized officers.

CLEARWIRE COMMUNICATIONS LLC,
By:
Name:
Title:

By:
Name:
Title:

CLEARWIRE FINANCE, INC.
By:
Name:
Title:

By:
Name:
Title:

(Form of Second-Priority Trustee’s Certificate of Authentication)
     This is one of the 12% Second-Priority Secured Notes due 2017 referred to in the within-mentioned Second-Priority Indenture.

WILMINGTON TRUST FSB as Second-Priority Trustee
By:
Authorized Signatory

Dated: _______________

[REVERSE SIDE OF NOTE]
CLEARWIRE COMMUNICATIONS LLC
and
CLEARWIRE FINANCE, INC.
12% Second-Priority Secured Note due 2017
1. Principal and Interest.
     The Issuers will pay the principal of this Second-Priority Note on December 1, 2017.
     The Issuers promise to pay interest on the principal amount of this Second-Priority Note on each Interest Payment Date, as set forth below, at the rate of 12% per annum (subject to adjustment as provided below).
     Interest will be payable semi-annually (to the Holders of record of the Second-Priority Notes (or any Predecessor Second-Priority Notes) at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 1, 2011.
     Interest on this Second-Priority Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 9, 2010; provided that, if there is no existing default in the payment of interest and if this Second-Priority Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     The Issuers shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Second-Priority Notes.
2. Method of Payment.
     The Issuers will pay interest (except defaulted interest) on the principal amount of the Second-Priority Notes on each June 1 and December 1 to the Persons who are Holders (as reflected in the Second-Priority Note Register at the close of business on May 15 and November 15 immediately preceding the Interest Payment Date), in each case, even if the Second-Priority Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuers will make payment to the Holder that surrenders this Second-Priority Note to any Paying Agent on or after December 1, 2017.
     The Issuers will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may pay principal (premium, if any) and interest by its check payable in such money. The Issuers may pay interest on the Second-Priority Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Second-Priority Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3. Paying Agent and Second-Priority Note Registrar.
     Initially, the Second-Priority Trustee will act as Paying Agent and Second-Priority Note Registrar. The Issuers may change any Paying Agent or Second-Priority Note Registrar upon written notice thereto. The Issuers, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Second-Priority Note Registrar or co-registrar.

4. Second-Priority Indenture; Limitations.
     The Issuers issued the Second-Priority Notes under the Second-Priority Indenture dated as of December 9, 2010 (the “Second-Priority Indenture”), among the Issuers, the Subsidiary Guarantors and Wilmington Trust FSB, as trustee (the “Second-Priority Trustee”) and collateral agent (the “Second-Priority Collateral Agent”). Capitalized terms herein are used as defined in the Second-Priority Indenture unless otherwise indicated. The terms of the Second-Priority Notes include those stated in the Second-Priority Indenture and those made part of the Second-Priority Indenture by reference to the Trust Indenture Act. The Second-Priority Notes are subject to all such terms, and Holders are referred to the Second-Priority Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Second-Priority Note and the terms of the Second-Priority Indenture, the terms of the Second-Priority Indenture shall control.
     The Second-Priority Notes are senior secured obligations of the Issuers. The Second-Priority Indenture does not limit the aggregate principal amount of the Second-Priority Notes.
5. Redemption.
     Optional Redemption. Except as described below, the Second-Priority Notes are not redeemable at the Issuers’ option until December 1, 2014. From and after December 1, 2014, the Issuers may redeem the Second-Priority Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Second-Priority Trustee, to each Holder of Second-Priority Notes to the address of such Holder appearing in the Second-Priority Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to but excluding the applicable redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage

2014	106.000%
2015	103.000%
2016 and thereafter	100.000%
     In addition, prior to December 1, 2013, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Second-Priority Notes issued under the Second-Priority Indenture at a redemption price equal to 112.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net proceeds of one or more Equity Offerings of the Issuers or any direct or indirect parent of the Issuers to the extent such net proceeds are contributed to the Issuers; provided that at least 65% of the aggregate principal amount of Second-Priority Notes originally issued under the Second-Priority Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
     At any time prior to the final maturity date of the Second-Priority Notes, the Issuers may also redeem all or a part of the Second-Priority Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of Second-Priority Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the Redemption Date, subject to the rights of Holders of Second-Priority Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
6. Repurchase upon a Change in Control and Asset Sales.
     Upon the occurrence of (a) a Change in Control, the Holders of the Second-Priority Notes will have the right to require that the Issuers purchase such Holder’s outstanding Second-Priority Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Issuers may be obligated to make offers to purchase Second-Priority Notes and Permitted Additional Junior Lien Obligations with a portion of the Net Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.
7. Denominations; Transfer; Exchange.
     The Second-Priority Notes are in registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Second-Priority Notes in accordance with the Second-Priority Indenture. The Second-Priority Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Second-Priority Indenture. The Second-Priority Note Registrar need not register the transfer or exchange of any Second-Priority Notes selected for redemption (except the unredeemed portion of any Second-Priority Note being redeemed in part).
8. Persons Deemed Owners.
     A registered Holder may be treated as the owner of a Second-Priority Note for all purposes.
9. Unclaimed Money.
     If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Second-Priority Trustee and the Paying Agent will pay the money back to the Issuers at their written request. After that, Holders entitled to the money must look to the Issuers for payment, unless an abandoned property law designates another Person, and all liability of the Second-Priority Trustee and such Paying Agent with respect to such money shall cease.
10. Discharge and Defeasance Prior to Redemption or Maturity.
     If the Issuers irrevocably deposit, or cause to be deposited, with the Second-Priority Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Second-Priority Notes (a) to Redemption or Maturity Date, the Issuers will be discharged from its obligations under the Second-Priority Indenture and the Second-Priority Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Issuers will be discharged from certain covenants set forth in the Second-Priority Indenture.
11. Amendment; Supplement; Waiver.
     Subject to certain exceptions, the Second-Priority Indenture, the Second-Priority Security Documents or the Second-Priority Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Second-Priority Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Second-Priority Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Second-Priority Indenture, the Second-Priority Security Documents or the Second-Priority Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.
12. Restrictive Covenants.
     The Second-Priority Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Incurrence of Indebtedness and Issuance of Disqualified Stock and preferred stock; (ii) Restricted Payments; (iii) transactions with Affiliates; (iv) Liens; (v) purchase of Second-Priority Notes upon a Change in Control; (vi) disposition of proceeds of Asset Sales; (vii) guarantees of Indebtedness by Restricted Subsidiaries; (viii) dividend and other payment restrictions affecting Restricted Subsidiaries; (ix) merger and certain transfers of assets; (x) limitation on activities of Finance Co and Spectrum Entities and (xi) future

Subsidiary Guarantors. Within 120 days after the end of each fiscal year, the Issuers must report to the Second-Priority Trustee on compliance with such limitations.
13. Successor Persons.
     When a successor Person or other entity assumes all the obligations of its predecessor under the Second-Priority Notes and the Second-Priority Indenture, the predecessor Person will be released from those obligations.
14. Remedies for Events of Default.
     If an Event of Default, as defined in the Second-Priority Indenture, occurs and is continuing, the Second-Priority Trustee or the Holders of at least 25% in principal amount of the Outstanding Second-Priority Notes may declare all the Second-Priority Notes to be immediately due and payable; provided, however, that so long as any Designated First Lien Indebtedness is outstanding, no such acceleration shall be effective until the earlier of (1) acceleration of any such Designated First Lien Indebtedness; or (2) five Business Days after the giving of written notice of such acceleration to the Issuers and the administrative agent or trustee under such Designated First Lien Indebtedness. If a bankruptcy or insolvency default with respect to the Issuers or any Subsidiary Guarantors that is a Significant Subsidiary occurs and is continuing, the Second-Priority Notes automatically become immediately due and payable. Holders may not enforce the Second-Priority Indenture, the Second-Priority Security Documents or the Second-Priority Notes except as provided in the Second-Priority Indenture. The Second-Priority Trustee and the Second-Priority Collateral Agent may require indemnity reasonably satisfactory to it before it enforces the Second-Priority Indenture or the Second-Priority Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Outstanding Second-Priority Notes may direct the Second-Priority Trustee in its exercise of any trust or power.
15. Guarantees.
     The Issuers’ obligations under the Second-Priority Notes are fully, irrevocably and unconditionally guaranteed on a senior secured basis, to the extent set forth in the Second-Priority Indenture, by each of the Subsidiary Guarantors.
16. Subordination.
     The Second-Priority Notes and the Guarantees are subordinated to Designated First Lien Indebtedness of the Issuers and the Guarantors on the terms and subject to the conditions set forth in the Second-Priority Indenture. To the extent provided in the Second-Priority Indenture, Designated First Lien Indebtedness must be paid before the Second-Priority Notes and Guarantees may be paid. The Issuers agree, and each Holder by accepting a Second-Priority Note agrees, to the subordination provisions contained in the Second-Priority Indenture and authorizes the Second-Priority Trustee to give it effect and appoints the Second-Priority Trustee as attorney-in-fact for such purpose.
17. Second-Priority Trustee Dealings with Issuers.
     The Second-Priority Trustee or the Second-Priority Collateral Agent under the Second-Priority Indenture, in its individual or any other capacity, may become the owner or pledgee of Second-Priority Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuers and their Affiliates as if it were not the Second-Priority Trustee or the Second-Priority Collateral Agent.
18. Authentication.
     This Second-Priority Note shall not be valid until the Second-Priority Trustee signs the certificate of authentication on the other side of this Second-Priority Note.

19. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
     The Issuers will furnish to any Holder upon written request and without charge a copy of the Second-Priority Indenture. Requests may be made to CLEARWIRE COMMUNICATIONS LLC, 4400 Carillon Point, Kirkland, Washington 98033, Attention: General Counsel, or CLEARWIRE FINANCE, INC., 4400 Carillon Point, Kirkland, Washington 98033, Attention: General Counsel.

ASSIGNMENT FORM
To assign this Second-Priority Note, fill in the form below:
(I) or (we) assign and transfer this Second-Priority Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Second-Priority Note on the books of the Issuers. The agent may substitute another to act for him.
Date: __________________

Your Signature:
(Sign exactly as your name appears on the face of this Second-Priority Note)
Signature Guarantee*: _____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Second-Priority Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Second-Priority Note purchased by the Issuers pursuant to Section 1017 or 1018 of the Second-Priority Indenture, check the appropriate box below:

☐ Section 1017	☐ Section 1018
     If you want to elect to have only part of the Second-Priority Note purchased by the Issuers pursuant to Section 1017 or Section 1018 of the Second-Priority Indenture, state the amount you elect to have purchased:
 $
Date: __________________

Your Signature:
(Sign exactly as your name appears on the face of this Second-Priority Note)

Tax Identification No.:

Signature Guarantee*: _____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Second-Priority Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Second-Priority Note, or exchanges of a part of another Global Note or Definitive Second-Priority Note for an interest in this Global Note, have been made:

			Principal Amount	Signature of authorized
	Amount of decrease	Amount of increase	of this Global Note	signatory of Second-
	in Principal Amount	in Principal Amount	following such	Priority Trustee
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	or Custodian

*	This schedule should be included only if the Second-Priority Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Clearwire Communications LLC,
4400 Carillon Point
Kirkland, Washington 98033
Clearwire Finance, Inc.
4400 Carillon Point
Kirkland, Washington 98033
Wilmington Trust FSB
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544
Fax: (612) 217-5651
Attention: Clearwire Communications LLC
                 Administrator
Re: 12% Second-Priority Secured Notes due 2017
          Reference is hereby made to the Second-Priority Indenture, dated as of December 9, 2010 (the “Second-Priority Indenture”), among Clearwire Communications LLC (the “Company”), Clearwire Finance, Inc. (“Finance Co”, and together with the Company, the “Issuers”), the Subsidiary Guarantors party thereto and Wilmington Trust FSB, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Second-Priority Indenture.
                         (the “Transferor”) owns and proposes to transfer the Second-Priority Note[s] or interest in such Second-Priority Note[s] specified in Annex A hereto, in the principal amount of $           in such Second-Priority Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Second-Priority Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Second-Priority Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Second-Priority Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Second-Priority Indenture, the transferred beneficial interest or Definitive Second-Priority Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Second-Priority Note and in the Second-Priority Indenture and the Securities Act.
2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Second-Priority Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Second-Priority Indenture, the transferred beneficial interest or Definitive Second-Priority Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Second-Priority Note and in the Second-Priority Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Second-Priority Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Second-Priority Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;
or
     (b) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
Upon consummation of the proposed transfer in accordance with the terms of the Second-Priority Indenture, the transferred beneficial interest or Definitive Second-Priority Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Second-Priority Notes and in the Second-Priority Indenture and the Securities Act.
4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Second-Priority Note.
          (a) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Second-Priority Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Second-Priority Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Second-Priority Indenture, the transferred beneficial interest or Definitive Second-Priority Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Second-Priority Notes and in the Second-Priority Indenture.
          (b) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Second-Priority Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Second-Priority Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Second-Priority Indenture, the transferred beneficial interest or Definitive Second-Priority Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Second-Priority Notes and in the Second-Priority Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(i)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or
(b)	☐ a Restricted Definitive Second-Priority Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or
(b)	☐ a Restricted Definitive Second-Priority Note;

(c)	an Unrestricted Definitive Second-Priority Note,
in accordance with the terms of the Second-Priority Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Clearwire Communications LLC,
4400 Carillon Point
Kirkland, Washington 98033
Clearwire Finance, Inc.
4400 Carillon Point
Kirkland, Washington 98033
Wilmington Trust FSB
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402-1544
Re: 12% Second-Priority Secured Notes due 2017
(CUSIP     )
          Reference is hereby made to the Second-Priority Indenture, dated as of December 9, 2010 (the “Second-Priority Indenture”), among Clearwire Communications LLC (the “Company”), Clearwire Finance, Inc. (“Finance Co”, and together with the Company, the “Issuers”), the Subsidiary Guarantors party thereto and Wilmington Trust FSB, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Second-Priority Indenture.
                         , (the “Owner”) owns and proposes to exchange the Second-Priority Note[s] or interest in such Second-Priority Note[s] specified herein, in the principal amount of $              in such Second-Priority Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1. Exchange of Restricted Definitive Second-Priority Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Second-Priority Notes or Beneficial Interests in an Unrestricted Global Note.
          (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note, In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Second-Priority Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Second-Priority Note, In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Second-Priority Note, the Owner hereby certifies (i) the Definitive Second-Priority Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Second-Priority Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Second-Priority Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) ☐ Check if Exchange is from Restricted Definitive Second-Priority Note to beneficial interest in an Unrestricted Global Note, In connection with the Owner’s Exchange of a Restricted Definitive Second-Priority Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Second-Priority Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Second-Priority Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (d) ☐ Check if Exchange is from Restricted Definitive Second-Priority Note to Unrestricted Definitive Second-Priority Note, In connection with the Owner’s Exchange of a Restricted Definitive Second-Priority Note for an Unrestricted Definitive Second-Priority Note, the Owner hereby certifies (i) the Unrestricted Definitive Second-Priority Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Second-Priority Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Second-Priority Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Second-Priority Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2. Exchange of Restricted Definitive Second-Priority Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Second-Priority Notes or Beneficial Interests in Restricted Global Notes
          (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Second-Priority Note, In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Second-Priority Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Second-Priority Note is being acquired for the Owner’s own account without transfer, Upon consummation of the proposed Exchange in accordance with the terms of the Second-Priority Indenture, the Restricted Definitive Second-Priority Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Second-Priority Note and in the Second-Priority Indenture and the Securities Act.
          (b) ☐ Check if Exchange is from Restricted Definitive Second-Priority Note to beneficial interest in a Restricted Global Note, In connection with the Exchange of the Owner’s Restricted Definitive Second-Priority Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States, Upon consummation of the proposed Exchange in accordance with the terms of the Second-Priority Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Second-Priority Indenture and the Securities Act.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _____________________

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
          SUPPLEMENTAL INDENTURE (this “Supplemental Second-Priority Indenture”), dated as of , 20 , among (the “Guaranteeing Subsidiary”), a subsidiary of (or its permitted successor), a [Delaware] corporation (the “Company”), Clearwire Communications LLC and Clearwire Finance, Inc. (and together with the Company, the “Issuers”) and Wilmington Trust FSB, as trustee and as collateral agent under the Second-Priority Indenture referred to below (the “Second-Priority Trustee”).
W I T N E S S E T H
          WHEREAS, the Issuers have heretofore executed and delivered to the Second-Priority Trustee an indenture (the “Second-Priority Indenture”), dated as of December 9, 2010 providing for the issuance of 12% Second-Priority Secured Notes due 2017 (the “Second-Priority Notes”);
          WHEREAS, the Second-Priority Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Second-Priority Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Second-Priority Notes and the Second-Priority Indenture on the terms and conditions set forth herein (the “Guarantee”); and
          WHEREAS, pursuant to Section 901 of the Second-Priority Indenture, the Second-Priority Trustee is authorized to execute and deliver this Supplemental Second-Priority Indenture.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Second-Priority Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Second-Priority Notes as follows:
          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Second-Priority Indenture.
          2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:
     (a) The Guaranteeing Subsidiary hereby becomes a party to the Second-Priority Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Second-Priority Indenture. The Guaranteeing Subsidiary agrees to be bound by all of the provisions of the Second-Priority Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Second-Priority Indenture.
     (b) The Guaranteeing subsidiary agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Second-Priority Notes, Second-Priority Collateral Agent and the Second-Priority Trustee the Obligations pursuant to Article Twelve of the Second-Priority Indenture of a senior basis.
          3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Second-Priority Notes, any Second-Priority Note Guarantees, the Second-Priority Indenture or this Supplemental Second-Priority Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Second-Priority Notes by accepting a Second-Priority Note waives and releases all such liability. The waiver and release are part of the

E-1

consideration for issuance of the Second-Priority Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
          4. NEW YORK LAW TO GOVERN. SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Second-Priority Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
          7. THE TRUSTEE. The Second-Priority Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Second-Priority Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.
          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Second-Priority Indenture to be duly executed and attested, all as of the date first above written.
Dated: ____________, 20___

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

CLEARWIRE COMMUNICATIONS LLC,
By:
Name:
Title:

CLEARWIRE FINANCE, INC.
By:
Name:
Title:

WILMINGTON TRUST FSB as Second-Priority Trustee and Second-Priority Collateral Agent
By:
Authorized Signatory

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EXHIBIT E
INCUMBENCY CERTIFICATE
          The undersigned,       , being the       of       (the “Issuers”) does hereby certify that the individuals listed below are qualified and acting officers of the Issuers as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wilmington Trust FSB as Second-Priority Trustee under the Second-Priority Indenture dated as of      , 20  , by and between the Issuers and The Wilmington Trust FSB

Name	Title	Signature

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the       day of       , 20   .

Name:
Title:

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